                          SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. )


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Section 240.14a-12

                      UNIFIED FINANCIAL SERVICES, INC.
              (Name of Registrant as Specified in Its Charter)

                                     N/A
    (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1)   Title of each class of securities to which transaction applies:
          N/A
     2)   Aggregate number of securities to which transaction applies: N/A
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          $8,200,000, which is the aggregate value of total consideration to be paid in the transaction
     4)   Proposed maximum aggregate value of transaction: $8,200,000
     5)   Total fee paid: $1,640

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                     [Logo] UNIFIED FINANCIAL SERVICES

                            2424 HARRODSBURG ROAD
                          LEXINGTON, KENTUCKY 40503
                               (859) 296-2016




                               July ____, 2003


Dear Fellow Stockholders:

         Our Annual Meeting of Stockholders will be held at The Embassy Suites Hotel, 1801 Newtown Pike, Lexington, Kentucky, at 7:00 p.m., local time, on ________, ________ ____, 2003. Holders of record of our common stock as of ________ are entitled to notice of and to vote at the 2003 annual meeting.

         The Notice of Annual Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting. We also will report on matters of current interest to our stockholders.

         We cordially invite you to attend our annual meeting. Even if you plan to be present at the meeting, you are requested to date, sign and return the enclosed proxy in the envelope provided so that your shares will be represented. The mailing of an executed proxy will not affect your right to vote in person should you later decide to attend our annual meeting.

         We look forward to seeing you at the annual meeting.

                                  Sincerely,



                                  Timothy L. Ashburn
                                  Chairman

                      UNIFIED FINANCIAL SERVICES, INC.
                            2424 HARRODSBURG ROAD
                          LEXINGTON, KENTUCKY 40503
                               (859) 296-2016

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                  TO BE HELD ________, _____________, 2003


         DATE AND TIME:            ________, ___________, 2003, at 7:00 p.m.
                                   Eastern Time

         PLACE:                    The Embassy Suites Hotel
                                   1801 Newtown Pike
                                   Lexington, Kentucky

         ITEMS OF BUSINESS:        1.       Approval and adoption of the Stock
                                            Purchase Agreement, dated as of
                                            June 9, 2003, by and between
                                            Unified Financial Services, Inc.
                                            (the "Company") and Blue River
                                            Bancshares, Inc. pursuant to
                                            which the Company would sell all
                                            of the outstanding shares of the
                                            capital stock of its wholly
                                            owned subsidiary, Unified
                                            Banking Company.

                                   2.       Election of two Class III
                                            directors, each for a three-year
                                            term.

                                   3.       Any other business that may
                                            properly be considered at the
                                            meeting or any adjournment of
                                            the meeting.

         RECORD DATE:              You may vote at the meeting if you were a
                                   stockholder of record at the close of
                                   business on ________, 2003.

         VOTING BY PROXY:          If you cannot attend the annual meeting
                                   in person, you may vote your shares by
                                   completing, signing and promptly
                                   returning the enclosed proxy card by
                                   mail. We have enclosed an addressed
                                   envelope for which no postage is required if mailed in the United States.

                                          By Order of the Board of Directors,



                                          David F. Morris
                                          Secretary


July __, 2003
Lexington, Kentucky

                                          TABLE OF CONTENTS


QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING..........................................6

SUMMARY TERM SHEET................................................................................10

PROPOSAL I: APPROVAL OF THE PROPOSED SALE  OF UNIFIED BANKING COMPANY.............................18

TERMS OF THE PROPOSED TRANSACTION.................................................................18

         General..................................................................................18
         Background of the Transaction............................................................18
         Recommendation of the Board of Directors; Reasons for the Transaction....................19
         Vote Required to Approve the Transaction.................................................20
         Opinion of Financial Advisor.............................................................21
         Voting Agreement.........................................................................24
         Depository Agreement.....................................................................25
         License Agreement........................................................................25
         Employment Agreement.....................................................................25
         Certain United States Federal Income Tax Consequences of the Transaction.................25
         No Solicitation..........................................................................25
         Expenses.................................................................................26
         Accounting Treatment.....................................................................26
         Regulatory Approvals.....................................................................26
         Closing Conditions.......................................................................27
         Representations and Warranties...........................................................28
         Conduct of Business Pending the Transaction..............................................29
         Termination of the Agreement.............................................................30
         Break-Up Fee.............................................................................31
         Non-Compete; Non-Solicitation............................................................32
         Indemnification..........................................................................33
         Waiver and Amendment.....................................................................33

PROPOSAL II: ELECTION OF DIRECTORS................................................................34

BOARD OF DIRECTORS AND COMMITTEES.................................................................36

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS....................................................37

REPORT OF AUDIT, NOMINATING AND COMPENSATION COMMITTEE ON
EXECUTIVE COMPENSATION AND AUDIT MATTERS..........................................................38

EXECUTIVE OFFICERS................................................................................41

COMPENSATION OF EXECUTIVE OFFICERS................................................................42

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF...................................................45




SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT....................................45

COMPARISON OF CUMULATIVE TOTAL RETURN OF UNIFIED FINANCIAL SERVICES, INC..........................46

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...........................................47

OUR CURRENT INDEPENDENT AUDITORS..................................................................47

FUTURE STOCKHOLDER PROPOSALS......................................................................48

ANNUAL REPORT.....................................................................................48

OTHER BUSINESS MATTERS............................................................................49

ANNEX A - STOCK PURCHASE AGREEMENT, DATED AS OF JUNE 9, 2003, BY AND BETWEEN UNIFIED
FINANCIAL SERVICES, INC. AND BLUE RIVER BANCSHARES, INC..........................................A-1

ANNEX B - FAIRNESS OPINION OF PROFESSIONAL BANK SERVICES, INC....................................B-1

                               PROXY STATEMENT

                     2003 ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON _____________, 2003


         The Board of Directors of Unified Financial Services, Inc. (the "Company") is soliciting proxies for use at the annual meeting of stockholders to be held on _____________, 2003, and at any adjournment of the meeting. This Proxy Statement and the enclosed proxy card are first being mailed or given to stockholders on or about July ____, 2003.

         At our annual meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders. In addition to the election of directors, stockholders will be voting on the proposed sale (the "Transaction") of our wholly owned banking subsidiary, Unified Banking Company ("UBC"), to Blue River Bancshares, Inc. ("Blue River"), pursuant to the Stock Purchase Agreement, dated as of June 9, 2003, by and between the Company and Blue River (the "Agreement").

          QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

WHAT IS THE PURPOSE OF THE MEETING?

         At our annual meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders. This includes (1) a proposal to approve and adopt the Agreement pursuant to which Blue River would purchase all of the outstanding shares of capital stock of UBC, our wholly owned banking subsidiary; and (2) the election of two Class III directors. Also, management will report on our performance during the last fiscal year and respond to questions from stockholders.

CAN I STILL SELL MY SHARES OF THE COMPANY?

         The sale of UBC by the Company will not affect your right to sell or otherwise transfer your shares of our common stock.

HOW MUCH WILL THE PROCEEDS BE FROM THE PROPOSED TRANSACTION AND WHAT WILL THEY BE USED FOR?

         We will receive $8.2 million in cash from the sale of UBC. The proceeds from the sale of UBC will be added to the Company's working capital and used for general corporate purposes. Additionally, such proceeds may be used for possible future investments in our subsidiaries to fund the anticipated growth of such subsidiaries, extinguishment of certain contractual obligations of the Company, and the repurchase of outstanding shares of the Company's common stock.

FOLLOWING THE SALE OF UBC, WHAT WILL THE BUSINESS OF THE COMPANY CONSIST OF?

         Following the sale of UBC, we will continue to operate our other financial products and services businesses, including mutual fund administration services, trust and retirement services, and investment advisory and brokerage services.

WHO IS ENTITLED TO VOTE AT THE MEETING?

         The board of directors has set ___________, 2003 as the record date for the annual meeting. If you were a stockholder of record at the close of business on ___________, 2003 you are entitled to vote at the meeting.

         As of the record date, _____________ shares of our common stock were issued and outstanding and, therefore, eligible to vote at the meeting.

WHAT ARE MY VOTING RIGHTS?

         Holders of our common stock are entitled to one vote per share. Therefore, a total of __________ votes are entitled to be cast at the meeting. There is no cumulative voting in the election of directors.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

         In accordance with our bylaws, shares equal to a majority of the voting power of the outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

         o        you are present and vote in person at the meeting; or

         o        you have properly submitted a proxy card by mail.

HOW DO I VOTE MY SHARES?

         If you are a stockholder of record, you can give a proxy to be voted at the meeting by completing, signing and mailing the enclosed proxy card.

         If you hold your shares in "street name," you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A "STREET NAME"
HOLDER?

         If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

         If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in "street name." Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described above under "How do I vote my shares?"

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

         If you receive more than one proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card you receive.

CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

         If you are a stockholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

         If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

WHAT VOTE IS REQUIRED FOR THE PROPOSALS TO BE APPROVED?

         Approval of the Transaction requires the affirmative vote of a majority of all outstanding shares of the common stock of the Company. The affirmative vote of a majority of the voting power of the common stock present and entitled to vote at the meeting is required for the election of each director.

HOW ARE VOTES COUNTED?

         You may either vote "FOR" or "WITHHOLD" authority to vote for each nominee for the board of directors. You may vote "FOR" or "AGAINST" or "ABSTAIN" from voting on the other proposals voted upon at the annual meeting.

         If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.

         If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal. If you withhold authority to vote for one or more of the directors, this has the same effect as a vote against those directors.

         If you hold your shares in street name and do not provide voting instructions to your broker, your shares will be considered to be "broker non-votes" and will not be voted on any proposal on which your broker does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. This effectively reduces the number of shares needed to approve the proposal.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?

         The board of directors recommends a vote FOR (1) the proposal to approve and adopt the Agreement pursuant to which the Company would sell its wholly owned subsidiary, UBC, to Blue River; and (2) all of the nominees for director.

WHAT IF I DO NOT SPECIFY HOW I WANT MY SHARES VOTED?

         If you submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares FOR each of the proposals.

CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?

         Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting, in any of the following ways:

         o by sending a written notice of revocation to the Secretary of the Company;

         o by submitting a later-dated proxy to the Secretary of the Company; or

         o        by voting in person at the meeting.

WILL MY VOTE BE KEPT CONFIDENTIAL?

         Yes. We have procedures to ensure that all proxies, ballots and voting tabulations that identify stockholders are kept permanently confidential, except as disclosure may be required by federal or state law or expressly permitted by a stockholder.

HOW CAN I ATTEND THE MEETING?

         Please let us know if you plan to attend the meeting when you return your proxy by marking the attendance box on the proxy card.

WHO PAYS FOR THE COST OF PROXY PREPARATION AND SOLICITATION?

         The Company pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders.

         We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone or facsimile or personally. These individuals will receive no additional compensation for their services other than their regular salaries.

                             SUMMARY TERM SHEET

         This summary term sheet highlights selected information regarding the Annual Meeting and Transaction from the Proxy Statement and does not contain all the information that is important to you and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement and in the annexes to this Proxy Statement. Each stockholder is urged to read this Proxy Statement and the annexes to this Proxy Statement in their entirety before casting his or her vote.

                                                 THE ANNUAL MEETING
PLACE, DATE AND TIME (PAGE ____)                 The Annual Meeting of Stockholders will be held on _____________,
                                                 2003 at 7:00 p.m., local time, at The Embassy Suites Hotel, 1801
                                                 Newtown Pike, Lexington, Kentucky.

PURPOSE OF THE MEETING (PAGE ____)               At the annual meeting, stockholders will be asked to (1) consider and vote upon a proposal to approve and adopt the Agreement pursuant to which the Company will sell its wholly owned
                                                 subsidiary, UBC, to Blue River; and (2) elect two Class III directors.

WHO CAN VOTE AT THE MEETING (PAGE ____)          Only stockholders of record as of the close of business on
                                                 __________, 2003 are entitled to receive notice of and to vote at the annual meeting.


VOTE REQUIRED TO APPROVE AND ADOPT THE           Approval and adoption of the Agreement requires the affirmative
AGREEMENT (PAGE ____)                            vote of the holders of a majority of the outstanding common stock entitled to vote at the meeting. Each stockholder is entitled to one vote per share of common stock held as of the record date. As of the record date, the Company had __________ shares of common stock issued and outstanding held of record by approximately ___
                                                 stockholders.

                                                 THE COMPANIES
UNIFIED FINANCIAL SERVICES, INC.                 The Company is a registered savings and loan holding company under
2424 Harrodsburg Road                            the Home Owners' Loan Act ("HOLA").  The Company is a vertically
Lexington, Kentucky 40503                        integrated provider of financial products and services and focuses
(859) 296-2016                                   on three principal businesses:  (1) the provision of complete back-office and stockholder services for the assets of
                                                 third-party mutual fund families, as well as its affiliated series funds; (2) management and administration of 401(k) and other ERISA-directed assets; and (3) management of wealth for individuals through a suite of family-office services.

                                                 The Company owns all of the issued and outstanding shares of UBC.
                                                 UBC is a federal savings bank based in Lexington, Kentucky, which was organized in 1999 and which provides banking products and services to its customers.


                                     10


BLUE RIVER BANCSHARES, INC.                      Blue River is an Indiana corporation registered as a savings and
29 E. Washington St.                             loan holding company under HOLA and is headquartered in
Shelbyville, Indiana 46176                       Shelbyville, Indiana.  Blue River operates primarily through its
(317) 398-9721                                   wholly owned subsidiary Shelby County Bank (the "Bank").  The Bank has offices located in the Indiana cities of Shelbyville,
                                                 Morristown and St. Paul, and its retail strategy is to offer, primarily in Shelby County and contiguous counties, a wide range of basic banking products and services that are reasonably priced and easily understood by customers. The Bank's commercial
                                                 strategy centers on small- to medium-sized businesses.

                                                 THE TRANSACTION
GENERAL (PAGE ____)                              The Agreement provides for the sale by the Company of its wholly owned subsidiary, UBC, to Blue River.  Upon the closing of the
                                                 Transaction, the Company will receive a cash payment of $8.2 million from Blue River in exchange for all of the outstanding capital stock of UBC.  The Agreement has been approved and adopted by the board of directors of the Company (the "board of
                                                 directors").

                                                 The purchase price to be received by the Company pursuant to the
                                                 Transaction was determined in arms'-length negotiations between the Company and Blue River. For a general discussion of these negotiations and the factors considered by the board of directors in evaluating the Transaction, see "Terms of the Proposed
                                                 Transaction -- Background of the Transaction" and "Terms of the
                                                 Proposed Transaction -- Recommendation of the Board of Directors;
                                                 Reasons for the Transaction."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES (PAGE    The Transaction will be not be a taxable transaction to the
____)                                            stockholders of the Company for United States federal income tax purposes. However, the Transaction will be a taxable transaction to the Company for United States federal income tax purposes. In general, the Company will recognize gain or loss on the
                                                 Transaction equal to the difference, if any, between the amount realized from the Transaction less the Company's adjusted tax basis in the capital stock in UBC. The Company currently expects that it will recognize a net gain for income tax purposes from the sale of UBC.

NO SOLICITATION (PAGE ____)                      The Agreement contains provisions that may have the effect of discouraging competing offers to acquire or merge with UBC.  The
                                                 Agreement provides that the Company and UBC will not permit any of their respective officers, directors, employees, agents or representatives to solicit or encourage, or provide any



                                     11


                                                 information to, any person in connection with any proposal for the merger, consolidation, share exchange, combination, purchase or sale of substantial assets, sale of common stock or similar transaction relating to UBC. The Company is obligated to promptly inform Blue River of its receipt of any such proposal and the substance of such proposal.

                                                 However, in the event the Company receives an unsolicited
                                                 proposal, the Company may provide information to a third party that makes an unsolicited proposal to acquire UBC, and enter into negotiations and any agreement relating to the acquisition of
                                                 UBC, if the Company's board of directors determines in good faith that failing to take such action would be a breach of the
                                                 directors' fiduciary duties and such third party transaction is substantially more favorable to the stockholders of the Company.


RECOMMENDATION OF THE BOARD OF DIRECTORS;        The board of directors has approved the Agreement and recommends to
REASONS FOR THE TRANSACTION (PAGE ____)          the stockholders of the Company that they vote FOR the proposed
                                                 Agreement.

                                                 For a discussion of the circumstances surrounding the Transaction and the factors considered by the board of directors in approving the Agreement, see "Terms of the Proposed Transaction --
                                                 Recommendation of the Board of Directors; Reasons for the
                                                 Transaction."

OPINION OF FINANCIAL ADVISOR (PAGE ____)         The board of directors retained Professional Bank Services, Inc.
                                                 ("PBS") to render financial advisory services to the Company.  The board of directors requested that PBS render its opinion with respect to the fairness, from a financial perspective, to the
                                                 Company of the consideration to be received in the Transaction.
                                                 PBS delivered its oral opinion to the board of directors on June 6,
                                                 2003 and delivered its written opinions to the board of directors dated June 9, 2003 and ___________, 2003.

                                                 In its opinion, PBS concluded that, from a financial perspective, the consideration to be offered in the Transaction was fair to the Company. The opinion sets forth a description of the
                                                 assumptions made and matters considered by PBS and contains certain limitations and qualifications. A copy of the opinion is attached as Annex B to this Proxy Statement, and the description
                                                             -------
                                                 in this Proxy Statement is qualified in its entirety by reference to the attached opinion. For additional information, see "Terms of the Proposed Transaction -- Opinion of Financial Advisor" and
                                                 the opinion attached hereto as Annex B.
                                                                                -------


                                     12



VOTING AGREEMENT (PAGE ____)                     In connection with the Transaction, the individuals named below have entered into a Voting Agreement, dated as of June 9, 2003, pursuant to which they have agreed to vote all the shares of the
                                                 Company registered in their personal names (and to use their best efforts to cause all additional shares owned jointly with any other person or by their spouse or over which they have voting influence or control) to be voted in favor of the Agreement.

                                                          o   Weaver H. Gaines;
                                                          o   John S. Penn;
                                                          o   Timothy L. Ashburn;
                                                          o   Alice T. Kane;
                                                          o   Philip L. Conover;
                                                          o   Thomas G. Napurano;
                                                          o   Charles H. Binger;
                                                          o   Anthony J. Ghoston;
                                                          o   Dr. Gregory W. Kasten; and
                                                          o   David F. Morris.

                                                 As of July ___, 2003, the persons subject to the Voting Agreement owned and are required to vote in favor of the sale of UBC approximately [29.4]% of the outstanding shares of the Company's common stock.

REGULATORY APPROVALS (PAGE ____)                 The Company and Blue River cannot complete the Transaction unless it is first approved by the Office of Thrift Supervision ("OTS").
                                                 As of the date of this Proxy Statement, Blue River has submitted its application to the OTS, however, the approval of the OTS has not yet been obtained.  While we do not know of any reason why Blue
                                                 River would not be able to obtain approval in a timely manner, we cannot be certain when or if Blue River will obtain OTS approval.

                                                 THE AGREEMENT
CONDITIONS TO THE TRANSACTION (PAGE ____)        The Agreement includes a number of conditions which must be satisfied before the Transaction may be consummated, including, among other things:

                                                 o    approval of the Agreement by the Company's stockholders;

                                                 o    receipt of all regulatory approvals required for the
                                                      Transaction;

                                                 o    completion by Blue River of the debt and equity financing
                                                      required to pay the purchase price; and


                                     13


                                                 o    the net worth of UBC being at least $5,078,000 as of the
                                                      last business day of the month immediately preceding the
                                                      month in which the closing of the Transaction occurs.

                                                 While no definitive plans have been formulated as to what course of action would be pursued in the event stockholder or regulatory approval is not obtained, the board of directors presently intends to continue the operation of UBC as its wholly owned subsidiary. The material conditions to the Transaction are more fully described in "Terms of the Proposed Transaction --
                                                 Conditions to the Transaction."

TERMINATION OF THE AGREEMENT (PAGE ____)         The Agreement may be terminated at any time before the closing of the Transaction (the "Closing"), whether before or after approval by the stockholders of the Company, in a number of circumstances, including the following (the term "Party" shall mean the Company on the one hand, and Blue River on the other hand, and the term
                                                 "Parties" shall mean the Company and Blue River, collectively):

                                                 o    by either Party if the Closing shall not have occurred on
                                                      or before January 31, 2004;

                                                 o    by the respective boards of directors of the Parties upon
                                                      mutual agreement;

                                                 o    by either Party upon the failure of the OTS, or any other
                                                      regulatory agency whose approval is required, to approve the
                                                      Transaction;

                                                 o    by either Party if the stockholders fail to approve the
                                                      Transaction at the annual meeting;

                                                 o    by either Party if the Company enters into an agreement with a third party concerning the merger, consolidation, share
                                                      exchange, combination, purchase or sale of substantial
                                                      assets, sale of shares of capital stock or similar
                                                      transactions relating to UBC (an "Acquisition Transaction");

                                                 o    by the non-breaching Party if there is a material breach of the Agreement by the other Party which, in the case of the
                                                      Company, could reasonably be expected to have a material
                                                      adverse effect on UBC;

                                                 o    by the Company if Blue River is unable to fund the purchase price of $8.2 million on or after January 31, 2004



                                     14


                                                      and all of the closing conditions have been or are capable of being satisfied;

                                                 o    by Blue River upon (1) the failure of the board of directors to recommend approval of the Transaction to the Company's
                                                      stockholders; (2) the withdrawal, modification of
                                                      conditioning of such recommendation; or (3) the failure of the board of directors to solicit proxies from stockholders in favor of the Transaction;

                                                 o    by Blue River upon a determination that a material adverse change with respect to UBC has occurred or could be expected to occur;

                                                 o    by Blue River upon a determination that it is unable to
                                                      receive financing terms acceptable to it or it is unable to meet certain regulatory capital requirements;

                                                 o    by Blue River if the regulatory approvals needed to
                                                      consummate the Transaction would require Blue River to raise in excess of (1) the greater of (a) $3.5 million of
                                                      additional capital, and (b) such amount as would be required for it to have a Tier 1 leverage ratio of 6.25% immediately following the Closing; or (2) $4.0 million of additional
                                                      debt; or

                                                 o    by Blue River if the regulatory approvals required to
                                                      consummate the Transaction contain any conditions,
                                                      restrictions or requirements that would have a material
                                                      adverse effect on the business, assets, capitalization,
                                                      financial condition or results of operations of UBC.

BREAK-UP FEE (PAGE ____)                         The Company would be required under the Agreement to pay Blue River a break-up fee in the amount of $375,000 upon the termination of the Agreement by reason of:

                                                 o    the failure of the board of directors to recommend approval of the Transaction to stockholders;

                                                 o    the withdrawal, modification or conditioning of the board of directors' recommendation to stockholders to approve the
                                                      Transaction;

                                                 o    the failure of the board of directors to solicit proxies
                                                      from stockholders in favor of the Transaction;

                                                 o    the Company entering into an Agreement with a third party
                                                      concerning an Acquisition Transaction; or


                                     15


                                                 o    the Company entering into an Acquisition Transaction within
                                                      12 months after termination of the Agreement as a result of the failure of the stockholders of the Company to approve
                                                      the Transaction.

                                                 Blue River would be required to pay the Company a break-up fee in the amount of $375,000 if the Agreement is terminated:

                                                 o    by Blue River by reason of its failure to receive the debt and equity financing required to pay the purchase price on terms satisfactory to Blue River or if Blue River is unable to meet certain regulatory requirements; or

                                                 o    by the Company by reason of (1) a material breach by Blue
                                                      River of any representation, warranty or covenant contained in the Agreement which cannot be cured or remains uncured 30 days after notice; or (2) the unwillingness or inability of
                                                      Blue River to fund the purchase price on or after January
                                                      31, 2004 after all conditions to consummate the Agreement
                                                      have been, or are capable of being, satisfied or fulfilled.

NON-COMPETE; NON-SOLICITATION (PAGE ____)        The Company has agreed that, for a period of five years after the
                                                 Closing, the Company will not, directly or indirectly, engage in retail banking activities anywhere in the States of Kentucky and
                                                 Indiana. However, the Company's non-compete obligations will not apply to (1) any of the business activities being conducted by the Company or any of its subsidiaries or affiliates (but
                                                 excluding UBC) as of June 9, 2003, including the lending
                                                 activities of Commonwealth Premium Finance Corporation, and (2)
                                                 the sponsoring by the Company or any of its subsidiaries or affiliates of a money market fund or a collective investment fund. Further, the non-compete obligations of the Company will not apply in the event a third party purchases all or
                                                 substantially all of the Company's assets or effects a merger or consolidation or similar transaction involving the acquisition of the Company or capital stock of the Company representing 50% or more of the voting power of the Company.

                                                 In addition, for a period of three years after the Closing, the
                                                 Company has agreed not to offer or provide employment with the
                                                 Company or any of its subsidiaries or affiliates in any capacity to any person who then is, or who within one year prior to such offer or provision of employment has been, an employee of UBC or
                                                 Blue River.

INDEMNIFICATION (PAGE ____)                      The Company and Blue River have each agreed to indemnify the other party against certain damages or losses incurred in connection with the Transaction.


                                                        16


                                                 Any claim for indemnification under the Agreement must be made on or before February 28, 2005, except with respect to
                                                 misrepresentations by the Company related to its taxes and employee benefit plans, which will survive until the expiration of the applicable statute of limitations. Except for fraudulent or intentional misrepresentations in the Agreement or any related agreement and document, the indemnification rights and remedies of a Party under the Agreement will be the exclusive remedy of that Party with respect to the other Party and the Transaction;
                                                 provided, however, that if a Party pays the other Party a
                                                 break-up fee, such payment will be the sole and exclusive remedy for any breach by a Party of any representation, warranty, covenant or agreement contained in the Agreement or any related agreement and document.

WAIVER AND AMENDMENT (PAGE ____)                 The conditions of the Agreement that may be waived may only be waived by notice to the other Party waiving such condition.  The
                                                 Agreement may be amended or modified by the Parties only by a written agreement signed by the Parties.

                  PROPOSAL I: APPROVAL OF THE PROPOSED SALE
                         OF UNIFIED BANKING COMPANY


                      TERMS OF THE PROPOSED TRANSACTION

         The following is a description of the material terms of the proposed sale of UBC pursuant to the Agreement. This description does not purport to be complete and is qualified in its entirety by reference to the Agreement attached hereto as Annex A. We urge you to read and consider the
                             -------
entire Agreement carefully.

GENERAL

         On June 9, 2003, the Company and Blue River entered into the Agreement. Pursuant to the Agreement, subject to the satisfaction or waiver of certain conditions precedent, including receipt of all required regulatory approvals, the approval by the Company's stockholders and the satisfaction or waiver of a number of other conditions, the Company will sell to Blue River all of the outstanding capital stock of its wholly owned subsidiary, UBC, in exchange for the payment of $8.2 million in cash from Blue River.

BACKGROUND OF THE TRANSACTION

         In the spring of 2001, the board of directors of the Company adopted a revised long-term strategy for the Company focusing on the Company's core business - the managing and servicing of assets. In furtherance of this strategy, in December 2001, the Company sold its insurance operations, which were determined to be incompatible with the Company's core business.

         In February 2002, the board of directors authorized the engagement of Duff & Phelps, LLC as an independent financial advisor to the Company. Duff & Phelps was directed to evaluate strategic alternatives for the Company to maximize stockholder value. Duff & Phelps presented its report to the board of directors on August 1, 2002. As part of its report, Duff & Phelps recommended, among other things, that the Company divest UBC in light of the capital constraints in the business and the highly competitive market conditions for asset growth, both of which severely limited UBC's profitability and expected returns. Following discussion, the board directed management to prepare a divestiture proposal with respect to UBC.

         On August 27, 2002, management presented a proposal to the board of directors with respect to the divestiture of UBC. Following discussion, the board of directors authorized the engagement of Investment Bank Services, Inc. ("IBS"), a wholly owned subsidiary of PBS, to assist the Company as financial advisor in connection with the possible sale of UBC.

         In September and October 2002, IBS contacted several institutions for preliminary expressions of interest regarding the acquisition of UBC. Based upon such initial contacts, ten companies executed confidentiality agreements and were given access to a limited collection of UBC's financial information and business documents. Two financial institutions, one of which was a group of investors organized by an individual investor in other banks, expressed a preliminary interest and reviewed the documents. After completing their review of the documents, representatives of the two companies separately met informally with representatives of the Company and undertook preliminary discussions regarding a possible purchase of UBC. These parties were asked to submit firm expressions of interest along with general terms of a proposed transaction by November 18, 2002. Each party submitted a firm expression of interest by such deadline.

         Following receipt of the firm expressions of interest, both parties were allowed to undertake a more extensive due diligence review of the books and records of UBC. Following such review, one of the parties chose not to proceed further in the bidding process. In addition, the Company and its advisors decided that the purchase of UBC by the individual investor group would not be achievable confidentially due to their lack of sufficient funds in hand and the need to raise capital from a potentially large number of local investors. It was decided by the Company and its advisors that it would only be appropriate to continue negotiations with one member of the individual investor group which was Blue River. Blue River has the goal of building a holding company of community-based financial institutions, with each operating independently, within a decentralized governance structure. Blue River executed a separate confidentiality agreement in January 2003. Following execution of the confidentiality agreement, IBS provided Blue River a limited collection of UBC's financial information and business documents. Thereafter, on March 3, 2003, Blue River submitted a due diligence request list to IBS. Blue River submitted a second due diligence request list on March 18, 2003. On March 27, 2003, representatives of the Company and Blue River met and undertook preliminary discussions regarding a possible purchase of UBC. Following such meeting, Blue River submitted a firm expression of interest to the Company.

         In April 2003, representatives of Blue River met with Olin W. Bryant, Jr., UBC's President and Chief Executive Officer, and also conducted an on-site due diligence examination at the offices of UBC. Following such on-site due diligence, Blue River submitted a definitive proposal to acquire UBC.

         In mid-May 2003, representatives of Blue River met with representatives of the Atlanta Regional Office of the OTS, which has supervisory authority over both UBC and Shelby County Bank, Blue River's banking subsidiary, to discuss the proposed acquisition of UBC by Blue River. Following such meeting, representatives of the Company and Blue River and their respective counsel negotiated the form of the Agreement and other related acquisition documents.

         On June 6, 2003, the Company's board of directors met to consider the proposal of Blue River, as well as the Agreement and related acquisition documents. Members of the Company's management and its financial and legal advisors attended the meeting and responded to questions regarding the negotiations and the Transaction. PBS delivered its opinion that the $8.2 million purchase price to be received by the Company pursuant to the Transaction was fair from a financial point of view. The board of directors engaged in extensive discussion regarding the legal and financial terms of the Transaction and, based upon such review and discussion and, considering, as a whole, all aspects of the Transaction the board deemed relevant, the board of directors of the Company unanimously approved the Agreement and related acquisition agreements, which were thereafter executed and delivered by authorized officers of the Company and of Blue River on June 9, 2003. All of the directors of the Company were present and voting at the June 6, 2003 meeting of the board.

RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE TRANSACTION

         The board of directors has approved the Agreement and recommends to the stockholders of the Company that they vote FOR the proposed Agreement and the transactions contemplated thereby. In reaching its decision, the board of directors consulted with its financial and legal advisors, and considered a variety of factors, including, without limitation, the following:

         o The business, financial condition and recent results of operations of UBC and the Company, taken as a whole, as well as the general state and future prospects of the banking industry;

         o The Company's strategic plan to focus its resources and efforts on its principal mutual fund services, plan management and wealth management businesses;

         o The oral opinion of PBS dated June 6, 2003, and the written opinion of PBS dated June 9, 2003, to the effect that, as of such date, and based upon and subject to the matters set forth in its opinions, from a financial point of view, the consideration to be received by the Company pursuant to the Agreement is fair to the Company;

         o That the Transaction is subject to the approval of the Company's stockholders;

         o That the Company may provide information to a third party that makes an unsolicited proposal to acquire UBC, and enter into negotiations and any agreement relating to the acquisition of UBC, if the Company's board of directors determines in good faith that failing to take such action would be a breach of the directors' fiduciary duties and such third party transaction is substantially more favorable to the stockholders of the Company; and

         o That the proceeds from the sale of UBC: (1) will be added to the Company's working capital and used for general corporate purposes; and (2) may be used for possible future investments in our subsidiaries to fund the anticipated growth of such subsidiaries, extinguishment of certain contractual obligations of the Company and the repurchase of outstanding shares of the Company's common stock.

         The foregoing discussion of the information and factors considered by the Company's board of directors is not exhaustive but does include all material factors considered by the board. The Company's board of directors did not quantify or attach any particular relative or specific weight to the various factors it considered in reaching its determination to recommend that stockholders vote for the proposed Agreement. Rather, the board viewed its position and recommendation as being based on the totality of the information presented to and considered by it. In addition, individual members of the board may have given different weights to different factors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL AND ADOPTION OF THE PROPOSED SALE OF UBC TO BLUE RIVER PURSUANT TO THE AGREEMENT.

VOTE REQUIRED TO APPROVE THE TRANSACTION

         Under Section 271 of the Delaware General Corporation Law, the sale by the Company of "all, or substantially all" of its assets would require approval by the affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock on the record date. We do not believe that the sale of UBC to Blue River requires such stockholder approval because the Transaction does not constitute the sale of "all, or substantially all" of the assets of the Company. Nonetheless, approval of the Agreement by the Company's stockholders has been included as a condition to the obligation of the Parties to consummate the transactions contemplated by the Agreement. Accordingly, we are submitting the proposed transaction to the stockholder vote which would be required if such provision of Delaware law were deemed applicable. Failure of the Company to obtain the approval of the stockholders may result in the termination of the Agreement by Blue River or the Company unless the Parties waive such approval as a condition to the closing of the Agreement.

         Each share of Company common stock is entitled to one vote per share. The affirmative vote of a majority of all outstanding shares of the Company's common stock entitled to vote at the meeting is required for the approval of the sale of UBC pursuant to the Agreement. The Company's directors and executive officers as a group own and are required to vote in favor of the sale of UBC pursuant to the Voting Agreement approximately [29.4]% of the outstanding shares of the Company's common stock.

OPINION OF FINANCIAL ADVISOR

         PBS was engaged by the Company to advise its board of directors as to the fairness of the consideration, from a financial perspective, to be paid by Blue River to the Company for the purchase of the Company's wholly owned subsidiary, UBC, as set forth in the Agreement.

         PBS is a bank consulting firm with offices located throughout the United States. As part of its investment banking business, PBS is regularly engaged in reviewing the fairness of financial institution acquisition or disposition transactions from a financial perspective and in the valuation of financial institutions and other businesses and their securities in connection with mergers, acquisitions, estate settlements and other transactions. Neither PBS nor any of its affiliates has a material financial interest in the Company, UBC or Blue River. PBS was selected to advise the Company's board of directors based upon its familiarity with Kentucky financial institutions and knowledge of the banking industry as a whole.

         PBS performed certain analyses described herein and presented the range of values for UBC, resulting from such analyses, to the board of directors of the Company in connection with its advice as to the fairness of the consideration to be paid by Blue River.

         An oral Fairness Opinion was delivered to the board of directors of the Company on June 6, 2003 at a special meeting of the board of directors. Written fairness opinions of PBS were delivered to the board of directors dated June 9, 2003 and _________, 2003. A copy of the Fairness Opinion, which includes a summary of the assumptions made and information analyzed in deriving the Fairness Opinion, is attached as Annex B to this Proxy
                                              -------
Statement and should be read in its entirety.

         In arriving at its Fairness Opinion, PBS reviewed certain publicly available business and financial information relating to UBC and Blue River. PBS considered certain financial and stock market data of UBC and Blue River, to the extent available, compared that data with similar data for certain other publicly-held thrift holding companies and considered the financial terms of certain other comparable thrift transactions that had recently been effected. PBS also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant. In connection with its review, PBS did not independently verify the foregoing information and relied on such information as being complete and accurate in all material respects. Financial forecasts prepared by PBS were based on assumptions believed by PBS to be reasonable and to reflect currently available information. PBS did not make an independent evaluation or appraisal of the assets of UBC or Blue River. In addition, in arriving at its Fairness Opinion, PBS took into consideration the results of PBS' wholly owned subsidiary, IBS, solicitation of indications of interest from other financial institutions concerning their interest in a possible acquisition of UBC. PBS reviewed the correspondence and information received from interested financial institutions that were contacted. PBS reviewed all offers received by it, on behalf of the Company, regarding an acquisition of UBC.

         PBS reviewed and analyzed the historical performance of UBC including the December 31, 2002 audited financial statements of UBC; Thrift Financial Reports dated March 31, 2002, June 30, 2002, September 30, 2002, December 31, 2002 and March 31, 2003 filed by UBC with the OTS; UBC's 2002 and 2003 operating budget; UBC's December 31, 2001, June 30, 2002, September 30, 2002, December 31, 2002, March 31, 2003 and May 31, 2003 internal financial statements; and various internal asset quality reports. PBS reviewed and tabulated statistical data regarding the loan portfolio, securities portfolio and other performance ratios and statistics. Financial projections were prepared and analyzed as well as other financial studies, analyses and investigations as deemed relevant for the purposes of this opinion. In review of the aforementioned information, PBS took into account its assessment of general market and financial conditions, its experience in other similar transactions, and its knowledge of the banking industry generally.

         In connection with rendering the Fairness Opinion and preparing its written and oral presentation to the board of directors, PBS performed a variety of financial analyses, including those summarized herein. The summary does not purport to be a complete description of the analyses performed by PBS in this regard. The preparation of a Fairness Opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors summarized below, PBS believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, PBS made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the Company's, UBC's or Blue River's control. The analyses performed by PBS are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the values of businesses do not purport to be appraisals or to reflect the process by which businesses actually may be sold.

         In the proposed Transaction, the Company will receive $8.2 million in cash for all issued and outstanding common shares of UBC. The $8.2 million represents a multiple of UBC's May 31, 2003 stated common equity of 1.45x and a multiple of UBC's adjusted annualized 2003 net income of 120.59x.

         Acquisition Comparison Analysis: In performing this analysis, PBS
         --------------------------------
reviewed the 56 thrift transactions effected in the states of Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Minnesota, Missouri, North Dakota, Nebraska, Ohio, South Dakota and Wisconsin (the "Midwest Region") since January 1, 2000 for which financial information is available. The purpose of the analysis was to obtain an evaluation range of UBC based on these Midwest Region thrift acquisition transactions. Median multiples of book value and earnings implied by the Midwest Region transactions were utilized in obtaining a range for the acquisition value of UBC. In addition to reviewing recent Midwest Region thrift transactions, PBS performed separate comparable analyses for acquisitions of thrifts which, like UBC, had total assets under $100 million, had a return on average equity ("ROAE") less than 5.0%, were headquartered in the State of Kentucky, or had a equity to asset ratio under 8.0%. Median values for the 56 Midwest Region thrift acquisitions expressed as a multiple of book value and earnings equaled 1.25x and 31.28x, respectively. The following table demonstrates the median multiples of book value and earnings for the Midwest Region thrift transaction categories.

    ACQUISITION PRICING MULTIPLES FOR MIDWEST REGION THRIFT TRANSACTIONS

                                         MEDIAN MULTIPLES

                                                                  MULTIPLE OF    MULTIPLE OF
              CATEGORY                                            BOOK VALUE      EARNINGS
              --------                                            ----------      --------
              PROPOSED TRANSACTION MULTIPLES..................       1.45x         120.59x

              All Midwest Region acquisitions.................       1.25x          31.28x
              Assets under $100 million.......................       1.23           32.49
              ROAE under 5.0%.................................       1.13           38.88
              Kentucky headquartered thrift institutions......       1.11           39.34
              Equity to assets under 8.0%.....................       1.18           16.88

         The following table demonstrates the proposed Transaction's percentile ranking in relation to Midwest Region transactions:

                                  TRANSACTION VALUE PERCENTILE RANKINGS

                                                                  MULTIPLE OF    MULTIPLE OF
              CATEGORY                                            BOOK VALUE      EARNINGS
              --------                                            ----------      --------
              PROPOSED TRANSACTION MULTIPLES..................       1.45x         120.59x

              All Midwest Region acquisitions.................      72.00%         100.00%
              Assets under $100 million.......................      71.50          100.00
              ROAE under 5.0%.................................      76.30          100.00
              Kentucky headquartered thrift institutions......      76.90          100.00
              Equity to assets under 8.0%.....................      62.00          100.00

         Adjusted Net Asset Value Analysis: PBS reviewed UBC's internal May
         ----------------------------------
31, 2003 balance sheet data to determine the amount of material adjustments required to the stockholder's equity of UBC based on differences between the market value of UBC's assets and their value reflected on UBC's financial statements. PBS determined that one adjustment was warranted. PBS reflected a value of UBC's May 31, 2003 demand deposits accounts of approximately $1,241,000. The aggregate adjusted net asset value of UBC was determined to be $6,894,000 or approximately 1.22x stated UBC equity.

         Discounted Earnings Analysis: A dividend discount analysis was
         -----------------------------
performed by PBS pursuant to which a range of values of UBC was determined by adding (i) the present value of estimated future dividend streams that UBC could generate over a five-year period and (ii) the present value of the "terminal value" of UBC's earnings at the end of the fifth year. The "terminal value" of UBC's earnings at the end of the five-year period was determined by applying a multiple of 1.25 times UBC's projected terminal year equity. The 1.25 multiple represents the median price paid as a multiple of book value for all Midwest Region thrift transactions since January 1, 2000.

         Dividend streams and terminal values were discounted to present values using a discount rate of 13%. This rate reflects assumptions regarding the required rate of return of holders or buyers of UBC's common stock. The aggregate value of UBC, determined by adding the present value of the total cash flows, was $5,826,000. In addition, using the five-year projection as a base, a 20-year projection was prepared assuming an annual growth rate in assets of 8.0% in years one through five and 6.0% in years six through 20. Return on assets was projected to increase from 0.25% in year one to 0.85% in year five and then increase to 1.25% by year 12 and remain constant at this level for the remainder of the analysis. Dividends assumed to not be paid in years one through five and then increased to 60% of net income in years six through 20. This long-term projection resulted in an aggregate value of $6,628,000.

         The Fairness Opinion is directed only to the question of whether the consideration to be received by the Company under the Agreement is fair and equitable from a financial perspective and does not constitute a recommendation to the Company to effect the affiliation or to the stockholders of the Company as to how they should vote on the Transaction. No limitations were imposed on PBS regarding the scope of its investigation or otherwise by the Company.

         Based on the results of the various analyses described above, PBS concluded that the consideration to be received by the Company under the Agreement is fair and equitable from a financial perspective to the Company.

         Based on the proposed purchase price of $8.2 million, PBS and IBS will receive total fees of $102,000 for all services performed in connection with the sale of UBC and the rendering of the Fairness Opinion. In addition, the Company has agreed to indemnify PBS and its directors, officers and employees, from liability in connection with the Transaction, and to hold PBS harmless from any losses, actions, claims, damages, expenses or liabilities related to any of PBS' acts or decisions made in good faith and in the best interest of the Company.

VOTING AGREEMENT

         In connection with the Transaction, the individuals named below have entered into a Voting Agreement, dated as of June 9, 2003, pursuant to which they have agreed to vote all the shares of the Company registered in their personal name (and to use their best efforts to cause all additional shares owned jointly with any other person or by their spouse or over which they have voting influence or control) to be voted in favor of the Agreement.

         o        Weaver H. Gaines;
         o        John S. Penn;
         o        Timothy L. Ashburn;
         o        Alice T. Kane;
         o        Philip L. Conover;
         o        Thomas G. Napurano;
         o        Charles H. Binger;
         o        Anthony J. Ghoston;
         o        Dr. Gregory W. Kasten; and
         o        David F. Morris.

         As of July ___, 2003, the persons subject to the Voting Agreement owned and are required to vote in favor of the sale of UBC approximately [29.4]% of the outstanding shares of the Company's common stock.

DEPOSITORY AGREEMENT

         In connection with the Transaction, the Company and Blue River have entered into a Depository Agreement pursuant to which the Company has agreed to maintain deposits solely with UBC or Shelby County Bank, a wholly owned subsidiary of Blue River, until the Company and its subsidiaries have maintained with either or both of UBC and Shelby County Bank an aggregate minimum deposit balance, computed quarterly, of $8.5 million.

LICENSE AGREEMENT

         In connection with the Transaction, Unified Trust Company, National Association, a wholly owned subsidiary of the Company ("UTC"), and UBC have entered into a License Agreement pursuant to which UTC has granted to UBC a license allowing it to operate and maintain a vault and an automated teller machine located on a portion of UTC's leased property following the closing of the Transaction.

EMPLOYMENT AGREEMENT

         In connection with the Transaction, UBC has entered into an Employment Agreement with Olin W. Bryant, Jr., who currently serves as UBC's President and Chief Executive Officer, pursuant to which Mr. Bryant has agreed to continue serving these positions pursuant to the Employment Agreement following the closing of the Transaction.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION

         The following is a summary of certain material United States federal income tax consequences to the Company of the consummation of the Transaction under the Agreement. This discussion is for general information only and is based upon the provisions of the Internal Revenue Code of 1986, as amended, Treasury Department Regulations issued pursuant thereto and published rulings and court decisions in effect as of the date of this Proxy Statement, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein.

         The Transaction will be not be a taxable transaction to the stockholders of the Company for United States federal income tax purposes. However, the Transaction will be a taxable transaction to the Company for United States federal income tax purposes. In general, the Company will recognize gain or loss on the Transaction equal to the difference, if any, between the amount realized from the Transaction less the Company's adjusted tax basis in the capital stock in UBC. The Company currently expects that it will recognize a net gain for income tax purposes from the sale of UBC.

NO SOLICITATION

         The Agreement contains provisions that may have the effect of discouraging competing offers to acquire or merge with UBC. The Agreement provides that the Company and UBC will not permit any of their respective officers, directors, employees, agents or representatives to solicit or encourage, or provide any information to, any person in connection with any proposal for the merger, consolidation, share exchange, combination, purchase or sale of substantial assets, sale of common stock or similar transaction relating to UBC. The Company is obligated to promptly inform Blue River of its receipt of any such proposal and the substance of such proposal.

         However, in the event the Company receives an unsolicited proposal, the Company may provide information to a third party which makes an unsolicited proposal to acquire UBC, and enter into negotiations and any agreement relating to the acquisition of UBC, if the Company's board of directors determines in good faith that failing to take such action would be a breach of the directors' fiduciary duties and such third party transaction is substantially more favorable to the stockholders of the Company.

EXPENSES

         Blue River shall pay its expenses incidental to the Transaction, including all expenses related to banking applications. The expenses incurred by the Company and UBC in connection with the Transaction shall be paid by the Company.

ACCOUNTING TREATMENT

         The Company anticipates that the sale of UBC will result in a non-operating gain. The Company will record a non-operating gain to the extent that the net proceeds received by the Company pursuant to the Transaction exceed the Company's basis in the capital stock of UBC.

REGULATORY APPROVALS

         In addition to the approval of the Agreement by Company stockholders, the consummation of the Transaction is subject to the prior approval of the OTS under Section 10 of HOLA. Pursuant to HOLA, the OTS may not approve the Transaction if: (1) it would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the savings and loan business in any part of the United States; or (2) the effect of the Transaction, in any section of the country, may be to substantially lessen competition, or tend to create a monopoly, or in any manner restrain trade, unless the OTS finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

         Under the Community Reinvestment Act of 1977, the OTS must also take into account the record of performance of each participating savings and loan holding company in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each savings and loan holding company and its subsidiaries. As part of the review process, bank regulatory agencies may receive comments and protests from community groups and others.

         The Transaction cannot proceed in the absence of the requisite regulatory approvals. There can be no assurance that the requisite regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any approval. There can also be no assurance that any regulatory approvals will not contain a condition or requirement that causes the approvals to fail to satisfy the conditions set forth in the Agreement and described under "The Agreement -- Closing Conditions."

         The approval of any application merely implies the satisfaction of regulatory criteria for approval and does not include review of the Transaction from the standpoint of the adequacy of consideration to be received by the Company. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the Transaction.

         The Company and UBC shall proceed expeditiously, cooperate fully and use their best efforts to assist Blue River in obtaining the approval of the OTS, in completing all filings and applications to be

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

submitted to the OTS and in satisfying any other requirements which are necessary for consummation of the Agreement at the earliest possible reasonable date. Blue River submitted the required application to the OTS on June [26], 2003.

                                THE AGREEMENT

CLOSING CONDITIONS

         The obligations of the Company and Blue River to consummate the Transaction are subject to the satisfaction of a number of conditions on or before closing of the Transaction, including the following:

         o The Company's stockholders shall have approved the Agreement;

         o The Parties shall have obtained all regulatory approvals required for the Transaction;

         o There shall be no claim or litigation against the Parties or UBC, or any director or officer, seeking to prohibit the Transaction;

         o The representations and warranties of each Party as set forth in the Agreement shall be true, correct and complete and each Party shall have in all material respects fulfilled or complied with each of its covenants under the Agreement; and

         o Each Party shall have received each of the closing documents required to be received from the other Party pursuant to the Amendment.

         The obligations of Blue River also are contingent upon the following:

         o Blue River shall have received the debt and equity financing required to pay the purchase price on terms satisfactory to Blue River; and

         o The Company shall have delivered to Blue River evidence that the net worth of UBC, as of the last business day of the month immediately preceding the month in which the Closing occurs, is at least $5,078,000.

         The obligations of the Company also are contingent upon the following:

         o The Company's financial advisor shall have issued, no later than the mailing of this Proxy Statement, its written fairness opinion stating that the consideration received by the Company in connection with the Transaction is fair to the Company from a financial point of view; and

         o The Company shall have received the full purchase price of $8.2 million in cash from Blue River.

         Pursuant to the Agreement, any party to the Agreement may in writing waive the obligations to it of any other party to the Agreement. Additionally, the Agreement may be amended in writing by all the Parties to the Agreement. See "--Waiver and Amendment."

REPRESENTATIONS AND WARRANTIES

         The Agreement contains extensive representations and warranties by the Company and Blue River. These include the usual representations and warranties made in connection with the cash sale of a subsidiary. See the "Representations and Warranties of Unified" and the "Representation and Warranties of Blue River" sections in the Agreement attached hereto as Annex
A. However, the Company has made additional representations and warranties to Blue River which include, among other things, representations and warranties as to the following:

         o        The capital structure of UBC;

         o The accuracy of the information supplied by the Company in its disclosure to Blue River;

         o        The absence of undisclosed liabilities;

         o The absence of any loans by UBC that have been identified by accountants or auditors or any banking regulatory agency as having a significant risk of uncollectibility; and the status of loans reflected in UBC's financial statements as of March 31, 2003, and which have been made, extended or renewed since March 31, 2003;

         o The compliance of UBC's employee benefit plans with applicable statutes, orders and governmental regulations; and the absence of any employment, consulting, deferred compensation or similar plans or agreements with any UBC employee or member of management;

         o The filing of all required federal, state, local and foreign tax returns and the timely payment of all taxes and other governmental charges owed;

         o The FDIC deposit insurance and other insurance policies of UBC;

         o        The absence of material adverse changes to UBC since
                  December 31, 2002;

         o        The timeliness and accuracy of UBC's regulatory filings;

         o The absence of indemnification agreements to which UBC is a party;

         o The absence of any contract or property interest in UBC's business held by any director or officer of the Company or UBC or a 10% stockholder of the Company;

         o The affirmative vote of the holders of a majority of the common stock of the Company required for approval of the Agreement and consummation of the Transaction; and

         o The receipt by its board of directors of a verbal opinion from its financial advisor that the terms of the Transaction are fair to the Company.

CONDUCT OF BUSINESS PENDING THE TRANSACTION

         The Company has agreed that UBC will conduct its business in the ordinary course of business and preserve its business intact. Among other things, the Agreement provides that UBC will not, without the prior written consent of Blue River:

         o make any changes in, authorize the issuance of, make any stockholder distributions with respect to, redeem, encumber, grant a security interest in or right to acquire its capital stock; or merge or sell substantially all of its assets in any transaction not in the ordinary course of business;

         o purchase the assets of or assume any liabilities of another bank except in the ordinary course of business;

         o make any loan or commitment to lend money, issue any letter of credit or accept any deposit, except in the ordinary course of business in accordance with existing banking practices and, in any event, make any commercial or unsecured loan exceeding $500,000, unless UBC provides written notification to Blue River of its intent to make such loan and Blue River fails to object within two business days;

         o promote or increase the compensation of any of its directors, officers or employees inconsistent with past practices unless (1) required to by law; or (2) Blue River fails to object within 10 days of receiving written notice of the proposed increase from UBC;

         o modify, amend or terminate any pension, stock option, profit sharing, employment agreement or any other incentive or retirement plan except as required by law or for any changes generally applicable to the employees of the Company and its subsidiaries;

         o hire any new employees, except those which are reasonably necessary for the operation of its business;

         o amend, modify or restate any of its organizational documents from those in effect on the date of the Agreement;

         o fail to maintain, in accordance with past practices and regulatory accounting principles, its reserve for loan and lease losses;

         o fail to accrue, pay, discharge and satisfy all debts, liabilities, obligations and expenses as they become due;

         o open, close, move or, in any material respect, expand, diminish, renovate, alter or change any of its offices or branches;

         o pay or commit to pay any management or consulting or other similar type of fees; or

         o enter into any agreement requiring payments in excess of $10,000.

         Under the Agreement, among other things, the Company has agreed that it will:

         o obtain all consents, authorizations and approvals required for it to consummate the Transaction;

         o submit the Agreement to its stockholders for approval as soon as reasonably possible following approval of the Transaction by the OTS (or such earlier date as determined by the board of directors) and use its best efforts in soliciting proxies voting in favor of the Agreement from its stockholders;

         o        recommend approval of the Agreement to its stockholders;

         o not solicit or provide information concerning any merger, consolidation, share exchange, combination, purchase or sale of substantial assets, sale of its common stock or similar transaction relating to UBC;

         o promptly notify Blue River of any unsolicited proposals it receives, and may provide information to any person who has made an unsolicited proposal if failure to provide such information would be a breach of the board of directors' fiduciary duties;

         o pay Blue River a break-up fee in the amount of $375,000 upon the occurrence of certain specified events (see "-- Break-Up Fee"); and

         o permit Blue River access to its properties, facilities, operations, reports, books and records as necessary to become familiar with the Company.

         Under the Agreement, among other things, Blue River agrees that:

         o Blue River shall file all bank regulatory applications necessary for consummation of the Transaction and use its best efforts to obtain all consents, authorizations and approvals required to consummate the Transaction;

         o employees of UBC as of the Closing shall be eligible for the standard benefits package offered to Blue River's similarly situated employees; UBC employees shall be given credit for length of service in determining eligibility for participation in the various benefit plans offered by Blue River post-closing; subject to approval by Blue River's health insurance companies, Blue River shall credit UBC employees for year-to-date deductibles and out-of-pocket expenses incurred under UBC's health insurance plans towards satisfaction of applicable deductibles and out-of-pocket expenses under Blue River's plans, for the plan year in which the Transaction is consummated; and UBC employees shall be credited with accrued vacation and sick pay; and

TERMINATION OF THE AGREEMENT

         The Agreement may be terminated at any time before the Closing, whether before or after approval by the stockholders of the Company, in a number of circumstances, including the following:

         o by either Party if the Closing shall not have occurred on or before January 31, 2004;

         o by the respective boards of directors of the Parties upon mutual agreement;

         o by either Party upon the failure of the OTS, or any other regulatory agency whose approval is required, to approve the Transaction;

         o by either Party if the Company's stockholders fail to approve the Transaction at the annual meeting;

         o by either Party if the Company enters into an Acquisition Transaction with a third party; and

         o by the non-breaching Party if the other Party materially misrepresents information or breaches a warranty or a covenant of the Agreement which cannot or has not been cured within 30 days of notice, and in the case of the Company, such breach would be reasonably likely to have a material adverse effect on UBC's financial condition, results of operation or business.

         Blue River may also terminate the Agreement prior to the Closing if:

         o there has been a material adverse change in the business, assets, capitalization, financial condition or results of operations of UBC as of the Closing;

         o the board of directors of Blue River determines that Blue River is unable to receive the debt and equity financing required to pay the purchase price or meet certain regulatory capital requirements;

         o the Company's board of directors (1) has failed to recommend approval of the Transaction to its stockholders;
                  (2) has withdrawn, modified or conditioned such recommendation; or (3) has failed to solicit proxies in favor of the Transaction from its stockholders;

         o the regulatory approvals needed to consummate the Transaction would require Blue River to raise in excess of
                  (1) the greater of (a) $3.5 million of additional capital, and (b) such amount as would be required for it to have a Tier 1 leverage ratio of 6.25% immediately following the Closing; or (2) $4.0 million of additional debt; or

         o the regulatory approvals required to consummate the Transaction contain any conditions, restrictions or requirements that would have a material adverse effect on the business, assets, capitalization, financial condition or results of operations of UBC.

         The Company may also terminate the Agreement prior to the Closing if Blue River is unwilling or unable to pay the purchase price of $8.2 million on or after January 31, 2004 and all conditions to consummate the Agreement have been, or are capable of being, satisfied or fulfilled.

BREAK-UP FEE

         The Company would be required under the Agreement to pay Blue River a break-up fee in the amount of $375,000 upon the termination of the Agreement by reason of:

         o the failure of the board of directors to recommend approval of the Transaction to stockholders;

         o the withdrawal, modification or conditioning of the board of directors' recommendation to stockholders to approve the Transaction;

         o the failure of the board of directors to solicit proxies from stockholders in favor of the Transaction;

         o the Company enters into an Agreement with a third party concerning an Acquisition Transaction; or

         o the Company enters into an Acquisition Transaction within 12 months after termination of the Agreement as a result of the failure of the stockholders of the Company to approve the Transaction.

         Blue River would be required to pay the Company a break-up fee in the amount of $375,000 if the Agreement is terminated:

         o by Blue River by reason of its failure to receive the debt and equity financing required to pay the purchase price on terms satisfactory to Blue River or if Blue River is unable to meet certain regulatory capital requirements; or

         o by the Company by reason of (1) a material breach by Blue River of any representation, warranty or covenant contained in the Agreement which cannot be cured or remains uncured within 30 days of notice; or (2) the unwillingness or inability of Blue River to fund the purchase price on or after January 31, 2004, and all conditions to consummate the Agreement have been, or are capable of being, satisfied or fulfilled.

         If either the Company or Blue River is required to pay a break-up fee under the Agreement, the break-up fee shall be paid to the other party within 10 days of the occurrence of any of the foregoing events. If the break-up fee is not paid as provided, the party entitled to the payment shall recover interest at the highest prime rate set forth in the Midwest Edition of The Wall Street Journal on the unpaid amount of the break-up fee from the time the break-up fee is due until paid in full.

NON-COMPETE; NON-SOLICITATION

         The Company has agreed that, for a period of five years after the Closing, the Company will not, directly or indirectly, engage in retail banking activities anywhere in the States of Kentucky and Indiana. However, the Company's non-compete obligations will not apply to (1) any of the business activities being conducted by the Company or any of its subsidiaries or affiliates (but excluding UBC) as of June 9, 2003, including the lending activities of Commonwealth Premium Finance Corporation, and (2) the sponsoring by the Company or any of its subsidiaries or affiliates of a money market fund or a collective investment fund. Further, the non-compete obligations of the Company will not apply in the event a third party purchases all or substantially all of the Company's assets or effects a merger or consolidation or similar transaction involving the acquisition of the Company or capital stock of the Company representing 50% or more of the voting power of the Company.

         In addition, for a period of three years after the Closing, the Company has agreed not to offer or provide employment with the Company or any of its subsidiaries or affiliates in any capacity to any



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

person who then is, or who within one year prior to such offer or provision of employment has been, an employee of UBC or Blue River, other than Jack H. Brown or Angela Brown.

INDEMNIFICATION

         The Company has agreed to indemnify Blue River against any damages or losses (1) incurred by Blue River as a result of any misrepresentation or breach of any representation, warranty, covenant or agreement of the Company contained in the Agreement or any related agreement or document, or (2) incurred by UBC and/or Blue River after the Closing with respect to a certain proceeding pending against a debtor of UBC. The Company's indemnification obligations will not apply until the amount of losses exceeds the greater of (1) $100,000 or (2) $100,000 plus the Company's net worth (total assets less total liabilities) in excess of $5,228,000, and, in any event, the indemnification obligations of the Company for all losses will not exceed $2,875,000. In addition, effective as of the Closing, the Company has agreed to release UBC from any liabilities or obligations which UBC may owe the Company relating to the Company's ownership of UBC's common stock or the financial condition, results of operation, business, or affairs of UBC on or prior to the Closing.

         Blue River has agreed to indemnify the Company against any damages or losses incurred by the Company as a result of (1) any misrepresentation or breach of any representation, warranty, covenant or agreement of Blue River contained in the Agreement or any related agreement or document, or
(2) the operations or business activities of UBC after the Closing. Blue River's indemnification obligations will not apply until the amount of losses exceeds $100,000, and the indemnification obligations of Blue River for all losses will not exceed $2,875,000.

         Any claim for indemnification under the Agreement must be made on or before February 28, 2005, except with respect to misrepresentations by the Company related to its taxes and employee benefit plans, which will survive until the expiration of the applicable statute of limitations. Except for fraudulent or intentional misrepresentations in the Agreement or any related agreement and document, the indemnification rights and remedies of a Party under the Agreement will be the exclusive remedy of that Party with respect to the other Party and the Transaction; provided, however, that if a Party pays the other Party a break-up fee, such payment will be the sole and exclusive remedy for any breach by a Party of any representation, warranty, covenant or agreement contained in the Agreement or any related agreement and document.

WAIVER AND AMENDMENT

         The conditions of the Agreement which may be waived may only be waived by notice to the other Party waiving such condition. The Agreement may be amended or modified by the Parties only by a written agreement signed by the Parties.





                                     33

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

                     PROPOSAL II: ELECTION OF DIRECTORS

         In accordance with our by-laws, the board of directors has fixed the number of directors at five, divided into three classes, with the term of office of each class ending in successive years. The board of directors has nominated Weaver H. Gaines and John S. Penn for election as Class III directors to hold office until the 2006 annual meeting of stockholders, until their successors are elected and qualified, or until their earlier death, resignation or removal. There is no cumulative voting in the election of directors. Each of the nominees has agreed to serve as a director if elected.

         The persons named as proxies on the accompanying proxy intend to vote all duly executed proxies received by the board of directors for the election of Weaver H. Gaines and John S. Penn as Class III directors, except as otherwise directed by the stockholder on the proxy. Each of Mr. Gaines and Mr. Penn currently is a director. If for any reason Mr. Gaines or Mr. Penn becomes unavailable for election, which is not now anticipated, the persons named in the accompanying proxy will vote for such substitute nominee as is designated by the board of directors. Alternatively, the board of directors, at its option, may reduce the number of directors constituting Class III directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF WEAVER H. GAINES AND JOHN S. PENN AS CLASS III DIRECTORS.

         The name, age, principal occupation or position, term of office and other directorships with respect to Mr. Gaines, Mr. Penn and the other directors whose terms of office will continue after our annual meeting are set forth below.

               CLASS III NOMINEES TO BE ELECTED FOR A TERM OF
                        THREE YEARS EXPIRING IN 2006

         WEAVER H. GAINES, 59, has served as a director since 1993. Mr. Gaines also was a member of our board from 1990 to 1992. Since 1993, Mr. Gaines has been a director and the chairman for Ixion Biotechnology, Inc., a development-stage biotechnology company. Mr. Gaines also served as its chief executive officer from 1993 to December 2002. From 1985 until 1992, Mr. Gaines held various executive positions at the Mutual Life Insurance Company of New York, including executive vice president and general counsel, and was a member of its executive committee and was responsible for management of its investment services subsidiaries.

         JOHN S. PENN, 51, has served as a director since September 1999. Mr. Penn also has served as our president since April 2000 and our chief executive officer since April 2002. Mr. Penn served as an executive vice president of our company from July 1999 to April 2000 and our chief operating officer from September 1999 to April 2002. Mr. Penn served as a director and executive vice president of Area Bancshares Corporation, a bank holding company located in Owensboro, Kentucky, from September 1997 to July 1999. Prior thereto, Mr. Penn served as the president, chief executive officer and a director of Cardinal Bancshares, Inc., a bank holding company located in Lexington, Kentucky.

                 CLASS I - TO CONTINUE IN OFFICE UNTIL 2004

         TIMOTHY L. ASHBURN, 52, has served as our chairman of the board since 1989. Mr. Ashburn also served as our president from November 1997 to April 2000 and our chief executive officer from 1989 to 1992 and from 1994 to April 2002. Mr. Ashburn has served as a member of the board of trustees of the Unified Series Trust since October 2002, the AmeriPrime Advisers Trust since November 2002 and the



                                     34

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

AmeriPrime Fund since December 2002. Mr. Ashburn also has served as the president of each such fund since October 2002. Mr. Ashburn was employed by Vine Street Trust Company, Lexington, Kentucky, a wholly owned subsidiary of Cardinal Bancshares, a Kentucky bank holding company, for the two-year period from April 1992 through March 1994.

         ALICE T. KANE, 55, has served as a director of our company since March 2002. Ms. Kane currently serves as Chairman, Asset Management for Blaylock & Partners, L.P., an investment banking and securities brokerage firm. Ms. Kane has served as a member of the board of directors of Guess, Inc., an apparel manufacturer, since June 1998 and of Global Crossing Ltd., a telecommunications company, since April 2002. Ms. Kane also serves on Guess' and Global Crossing's audit and compensation committees. From June 1998 to December 2001, Ms. Kane served as president of American General Fund Group and chairman of VALIC Group Annuity Funds with over $18 billion in assets under management. Ms. Kane joined American General Corporation as executive vice president of its investments advisory subsidiary, American General Investment Management L.P., in June 1998. American General Corporation is one of the nation's largest diversified financial organizations with assets of approximately $98 billion. Prior to joining American General Corporation, Ms. Kane served her entire financial services industry career at New York Life Insurance Company, which she joined in 1972. Up until her departure from New York Life, Ms. Kane was executive vice president and chief marketing officer after serving as executive vice president with responsibility for managing the company's asset management division from 1994 to 1997. Ms. Kane also was chairman of New York Life's MainStay Mutual Funds, and served as general counsel of New York Life from 1986 to 1995.

                 CLASS II - TO CONTINUE IN OFFICE UNTIL 2005

         PHILIP L. CONOVER, [56], has served as a director since July 2000. Since 1996, Mr. Conover has served as a private investor and financial consultant. Prior thereto, Mr. Conover served as an Adjunct Professor of Finance, University of South Florida (1994-96) and Managing Director, Federal Housing Finance Board, an independent federal regulatory agency (1990-94). From 1972 to 1990, Mr. Conover served in various capacities in the commercial banking industry, including president and chief executive officer of Trustcorp Bank of Indianapolis, vice president and manager of Bank One Indiana's Capital Markets Division and a member of the board of directors of Bank One Securities, Inc.






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                      BOARD OF DIRECTORS AND COMMITTEES

BOARD AND COMMITTEE MEETINGS

         During the year ended December 31, 2002, our board of directors met nine times, including both regularly scheduled and special meetings. During such year, all of the incumbent directors attended at least 75% of all meetings held by the board of directors and all committees on which they serve.

         The standing committees of the board of directors are the executive committee, the audit, nominating and compensation committee and the 401(k) investment oversight committee.

         The members of the executive committee are Messrs. Timothy L. Ashburn, John S. Penn and Philip L. Conover. The executive committee may exercise all powers of the board of directors that may lawfully be delegated when the board of directors is not in session. The executive committee did not meet during 2002, but did take action by unanimous written consent on six occasions during 2002.

         The members of the audit, nominating and compensation committee are Messrs. Weaver H. Gaines (chairman) and Philip L. Conover and Ms. Alice T. Kane. Ms. Kane joined the committee upon her election to the board in March 2002. The audit, nominating and compensation committee (i) appoints, retains, compensates, evaluates and terminates the Company's independent auditors, (ii) meets with our independent auditors, management and our chief financial officer periodically to review the work of each and to ensure that each is properly discharging its responsibilities, (iii) proposes nominees for election to the board of directors, (iv) reviews and approves the salaries of our executive officers and certain selected other senior officers of our company and our subsidiaries and authorizes all other forms of executive compensation and (v) administers our executive incentive plans. The committee will consider written recommendations of stockholders with regards to potential nominees to the board of directors. Stockholder recommendations must contain certain information regarding the potential nominee and comply with certain requirements for presentation as set forth in our by-laws. The audit, nominating and compensation committee met ten times during the year ended December 31, 2002.

         The members of the 401(k) investment oversight committee are Messrs. Philip L. Conover (chairman) and John S. Penn. The 401(k) investment oversight committee (i) meets with the trustee of our company's Section 401(k) plan, (ii) periodically reviews such plan's investment choices, including selection and retention of investment funds, and (iii) reports all actions taken to our board of directors. The 401(k) investment oversight committee met one time during the year ended December 31, 2002.

         During 2002, directors who were not otherwise employed by us were paid $2,500 per quarter, provided they attended at least one board meeting during such quarter. Additionally, directors who were not otherwise employed by us also received $500 per meeting for each meeting of standing committees of the board of directors that they attended. Directors also receive reimbursements for reasonable expenses related to attendance at such meetings and periodic option grants to acquire shares of our common stock. During 2002, each of the directors who was not otherwise employed by us was granted an option to acquire 2,250 shares of our common stock at a price of $16.50 per share.

         Beginning the second quarter of 2003, directors who are not otherwise employed by us will be paid $5,000 per quarter as a retainer fee. Additionally, they also will receive $500 per meeting for each meeting of the board and each standing committee meeting that they attend. Directors also will receive reimbursements for reasonable expenses at such meetings and periodic option grants to acquire shares of our common stock.

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

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The current members of the audit, nominating and compensation committee are Messrs. Gaines and Conover and Ms. Kane. Messrs. Gaines and Conover served on the committee at all times during 2002 while Ms. Kane joined the committee in March 2002. Mr. Gaines served as a director and the president of Unified Financial Securities, Inc., a subsidiary of our company, while such company was owned by MONYCO, INC. Mr. Gaines resigned such positions in June 1990 in connection with our acquisition of Unified Financial Securities, Inc. from MONYCO, INC.

AUDIT COMMITTEE FINANCIAL EXPERT

         Our board of directors has determined that Mr. Gaines, based upon his previous experience actively supervising the principal financial officer of Ixion Biotechnology, Inc., is an "audit committee financial expert" within the meaning of regulations of the SEC. Mr. Gaines is an "independent" director within the meaning of the listing standards of the Nasdaq National Market.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Dr. Gregory W. Kasten, the president of Unified Trust Company, National Association, a subsidiary of our company, is a 25% member in Cygnus, LLC, a Kentucky limited liability company that owns an office building in which Unified Trust Company, National Association leases space. During 2002 and 2001, Cygnus, LLC received payments of approximately $197,174 and $207,600, respectively, from us with respect to such lease.

         In April 2001, we entered into a management agreement with VSX Holdings, LLC whereby we provide consulting and development services to VSX Holdings, LLC. For the years ended December 31, 2002 and 2001, we received payments totaling $258,758 and $419,977, respectively, from VSX Holdings, LLC for such consulting and development services. Messrs. Timothy L. Ashburn, Thomas G. Napurano, Charles H. Binger, Anthony J. Ghoston and David
F. Morris (each an executive officer of our company) have an ownership interest in VSX Holdings, LLC. Please see note 16 to the audited, consolidated financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 21, 2002 for more information with respect to VSX Holdings, LLC.

         In December 2001, in connection with the sale of our insurance operations, we funded a $300,000 revolving line of credit for the benefit of John R. Owens, the former president of Equity Insurance Managers, Inc. and a greater than five percent stockholder of our company. The line of credit has a term of five years and bears interest at the rate of five percent per annum on the principal amount from time to time outstanding. The line of credit is secured by a pledge by Mr. Owens of 19,145 shares of common stock of our company. Under the documents executed in 2001, Mr. Owens, at any time, may surrender such shares in satisfaction of any amount due under the line of credit (any shares surrendered will be valued at a price of $20.00 per share). As of December 31, 2002, no amount was outstanding pursuant to such line of credit.

         The law firm of Thompson Coburn LLP, of which Messrs. Charles H. Binger and David F. Morris, our company's general counsel and associate general counsel, respectively, are "of counsel," provided legal services to us and our subsidiaries during 2002, and is providing legal services during 2003.

         Certain of our officers and directors and companies in which they have an ownership interest are customers of UBC. All such customer transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

           REPORT OF AUDIT, NOMINATING AND COMPENSATION COMMITTEE
                 ON EXECUTIVE COMPENSATION AND AUDIT MATTERS

         Our audit, nominating and compensation committee has issued the following report for the year ended December 31, 2002.

COMPENSATION MATTERS

         COMPENSATION PHILOSOPHY. The audit, nominating and compensation committee approves the policies for and structure and recommends to our board of directors the amount of compensation of our senior officers, including our chief executive officer and the other officers named in the Summary Compensation Table. The committee's goal is to establish compensation programs that will attract and retain highly qualified executives and provide an incentive to such executives to focus their efforts on our long-term strategic goals by aligning their financial interests closely with long-term stockholder interests. The committee is composed entirely of independent directors.

         A significant component of our executive officer compensation program is cash remuneration in the form of base salaries and annual discretionary bonuses. Bonuses are determined based upon our performance and that of the individual executive during the fiscal year. In evaluating performance, financial, non-financial and long-term strategic objectives are considered. Base salaries generally represent a large portion of the executive officers' total cash compensation. Bonuses make up a smaller portion of the executive officers' total cash compensation. The committee believes that basing a portion of an executive officer's compensation on both individual and our company's performance motivates the executive to perform at the highest possible level.

         As a central component of our executive officer compensation program, the committee, in the past, has periodically awarded executive officers options to acquire shares of our common stock. Going forward, the committee will consider other mechanisms (in addition to stock options) to get stock to our executive officers, including, among other things, restricted stock awards. The committee believes that stock awards, whether options, restricted stock or other stock-based awards, provide an incentive to achieve our longer-term strategic goals by aligning the long-term financial interests of the executive officers with those of our stockholders. The committee also believes that significant levels of stock ownership and ownership potential will assist in retaining the services of the executive officers.

         BASE SALARIES. Base salaries for new officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison of average and median base salaries for similar positions at other comparable companies. Companies believed to be comparable include similarly sized financial services companies.

         Annual salary adjustments are determined by evaluating the performance of our company and of each officer versus various performance objectives, and also take into account new responsibilities and subjective discretionary factors. In case of officers with responsibility for a particular subsidiary or division, the financial results of such subsidiary or division also are considered. The committee, where appropriate, also considers non-financial performance measures.

         ANNUAL BONUS. Officers also are eligible for an annual cash bonus. As in the case of the base salary, in addition to the performance objectives referred to above, the committee may consider individual non-financial performance measures and subjective discretionary factors including significant accomplishments and/or increased responsibilities, leadership and, where appropriate, subsidiary or division performance measures in determining bonuses.

         STOCK AWARDS. Under our stock incentive plan, stock options, restricted stock awards and other types of stock performance awards may be granted to executive officers and other key employees of our company. Historically, the committee has awarded stock options to executive officers of our company as a means to align further the interests of our officers with those of our stockholders. Based upon uncertainty with respect to the future accounting treatment of stock options, the committee, going forward, will consider other stock awards, in addition to stock options. The compensation committee considers various factors in approving stock awards including factors similar to those used to determine base salaries and annual bonuses. In addition, the committee also considers awards in previous years and the overall level of stock ownership of an executive officer.

         DETERMINATION OF 2002 EXECUTIVE OFFICER COMPENSATION. The committee met ten times during 2002 to discuss, among other things, compensation matters with respect to our executive officers and stock option grants to executive officers and other key employees. Based upon management's recommendation in 2002, the committee did not recommend to our board of directors any increase for 2002 in the base salaries of our executive officers. In addition, the committee did not recommend any incentive bonus awards for such individuals for 2002.

         During the past three years, our company, like many others, has been adversely affected by the downturn in the financial markets. Management of the company has worked to reduce costs, but our financial performance has suffered as a result of the overall decline in the financial markets. During 2002, in order to reduce further our company's operating expenses and in light of the significant declines in the financial markets and our company's recent financial performance, our company's executive officers accepted salary reductions ranging from approximately 20% to 40%. The annual base salary of Mr. Timothy L. Ashburn, our chief executive officer until April 2002, was reduced from $275,000 to $220,000 in April 2002 and further reduced to $175,000 in May 2002. The annual base salary of Mr. John S. Penn, our chief executive officer since April 2002, was reduced from $225,000 to $180,000 in April 2002 and further reduced to $155,000 in May 2002. Neither Mr. Ashburn nor Mr. Penn was paid an incentive bonus for 2002. The committee currently anticipates that such salary reductions will remain in effect until the financial performance of our company improves.

         CONCLUSION. As described above, the committee believes that a significant portion of an executive officer's compensation should be linked directly to individual and corporate performance. The committee intends to continue the policy of linking executive compensation to individual and corporate performance and returns to stockholders, recognizing that the business cycle from time to time may result in an imbalance for a particular period.

AUDIT MATTERS

         The audit, nominating and compensation committee is responsible for assisting our board of directors in monitoring the integrity of the financial statements of our company, compliance by our company with legal and regulatory requirements and the independence and performance of our company's internal and external auditors.

         The consolidated financial statements of our company for the year ended December 31, 2002 were audited by Larry E. Nunn & Associates, L.L.C., independent auditors for the Company.

         As part of its activities, the committee has:

         1. Reviewed and discussed with management the audited financial statements of our company;

         2. Discussed with the independent auditors the matters required to be communicated under Statement on Auditing Standards No. 61 (Communications with Audit Committees);

         3. Received the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and

         4. Discussed with the independent auditors their independence.

         Based on the review and discussions referred to above, the committee recommended to the board of directors that the audited consolidated financial statements of our company for the year ended December 31, 2002 be included in Unified Financial Service, Inc.'s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

         Each of the members of the committee is an "independent" director within the meaning of the listing standards of the Nasdaq. A copy of the charter of the committee, as adopted by our board of directors, was attached as an annex to our proxy statement for the 2002 annual meeting of stockholders.

___________________, 2003         THE MEMBERS OF THE AUDIT, NOMINATING
                                  AND COMPENSATION COMMITTEE

                                  Weaver H. Gaines, Chairman
                                  Philip L. Conover
                                  Alice T. Kane

                             EXECUTIVE OFFICERS

         The name, age and position with respect to each of our executive officers are set forth below:

         TIMOTHY L. ASHBURN, 52, has served as our chairman of the board since 1989, as our chief executive officer from 1989 to 1992 and 1994 to April 2002, and as our president from November 1997 to April 2000. Mr. Ashburn was employed by Vine Street Trust Company, Lexington, Kentucky, a wholly owned subsidiary of Cardinal Bancshares, Inc., a Kentucky bank holding company, for the two-year period from April 1992 through March 1994. Mr. Ashburn also is a member of the executive committee of our board of directors.

         JOHN S. PENN, 51, has served as our president since April 2000, our chief executive officer since April 2002 and a director since September 1999. Mr. Penn also served as our chief operating officer from July 1999 to April 2002 and as an executive vice president from July 1999 to April 2000. Mr. Penn served as a director and executive vice president of Area Bancshares Corporation, a bank holding company located in Owensboro, Kentucky from September 1997 to July 1999. Prior thereto, Mr. Penn served as the president, chief executive officer and a director of Cardinal Bancshares, Inc., a bank holding company located in Lexington, Kentucky. Mr. Penn also is a member of the executive and 401(k) investment oversight committees of our board of directors.

         THOMAS G. NAPURANO, 62, a certified public accountant and a certified management accountant, has served as our chief financial officer and an executive vice president since 1989. Mr. Napurano served as a member of our board of directors from 1989 to March 2002.

         CHARLES H. BINGER, 46, has served as an executive vice president and our general counsel since December 1999. Prior thereto, Mr. Binger was a partner in the law firm of Thompson Coburn LLP, St. Louis, Missouri.

         ANTHONY J. GHOSTON, 44, has served as a senior vice president and our chief information officer since November 1997. Mr. Ghoston has been employed by us in various management positions since 1989.

         DAVID F. MORRIS, 41, has served as a senior vice president and our associate general counsel since December 1999. Prior thereto, Mr. Morris was an associate in the law firm of Thompson Coburn LLP, St. Louis, Missouri.

         DR. GREGORY W. KASTEN, 48, by virtue of his status as an executive officer of a principal subsidiary of our company, also is considered an "executive officer" of our company. Dr. Kasten has served as a director and the president and chief executive officer of Unified Trust Company, National Association since 2000, and of its predecessor, First Lexington Trust Company, from 1994 to 2000. Dr. Kasten served as a director of our company from 1997 to 2000. Dr. Kasten has been awarded certified financial planner and certified pension consultant designations and received a Master of Business Administration degree with an emphasis on finance and investment management. Dr. Kasten also received a medical degree but has retired from medical practice.

                     COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the compensation in 2002, 2001 and 2000 of the individuals who served as our chief executive officer during 2002 and our four other most highly compensated executive officers in 2002. Mr. Ashburn served as our chief executive officer until April 2002 and continues to serve as our chairman. Mr. Penn has served as our chief executive officer since April 2002. Mr. Penn served as our president at all times during 2002.

                                                  SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM COMPENSATION
                                                    ANNUAL COMPENSATION            --------------------------------------------
                                           --------------------------------------- RESTRICTED    SECURITIES
                                                                   OTHER ANNUAL      STOCK       UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR     SALARY($)  BONUS($)  COMPENSATION($)(1)  AWARDS($)  OPTIONS/SARS(#)  COMPENSATION($)
---------------------------       ----     ---------  --------  ------------------  ---------  ---------------  ---------------
Timothy L. Ashburn(2)             2002      203,269      --          --               --             --            5,584 (3)
   Chairman and Former Chief      2001      275,216      --          --               --             --            5,538
   Executive Officer              2000      280,288      --          --               --             500           6,262

John S. Penn(4)                   2002      174,038      --          --               --             --            5,584 (3)
   President and Chief            2001      225,216    150,000       --               --             --            5,538
   Executive Officer              2000      225,134      --          --               --             500           5,373

Dr. Gregory W. Kasten             2002      361,539      --          --               --             --            3,853 (3)
   President and Chief            2001      530,146      --          --               --             --            3,980
   Executive Officer of           2000      619,249      --          --               --             500          13,185
   Unified Trust Company

Charles H. Binger                 2002      265,604      --          --               --             --            5,584 (3)
   Executive Vice President and   2001      313,385     55,000       --               --             --            5,538
   General Counsel                2000      245,197      --          --               --           3,125           5,357

Thomas G. Napurano                2002      174,230      --          --               --             --            5,311 (3)
   Executive Vice President       2001      225,216      --          --               --             --            5,538
   and Chief Financial Officer    2000      225,000      --          --               --             500          10,565

David F. Morris                   2002      156,192      --          --               --             --            5,370 (3)
   Senior Vice President and      2001      184,649     20,000       --               --             --            5,538
   Associate General Counsel      2000      159,807      --          --               --           2,000           4,881

----------------------------

(1) The named executive officers received certain perquisites in 2002, 2001 and 2000, the amount of which did not exceed the lesser of $50,000 or 10% of any such officer's salary or bonus.

(2) Mr. Ashburn served as our chief executive officer until April 24, 2002.

(3) Includes the following in matching contributions to our Section 401(k) plan: $5,500 for Messrs. Ashburn, Penn and Binger; $3,769 for Dr. Kasten; $5,227 for Mr. Napurano; and $5,286 for Mr. Morris. Also includes $84 for premiums paid by us on a term life insurance policy for the benefit of the executive officer.

(4) Mr. Penn was elected chief executive officer of our company on April 24, 2002.


OPTION/SAR GRANTS IN LAST FISCAL YEAR

         No stock options or stock appreciation rights were granted to the individuals named in the Summary Compensation Table in 2002.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION/SAR
VALUES

         The following table presents certain information concerning unexercised stock options held by the individuals named in the Summary Compensation Table at December 31, 2002. No options were exercised during fiscal year 2002 by such individuals.

                                             SHARES FOR WHICH                          VALUE OF UNEXERCISED
                                        UNEXERCISED OPTIONS HELD AT                  IN-THE-MONEY OPTIONS/SARS
                                           DECEMBER 31, 2002 (#)                         AT FY-END ($) (1)
                                     ----------------------------------          -----------------------------------
NAME                                 EXERCISABLE          UNEXERCISABLE          EXERCISABLE           UNEXERCISABLE
----                                 -----------          -------------          -----------           -------------
Timothy L. Ashburn                      1,500                   -                 $   -                 $     -
John S. Penn                           16,000                   -                     -                       -
Gregory W. Kasten                       1,500                   -                     -                       -
Charles H. Binger                       3,125                   -                     -                       -
Thomas G. Napurano                      3,000                   -                     -                       -
David F. Morris                         2,000                   -                     -                       -


(1)    Based on the fair market value of our common stock on December 31, 2002 of approximately $8.40 per share, based upon the last independent appraisal of our common stock.

EMPLOYMENT AGREEMENTS AND OTHER COMPENSATORY ARRANGEMENTS

         Dr. Gregory W. Kasten has an employment agreement with Unified Trust Company, National Association, a subsidiary of our company, which agreement was entered into in connection with and as additional consideration for our acquisition of First Lexington Trust Company in 1997. The initial term of such agreement was a two-year period beginning on June 1, 1997, the effective date of the agreement. Commencing on the first anniversary of the effective date, and continuing at each anniversary date thereafter, the agreement will automatically renew for an additional year unless prior written notice is provided to Dr. Kasten. During the initial two-year term of such agreement, Dr. Kasten was paid an annual base salary of $500,000, which salary was increased to $600,000 in 2000. Effective June 1, 2001, Dr. Kasten voluntarily agreed to a reduction in his annual salary to $500,000. Effective March 17, 2002, Dr. Kasten voluntarily agreed to an additional reduction in his annual salary to $400,000. Effective May 12, 2002, Dr. Kasten voluntarily agreed to an additional reduction in his annual salary to $300,000. Effective January 1, 2003, Dr. Kasten voluntarily agreed to an additional reduction in his annual salary to $275,000. During the term of the agreement, Dr. Kasten also is eligible to be awarded an incentive bonus on a basis commensurate with those provided to other peer executive officers.

         If we terminate Dr. Kasten's employment agreement during the term of his employment without "cause" (generally, willful failure to perform duties, willful misconduct injurious to us or a material breach of the agreement), or if Dr. Kasten terminates his employment with "good reason" (generally, the assignment of duties inconsistent with his position, a material diminution in authority or responsibilities, a reduction in any benefit specified in his employment agreement, or any material breach of the agreement by us), we will be required to pay annual non-compete payments to Dr. Kasten in an amount equal to $499,200 for a period of three years following the termination of Dr. Kasten's employment.

         Each of Mr. Charles H. Binger and Mr. David F. Morris also has an employment agreement with us. The term of such agreements is a minimum of five years, beginning on January 1, 2000, and will continue thereafter until a notice of termination of such agreement is delivered by us to such executive officers. The term of the agreements will continue for twelve months after the date of the notice, and such notice may not be delivered prior to the fourth anniversary of the agreement.

         Pursuant to the terms of their agreements, each of Mr. Binger and Mr. Morris is entitled to receive an annual increase in his base salary equal to fifteen and eight percent, respectively, plus the change in the consumer price index for the previous twelve-month period ending September
30. In addition, during the term of the agreements, Messrs. Binger and Morris are eligible to be awarded incentive bonuses on a basis commensurate with those provided to other peer executive officers of our company. Under the terms of their agreement, Mr. Binger and Mr. Morris were entitled to a base salary of $369,000 and $205,000, respectively, during 2002. Effective April 2002, each of Mr. Binger and Mr. Morris voluntarily agreed to a reduction in his annual salary to $250,000 and $150,000, respectively, for the remainder of 2002.

         If we terminate Mr. Binger's or Mr. Morris' employment agreement during the term of his employment without "cause" (generally, willful failure to perform duties or willful misconduct injurious to us), or if Mr. Binger or Mr. Morris terminates his employment with "good reason" (generally, the assignment of duties inconsistent with his position, a material diminution in authority or responsibilities, a reduction in any benefit specified in his employment agreement, any material breach of the agreement by us or a termination by Mr. Binger or Mr. Morris of his employment at any time within a period of three years after a change in control of our company), we would be required to pay salary continuation benefits to Mr. Binger and Mr. Morris, as the case may be, in an amount equal to the salary Mr. Binger and Mr. Morris, respectively, would have been paid through the remainder of the term of the agreement. In addition, except upon termination of Mr. Binger's or Mr. Morris' employment by us for "cause," by Mr. Binger or Mr. Morris without "good reason" or upon Mr. Binger's or Mr. Morris' death or disability, each of Mr. Binger and Mr. Morris would be entitled to receive certain non-compete payments following the termination of his employment agreement, which payments would be due within 90 days following the termination of his employment agreement and on each of the first and second anniversaries of the date of termination, each in an amount equal to his then current annual base salary. The amount of such non-compete payments would be increased by one-half in the event of our termination of Mr. Binger or Mr. Morris without "cause" or by Mr. Binger or Mr. Morris with "good reason." If the receipt of benefits upon a change in control of our company subjects Mr. Binger or Mr. Morris to any Federal excise tax pursuant to the Internal Revenue Code, we also will be obligated to pay Mr. Binger and Mr. Morris an additional amount equal to the entire excise tax due.

         In the event we exercise our right to terminate Messrs. Binger's and Morris' employment agreements on the first date permitted under such agreements (December 31, 2004), we would be required to pay Messrs. Binger and Morris an aggregate of approximately $1,736,393 and $822,158, respectively, which amounts would be paid in three equal, annual installments, with the first installment due on or before January 31, 2005. The amount of such payments is based upon the following assumptions: an assumed two percent increase in the consumer price index for the year ending September 30, 2003; and that such payments are not paid as a result of a change in control of our company.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Only stockholders of record at the close of business on __________, 2003 are entitled to notice of, and to vote at, our annual meeting. On such date, there were _______ shares of our common stock outstanding. Each share of our common stock is entitled to one vote on each such matter. Holders of our common stock do not have the right to cumulate votes in the election of directors.

         To our knowledge, and except as set forth under "Security Ownership of Certain Beneficial Owners and Management," no person beneficially owned more than 5% of our common stock outstanding on _________, 2003.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the amount of our common stock beneficially owned, as of July _____, 2003, by each of our directors, the executive officers named in the Summary Compensation Table, any person who is known by us to own beneficially more than 5% of our common stock and all our directors and executive officers as a group:

                                                              NUMBER OF SHARES               PERCENT OF OUTSTANDING
                 NAME AND ADDRESS(1)                         BENEFICIALLY OWNED                   COMMON STOCK
                 -------------------                         ------------------                   ------------
Timothy L. Ashburn...................................             197,882   (2)(3)(4)                   7.0%
Dr. Gregory W. Kasten................................             403,775   (2)(3)(5)                  14.3
John S. Penn.........................................              16,001   (3)                         0.6
Charles H. Binger....................................             113,150   (3)                         4.0
Thomas G. Napurano...................................              96,724   (2)(3)                      3.4
David F. Morris......................................              49,925   (3)                         1.8
Weaver H. Gaines.....................................              36,600   (3)                         1.3
Philip L. Conover....................................               2,750   (3)                         --
Alice T. Kane........................................               2,250   (3)                         --
J. Robert Owens......................................             192,615   (6)                         6.8
Kenneth D. Trumpfheller..............................             410,000                              14.5
Directors and executive officers
     as a group (10 persons).........................             942,679   (2)(3)(4)                  32.9

---------------------------

(1) Except as otherwise indicated, each individual has sole voting and investment power over the shares listed beside his or her name. The percentage calculations for beneficial ownership are based upon [2,829,246] shares of our common stock that were issued and outstanding as of March 31, 2003. The address for each person is 2424 Harrodsburg Road, Lexington, Kentucky 40503.

(2) Includes 5,214, 896, 5,935 and 15,230 shares of our common stock beneficially owned by Mr. Ashburn, Dr. Kasten, Mr. Napurano and all directors and executive officers as a group, respectively, and held by our equity participation plan. No person has voting power over such shares except Mr. Ashburn, who directs the vote as the plan's trustee. Each of Mr. Ashburn, Dr. Kasten, Mr. Napurano and all directors and executive officers as a group, may be deemed to be the beneficial owner(s) of the shares held by our equity participation plan because such holder(s) retain sole investment power over such shares.

(3)   Includes 1,500, 1,500, 16,000, 3,125, 3,000, 2,000, 3,750, 2,750,
      2,250 and 36,075 shares of our common stock that may be acquired by Messrs. Ashburn, Kasten, Penn, Binger, Napurano, Morris, Gaines and Conover, Ms. Kane and all directors and executive officers as a group, respectively, upon exercise of stock options granted by us pursuant to our 1998 Stock Incentive Plan.



                                     45


---------------------------

(4) Includes 47,126 shares of our common stock of which Mr. Ashburn may be deemed to be the beneficial owner based upon his right to vote all shares held subject to our equity participation plan. Mr. Ashburn disclaims beneficial ownership of all shares held subject to our equity participation plan except 5,214 shares. Also includes 26,325 shares of our common stock that Mr. Ashburn has the right to vote pursuant to that certain Irrevocable Proxy dated February 8, 2002, which irrevocable proxy was granted in connection with a promissory note issued in favor of Mr. Ashburn. Mr. Ashburn does not have the power to dispose of such shares except upon default of the promissory note.

(5) Includes 869 shares of our common stock owned by Dr. Kasten's spouse, of which Dr. Kasten disclaims beneficial ownership.

(6) Includes 1,000 shares of our common stock that may be acquired by Mr. Owens upon exercise of stock options granted by us pursuant to our 1998 Stock Incentive Plan.


         The following schedule provides information, with respect to compensation plans, on equity securities (common shares) that were authorized for issuance as of December 31, 2002:

                                                                                                      NUMBER OF SHARES
                                                                                                   REMAINING AVAILABLE FOR
                                                                                                    FUTURE ISSUANCE UNDER
                                                    NUMBER OF SHARES                                 EQUITY COMPENSATION
                                                      TO BE ISSUED          WEIGHTED-AVERAGE          PLANS (EXCLUDING
                                                    UPON EXERCISE OF        EXERCISE PRICE OF        SHARES REFLECTED IN
                                                   OUTSTANDING OPTIONS     OUTSTANDING OPTIONS           COLUMN (A))
PLAN CATEGORY                                              (A)                     (B)                       (C)
-------------                                      -------------------     --------------------     ----------------------
Equity compensation plans approved by security
   holders.................................                   107,441        $            29.72              142,559
Equity compensation plans not approved by security
   holders.................................                        --                        --                   --
                                                    -----------------        ------------------     ----------------

Total......................................                   107,441        $            29.72              142,559
                                                    =================        ==================     ================

         Our stockholders have previously approved our compensation plan.

                  COMPARISON OF CUMULATIVE TOTAL RETURN OF
                      UNIFIED FINANCIAL SERVICES, INC.

         We have been an SEC-reporting company since July 27, 1997. However, there currently is no established public trading market for our common stock. From July 27, 1997 to December 31, 2002, to our knowledge, the only sales of our common stock have been sales by us in our private placements (at prices of $25.00, $27.50 and $40.00 per share) and "deemed" sales in connection with our issuance of shares in connection with our acquisitions of various companies. Additionally, during October 2001 and June 2002, we repurchased approximately 2,400 and 240 shares, respectively, of our common stock from the Unified Financial Services Equity Participation Plan at a price of $30.00 and $16.50, respectively, per share. In December 2002, we repurchased approximately 14,700 shares of our common stock in connection with the extinguishment of an outstanding loan to UBC. In connection with such repurchase, we gave a release of claims to the borrower and paid approximately $73,600 to UBC on behalf of the borrower. We are not aware of any transactions between private third parties, other than the transfer of shares by gift. Based upon the foregoing, we believe that any comparison of the yearly percentage change in the cumulative total return on our common stock to any broad market, published industry, line-of-business or other index would be meaningless and, potentially, could be misleading.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than ten percent of our outstanding stock, file reports of ownership and changes in ownership with the SEC. To our knowledge, based solely on our review of such reports furnished to us and written representations that no other reports were required to be filed, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with during the year ended December 31, 2002.

                      OUR CURRENT INDEPENDENT AUDITORS

         Larry E. Nunn & Associates, L.L.C. served as our independent auditors for the year ended December 31, 2002. Representatives of Larry E. Nunn & Associates, L.L.C. are expected to be present at our annual meeting and to respond to appropriate questions from our stockholders. Such representatives will have the opportunity to make statements if they so desire. Our audit, nominating and compensation committee currently is reviewing proposals and background information with respect to candidates for our independent auditors for the year ending December 31, 2003. As a result, our board of directors has not yet selected our independent auditors for 2003.

AUDIT FEES

         The aggregate fees billed to us by Larry E. Nunn & Associates, L.L.C. for the audit of our consolidated financial statements for fiscal years ended December 31, 2002 and 2001 and for reviews of our financial statements included in our quarterly reports on Form 10-Q for fiscal years 2002 and 2001, respectively, were $125,595 and $116,353, respectively. Additional audit fees billed to us by Larry E. Nunn & Associates, L.L.C. in 2002 and 2001 of $0 and $27,273, respectively, were related to consents and assistance provided with our regulatory filings.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         In 2002 and 2001, the aggregate fees billed to us by Larry E. Nunn & Associates, L.L.C. for services related to the design and implementation of financial information systems was $2,475 and $9,200, respectively.

TAX FEES

         The aggregate fees billed for tax services provided to us by Larry
E. Nunn & Associates, L.L.C. for 2002 and 2001 were $9,905 and $35,673, respectively, representing tax consulting and compliance services.

ALL OTHER FEES

         The aggregate fees billed for all other services provided to us by Larry E. Nunn & Associates, L.L.C. during 2002 and 2001 were $4,873 and $10,711, respectively. This amount included audit-related fees for 2002 and 2001 of $0 and $4,452, respectively, representing services including audits of our employee benefit plan financial statements, audits of the financial statements of certain of our subsidiaries and affiliated entities, internal audit services and reviews of internal controls not related to the audit of our consolidated financial statements; and other non-audit fees for 2002 and 2001 of $0 and $4,424, respectively.

         The audit, nominating and compensation committee has considered whether the provision of certain non-audit services is compatible with maintaining the outside auditors' independence.

                        FUTURE STOCKHOLDER PROPOSALS

         Under applicable regulations of the SEC, all proposals of stockholders to be considered for inclusion in the proxy statement for the 2004 annual meeting of stockholders must be received at our offices, c/o corporate secretary, 2424 Harrodsburg Road, Lexington, Kentucky 40503 by not later than _______________, 2003 [120 DAYS PRIOR TO DATE OF 2003 MAILING]. Our by-laws provide that stockholder proposals, including nominations of directors, that do not appear in the proxy statement may be considered at a meeting of stockholders only if written notice of the proposal is received by our corporate secretary not less than 60 days and not more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the 10th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us.

         Any written notice of a stockholder proposal must include the following information: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, and
(ii) the class and number of our shares that are owned beneficially and of record by such stockholder and such beneficial owner.

                                ANNUAL REPORT

         Our annual report to stockholders for the year ended December 31, 2002 previously has been mailed to our stockholders. Our Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC (excluding exhibits), is included in our annual report to stockholders.

                           OTHER BUSINESS MATTERS

         The board of directors is not aware of any business to be presented at our annual meeting other than that referred to in the Notice of Annual Meeting of Stockholders and discussed herein. If any other business does properly come before the annual meeting, the persons named as proxies on the enclosed proxy card will vote as they deem in the best interests of the Company.


                                       TIMOTHY L. ASHBURN
                                       Chairman of the Board

                  , 2003
------------------
Lexington, Kentucky

                                                                     Annex A
                                                                     -------

                          STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 9th day of June, 2003, by and between BLUE RIVER BANCSHARES, INC. ("Blue River") and UNIFIED FINANCIAL SERVICES, INC. ("Unified").

                            W I T N E S S E T H :

         WHEREAS, Blue River is an Indiana corporation registered as a savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA"), with its principal office located in Shelbyville, Shelby County, Indiana; and

         WHEREAS, Unified is a Delaware corporation registered as a savings and loan holding company under HOLA, with its principal office located in Lexington, Fayette County, Kentucky; and

         WHEREAS, Unified is the sole owner of all of the outstanding capital stock of Unified Banking Company ("UBC"); and

         WHEREAS, UBC, a wholly-owned subsidiary of Unified, is a federal savings bank with its principal office in Lexington, Fayette County, Kentucky; and

         WHEREAS, pursuant to the terms of this Agreement, Unified desires to sell to Blue River, and Blue River desires to acquire from Unified, all of the Shares (as defined in Section 2.03(a) hereof) for the Purchase Price (as set forth in Section 1.02 hereof); and

         WHEREAS, as a condition precedent to and as a material inducement for Blue River to execute this Agreement, Unified has agreed to enter into that certain Depository Agreement of even date herewith, effective as of the Effective Time; and

         WHEREAS, as a condition precedent to and as a material inducement for Blue River to execute this Agreement, Unified has agreed to enter into that certain License Agreement of even date herewith, effective as of the Effective Time; and

         WHEREAS, as a condition precedent to and as a material inducement for Blue River to execute this Agreement, Blue River has agreed to enter into that certain Employment Agreement with the President of UBC of even date herewith, effective as of the Effective Time; and

         WHEREAS, the parties desire to provide certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement; and

         WHEREAS, the Boards of Directors of the parties hereto have determined that it is in the best interests of their respective corporations and the shareholders or stockholders, as the case may be, thereof to consummate the transactions provided for herein and have approved this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the parties hereby make this Agreement as follows:

                                 SECTION 1

                       PURCHASE AND SALE OF THE SHARES
                       -------------------------------

         1.01 Purchase and sale of the Shares. Upon the terms and subject to
              -------------------------------
the conditions set forth in this Agreement, at the Closing (as defined in Section 9.01 hereof), Unified shall sell, transfer, assign and deliver to Blue River, and Blue River shall purchase and acquire from Unified, all right, title and interest in and to the Shares, free and clear of any and all liens, pledges, security interests, charges, claims, options, rights of first refusal, transfer restrictions, rights of conversion or exchange, adverse claims or rights of any third party and other restrictions or limitations whatsoever (the "Transaction").

         1.02 Purchase Price. The aggregate purchase price to be paid by
              --------------
Blue River to Unified for all of the Shares shall be Eight Million Two Hundred Thousand and No/100 Dollars ($8,200,000.00) (the "Purchase Price"). At the Closing, Blue River shall pay the Purchase Price in immediately available funds by wire transfer, to Unified.

                                 SECTION 2

                  REPRESENTATIONS AND WARRANTIES OF Unified
                  -----------------------------------------

Concurrent with the execution of this Agreement, Unified has delivered to Blue River schedules (the "Disclosure Schedules") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Section 2 or to one or more of its covenants contained in
Section 4; provided, that the mere inclusion of an item in the Disclosure Schedules as an exception to a representation or warranty shall not be deemed an admission by Unified that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on UBC (as defined below). The inclusion or disclosure in one schedule of the Disclosure Schedules shall be deemed to be included in all schedules to the Disclosure Schedules for purposes of this Agreement.

For the purpose of this Agreement, and in relation to Unified and UBC, a "Material Adverse Effect on UBC" means any effect that (i) is material and adverse to the financial position, results of operations or business of UBC as it existed as of the date of this Agreement, or (ii) would materially impair the ability of Unified to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation by Unified of the Transaction and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect on UBC shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles ("GAAP") or regulatory accounting requirements applicable to banks or savings associations and their holding companies generally, (c) any modifications or changes to valuation policies and practices in connection with the Transaction in each case in accordance with GAAP, (d) effects of any action taken with the prior written consent of Blue River and (e) changes in general level of interest rates or conditions or circumstances that affect the banking industry generally.

No representation or warranty of Unified or UBC contained in this Section 2, except Section 2.03 which shall not be subject to a materiality standard, shall be deemed untrue, incomplete or incorrect, and Unified shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in this Section 2, has had or is reasonably likely to have a Material Adverse Effect on UBC (the "Disclosure Standard").

Accordingly, Unified hereby represents and warrants to Blue River as of the date hereof and as of the Effective Time (subject to the Disclosure Standard, using the Disclosure Schedules updated as provided in 4.07) as follows:

         2.01 Organization and Authority.
              --------------------------

         (a) Unified is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is registered as a savings and loan holding company under HOLA. Unified has full power and authority (corporate and otherwise) to own, operate and lease its properties as presently owned, operated and leased and to conduct its business in the manner and by the means utilized as of the date hereof. Unified has a class of stock registered pursuant to Section 12, and is subject to the reporting requirements, of the Securities Exchange Act of 1934, as amended (the "1934 Act").

         (b) UBC is a federally chartered savings bank, duly organized and validly existing under the laws of the United States of America. UBC is subject to primary regulatory supervision and examination by the Office of Thrift Supervision (the "OTS"). UBC has full power and authority (corporate and otherwise) to own, operate and lease its properties as presently owned, operated and leased and to conduct its business in the manner and by the means utilized as of the date hereof. Except as set forth in Schedule 2.01 of the Disclosure Schedules, UBC has no subsidiary and owns no voting stock or equity securities of any corporation, partnership, association or other entity.

         (c) Unified is and will be on the Closing Date (as defined in Section 9.01(a) hereof) the record and beneficial owner and holder of the Shares, and owns the Shares free and clear of all options, liens, pledges, restrictions, security interests, charges, claims, rights of third parties and encumbrances of any nature.

         (d) None of the Shares were issued in violation of any state or federal securities regulation or statute, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act").

         2.02 Authorization.
              -------------

         (a) Unified has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, subject to the fulfillment of the conditions precedent set forth in Section 6 hereof, unless appropriately waived as provided for in Section 6 hereof. This Agreement, and its execution and delivery by Unified, has been duly authorized and approved by the Board of Directors or the Executive Committee of the Board of Directors of Unified and, assuming due execution and delivery by Blue River, constitutes a valid and binding obligation of Unified, subject to the fulfillment of the conditions precedent set forth in
Section 6 hereof, unless appropriately waived as provided for in Section 6 hereof, and is enforceable in accordance with its terms, except to the extent limited by general principles of equity and public policy and by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights.

         (b) Except as set forth in Schedule 2.02 of the Disclosure Schedules, neither the execution of this Agreement nor consummation of the transactions contemplated hereby, including the Transaction: (i) conflicts with or violates Unified's Amended and Restated Certificate of Incorporation, as amended, or Bylaws, or UBC's Charter or Bylaws; (ii) conflicts with or violates any local, state, federal or foreign law, statute, ordinance, rule or regulation (provided that the approvals of or filings with applicable government regulatory agencies or authorities required for consummation of the Transaction are obtained) or any court or administrative judgment, order, injunction, writ or decree; (iii) conflicts with, results in a breach of or constitutes a default under any note, bond, indenture, mortgage, deed of trust, license, lease, contract, agreement, arrangement, commitment or other instrument to which Unified or UBC is a party or by which Unified or UBC is subject or bound; (iv) results in the creation of or gives any person, corporation or entity the right to create any lien, charge, claim, encumbrance or security interest, or results in the creation of any other rights or claims of any other party (other than Blue River) or any other adverse interest, upon any right, property or asset of Unified or UBC; or (v) terminates or gives any person, corporation or entity the right to terminate, accelerate, amend, modify or refuse to perform under any note, bond, indenture, mortgage, agreement, contract, lease, license, arrangement, deed of trust, commitment or other instrument to which Unified or UBC is bound or with respect to which Unified or UBC is to perform any duties or obligations or receive any rights or benefits.

         (c) Other than in connection or in compliance with the provisions of applicable federal and state banking, securities, antitrust and corporation statutes, and the rules and regulations promulgated thereunder, or filings, consents, reviews, authorization, approvals or exemptions required under HOLA or the 1934 Act, or any required approvals of the OTS, no notice to, filing with, exemption by or consent, authorization or approval of any governmental agency or body is necessary for consummation of the Transaction by Unified or UBC.

         2.03 Capitalization.
              --------------

         (a) The authorized capital stock of UBC consists of 10,000 shares of common stock, $100.00 par value, of which, as of the date hereof, 5,000 shares were issued and outstanding, all of which shares are validly issued, fully paid and nonassessable, and have not been issued in violation of any pre-emptive rights of any present or former UBC stockholder (such issued and outstanding shares are referred to herein as the "Shares"). All of the Shares are owned by Unified free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and pre-emptive rights and of all other rights or claims of any other person, corporation or entity with respect thereto. Except as previously described in this Section 2.03(a), UBC has no capital stock authorized, issued or outstanding, and has no intention or obligation to authorize or issue any other capital stock or any additional shares of its common stock.

         (b) There are no options, warrants, commitments, calls, puts, agreements, understandings, arrangements or subscription rights relating to any Shares, or any securities convertible into or representing the right to purchase or otherwise acquire any common stock or debt securities of UBC, by which UBC is or may become bound. UBC does not have any outstanding contractual or other obligation to repurchase, redeem or otherwise acquire any of the Shares.

         2.04 Organizational Documents. True and complete copies of the
              ------------------------
Charter and Bylaws of UBC, each as in effect on the date of this Agreement, are attached hereto as Schedule 2.04 of the Disclosure Schedules.

         2.05 Compliance with Law.
              -------------------

         (a) UBC has not engaged in any activity nor taken or omitted to take any action that has resulted in the violation of any local, state, federal or foreign law, statute, regulation, rule, ordinance, order, restriction or requirement, nor is it in violation of any order, injunction, judgment, writ or decree of any court or government agency or body. UBC possesses and holds all licenses, franchises, permits, certificates and other authorizations necessary for the continued conduct of its business without interference or interruption, and such licenses, franchises, permits, certificates and authorizations are transferable (to the extent required) to Blue River at the Effective Time, without any restrictions or limitations thereon or the need to obtain any consents of government agencies or other third parties other than as set forth in this Agreement.

         (b) Except as set forth in Schedule 2.05 of the Disclosure Schedules, neither UBC nor its property is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of it or engaged in the insurance of deposits

(including, without limitation, the OTS and the Federal Deposit Insurance Corporation) or the supervision or regulation of UBC. There are no uncured violations, or violations with respect to which refunds or restitutions may be required, cited in any examination report of UBC as a result of an examination by any regulatory agency or body, or set forth in any accountant's or auditor's report to UBC. Except as provided in the three-year business plan of UBC, as most recently approved by the OTS on October 24, 2002, and other than as provided by the Federal Deposit Insurance Corporation Improvement Act, there is no regulatory agreement or restriction with respect to the regulatory capital of UBC.

         2.06 Accuracy of Statements Made and Materials Provided to Blue
              ----------------------------------------------------------
River.
-----

         (a) The statements contained in this Agreement, the Disclosure Schedules and any other written document executed and delivered by or on behalf of Unified pursuant to the terms of this Agreement are true and correct as of the date hereof or as of the date delivered, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading, in light of the circumstances in which they are made.

         (b) To the knowledge of Unified or UBC, the Disclosure Schedules contain any and all exceptions to one or more of the representations and warranties contained in this Section 2 or to one or more of the covenants of Unified contained in Section 4 hereof, regardless of the materiality of the facts, circumstances or events relating to such exception or whether such exception constitutes a Material Adverse Effect on UBC; provided, however Unified shall not incur any liability unless such exception constitutes a Material Adverse Effect on UBC.

         2.07 Litigation and Pending Proceedings.
              ----------------------------------

         (a) Except as set forth in Schedule 2.07 of the Disclosure Schedules and lawsuits involving collection of delinquent accounts, there are no claims, actions, suits, proceedings, mediations, arbitrations or investigations pending or, to the knowledge of Unified or UBC, threatened in any court or before any government agency or authority, arbitration panel or otherwise (nor does Unified or UBC have any knowledge of a basis for any claim, action, suit, proceeding, litigation, arbitration or investigation) against, by or affecting UBC or which would prevent the performance by Unified of this Agreement, declare the same unlawful or cause the rescission hereof.

         (b) Except as set forth in Schedule 2.07 of the Disclosure Schedules UBC, is not: (i) subject to any outstanding judgment, order, writ, injunction or decree of any court, arbitration panel or governmental agency or authority; (ii) presently charged with or, to the knowledge of Unified or UBC, under governmental investigation with respect to any actual or alleged violations of any law, statute, rule, regulation or ordinance; or (iii) the subject of any pending or, to the knowledge of Unified or UBC, threatened proceeding by any government regulatory agency or authority having jurisdiction over UBC's business, assets, capital, properties or operations.

         2.08 Financial Statements and Reports. Unified has delivered or
              --------------------------------
made available to Blue River copies of the following financial statements and reports of UBC, including the notes, if applicable, thereto
(collectively, the "UBC Financial Statements"):

         (a) Balance Sheets and the related Statements of Income and Statements of Changes in Stockholder's Equity of UBC as of and for the years ended December 31, 2000, 2001 and 2002, and as of and for the fiscal quarter ended March 31, 2003;

         (b) Statements of Cash Flows of UBC for the years ended December 31, 2000, 2001 and 2002, and for the fiscal quarter ended March 31, 2003;

         (c) Thrift Financial Reports ("TFRs") for UBC as of close of business on December 31, 2000, 2001, 2002, and for the fiscal quarter ended March 31 2003.

         The UBC Financial Statements present fairly the financial position of UBC as of and at the dates shown and the results of operations for the periods covered thereby. The UBC Financial Statements described in clauses
(a), (b) and (c) above for completed fiscal years are audited financial statements and have been prepared in conformance with ("GAAP") applied on a consistent basis, except as may otherwise be indicated in any accountants' notes or reports with respect to such financial statements.

         2.09 Properties, Contracts, Employees and Other Agreements.
              -----------------------------------------------------

         (a) Set forth in Schedule 2.09 of the Disclosure Schedules are true, accurate and complete copies of the following:

              (i) a brief description and the location of all real property owned by UBC and the principal buildings and structures located thereon and each lease of real property to which UBC is a party, identifying the parties thereto, the annual rental payable, the expiration date of the lease and a brief description of the property covered;

              (ii) a list of all agreements, contracts, leases, licenses, lines of credit, understandings, commitments or obligations of UBC which:

                          (A) involve payment or receipt by UBC (other than as disbursements of loan proceeds to customers, loan payments by customers or customer deposits) of more than $25,000;

                          (B)  involve payments based on profits of UBC;

                          (C) relate to the purchase of goods, products, supplies or services in excess of $25,000;

                          (D)  were not made in the ordinary course of
                               business; or

                          (E) may not be terminated without penalty within one (1) year from the date of this Agreement; and

              (iii) the name and current annual salary of each director, officer and employee of UBC; and

              (iv) sharing, bonus or other form of compensation (other than salary) paid or payable by UBC to or for the benefit of each such person for the year ended December 31, 2002, and any employment, severance or deferred compensation agreement or arrangement with respect to each such person.

         (b) Each of the agreements, contracts, commitments, leases, instruments and documents set forth in the Disclosure Schedules relating to this Section 2.09 is valid and enforceable in accordance with its terms, except to the extent limited by general principles of equity and public policy or by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, readjustment of debt or other laws of general application relative to or affecting the enforcement of creditor's rights, whether now or hereafter in effect, and except that equitable principles may limit the right to obtain specific performance and other equitable remedies, and Unified and UBC and, to the knowledge of Unified and UBC, all other parties thereto are, in compliance with the provisions thereof, and neither Unified nor UBC is in default in the performance, observance or fulfillment of any obligation, covenant or provision contained therein. None of the foregoing requires the consent of any party to its assignment in connection with the Transaction contemplated by this Agreement.

         (c) UBC is not in default under or in breach of or, alleged to be in default under or in breach of, any loan or credit agreement, conditional sales contract or other title retention agreement, security agreement, bond, indenture, mortgage, license, contract, lease, commitment or any other instrument or obligation.

         2.10 Absence of Undisclosed Liabilities. Except as provided in the
              ----------------------------------
UBC Financial Statements, Subsequent UBC Financial Statements (as defined in
Section 4.10 hereof) or in the Disclosure Schedules, except for unfunded loan commitments and obligations on letters of credit to customers of UBC and debts, liabilities or obligations incurred in the ordinary course of UBC's business, and except for the transactions contemplated by this Agreement, UBC will not have at the Effective Time, any obligation, agreement, contract, commitment, liability, lease or license which exceeds $25,000 individually, or any obligation, agreement, contract, commitment, liability, lease or license made outside of the ordinary course of business, nor does there exist any circumstances resulting from actions taken by UBC, transactions of UBC occurring on or prior to the date of this Agreement or from any action omitted to be taken by UBC during such period which could reasonably be expected to result in any such obligation, agreement, contract, commitment, liability, lease or license outside the ordinary course of business.

         2.11 Title to Assets. Except as described in this Section 2.11 or
              ---------------
in Schedule 2.11 of the Disclosure Schedules:

         (a) UBC has good and marketable title in fee simple absolute to all real property (including, without limitation, all real property used as bank premises and all other real estate owned), if any, which is reflected in the UBC Financial Statements as of March 31, 2003; good title to all personal property reflected in the UBC Financial Statements as of March 31, 2003, other than personal property disposed of in the ordinary course of business since March 31, 2003; good title to or right to use by valid and enforceable lease or contract all other properties and assets (whether real or personal, tangible or intangible) which UBC purports to own or which UBC uses in its business; good title to, or right to use by terms of a valid and enforceable lease or contract, all other property used in UBC's business; and good title to all property and assets acquired and not disposed of or leased since
March 31, 2003. All of such properties and assets are owned by UBC free and clear of all land or conditional sales contracts, mortgages, liens, pledges, restrictions, security interests, charges, claims, rights of third parties or encumbrances of any nature except: (i) as set forth in Schedule 2.11 of the Disclosure Schedules or in the documents or agreements included in
Schedule 2.09 of the Disclosure Schedules; (ii) as specifically noted in the UBC Financial Statements; (iii) statutory liens for taxes not yet delinquent or being contested in good faith by appropriate proceedings; (iv) pledges or liens required to be granted in connection with the acceptance of government deposits or granted in connection with repurchase or reverse repurchase agreements; (v) easements, encumbrances and liens of record, imperfections of title and other limitations which are not material in amounts to UBC and which do not materially detract from the value or materially interfere with the present or contemplated use of any of the properties subject thereto or impair the use thereof for the purposes for which they are held or used; or
(vi) as the enforceability thereof against the parties thereto may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies. All real property owned or leased by UBC is in compliance with all applicable zoning and land use laws. All real property, machinery, equipment, furniture and fixtures owned or leased by UBC is structurally sound, in good operating condition and has been and is being maintained and repaired in the ordinary condition of business, reasonable wear and tear excepted.

         (b) With respect to all real property presently or formerly owned, operated, leased or used by UBC (which properties consist solely of (i) that certain commercial property located at 2353 Alexandria Drive, Lexington, Kentucky, (ii) that certain commercial property located as 2424 Harrodsburg Road, Lexington, Kentucky and (iii) that certain single family resident located at 109 Bridle Court, Nicholasville, Kentucky), UBC and each of the prior owners, to the knowledge of Unified and UBC, has conducted their respective businesses in compliance with all federal, state, county and municipal laws, statutes, regulations, rules, ordinances, orders, directives, restrictions and requirements relating to, without limitation, responsible property transfer, underground storage tanks, petroleum products, air pollutants, water pollutants or storm water or process waste water or otherwise relating to the environment, air, water, soil or toxic or hazardous substances or to the manufacturing, recycling, handling, processing, distribution, use, generation, treatment, storage, disposal or transport of any hazardous or toxic substances or petroleum products (including polychlorinated biphenyls, whether contained or uncontained, and asbestos-containing materials, whether friable or not), including, without limitation, the Federal Solid Waste Disposal Act, the Hazardous and Solid

Waste Amendments, the Federal Clean Air Act, the Federal Clean Water Act, the Occupational Health and Safety Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986, all as amended, and the rules and regulations of the Environmental Protection Agency, the Nuclear Regulatory Agency, the Army Corp of Engineers, the Department of Interior, the United States Fish and Wildlife Service and any state department of natural resources or state environmental protection agency now in effect (collectively, the "Environmental Laws"). Except as set forth in the Disclosure Schedules, there are no pending or, to the knowledge of Unified and UBC, threatened, claims, actions or proceedings by any state, municipality, sewage district or other governmental entity against UBC with respect to the Environmental Laws. No environmental clearances or other governmental approvals are required for the conduct of UBC's business as presently conducted, except for any clearances or approvals already possessed by UBC. UBC is not the owner, and, to the knowledge of Unified, has not been in the chain of title or the operator or lessee, of any property on which any substances have been released, which substances if known to be present on, at or under such property would require clean-up, removal, treatment, abatement, response costs or any other remedial action under any Environmental Law. UBC owns, operates, leases, uses and controls, and has owned, operated, leased, used and controlled, all real property in compliance with its obligations under the Environmental Laws. UBC does not have any liability for any clean-up or remediation under any of the Environmental Laws with respect to any real property currently or formerly owned, leased, used or operated by it.

         2.12 Loans.
              -----

         (a) Except as set forth in Schedule 2.12 of the Disclosure Schedules, there is no loan by UBC, which was included in the UBC Financial Statements as of March 31, 2003 or which has been made or acquired since March 31, 2003, in excess of $25,000 that has been classified by bank management as "Other Loans Specially Mentioned," "Substandard," "Doubtful" or "Loss" or in excess of $25,000 that has been identified by accountants or auditors (internal or external) or any banking regulatory agency as having a significant risk of uncollectability. The most recent loan watch list of UBC and a list of all loans in excess of $25,000 which UBC has determined to be thirty (30) days or more past due with respect to principal or interest payments or has placed on nonaccrual status is set forth in Schedule 2.12 of the Disclosure Schedules.

         (b) All loans reflected in the UBC Financial Statements as of March 31, 2003 and which have been made, extended, renewed, restructured, approved, amended or acquired since March 31, 2003: (i) constitute the legal, valid and binding obligation of the obligor and any guarantor named therein, except as the enforceability thereof against the parties thereto may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies; (ii) are evidenced by notes, instruments or other evidences of indebtedness which are true and genuine; and (iii) are secured, to the extent that UBC has a security interest in collateral or a mortgage securing such loans, by perfected security interests or recorded mortgages naming UBC as the secured party or mortgagee (unless by written agreement to the contrary).

         (c) The allowances for loan losses contained in the UBC Financial Statements were established in accordance with the past practices and experiences of UBC, and the allowance for loan and lease losses shown on the balance sheet of UBC as of March 31, 2003 were adequate in all material respects under the requirements of regulatory accounting principles to provide for possible losses on loans and leases as of March 31, 2003.

         2.13 Employee Benefit Plans.
              ----------------------

         (a)  With respect to the employee benefit plans, as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), sponsored or otherwise maintained by UBC, whether written or oral, in which UBC participates as a participating employer; to which UBC contributes and including any such plans which within the preceding six (6) years have been terminated, merged into another plan of UBC, frozen or discontinued (collectively, the "UBC Plans") except as set forth on Schedule
2.13 of the Disclosure Schedules: (i) all such UBC Plans have been, in all respects, maintained in compliance with the requirements prescribed by all applicable statutes, orders and governmental rules or regulations, including, without limitation, ERISA, the Code, and Treasury and Labor Regulations promulgated thereunder; (ii) all UBC Plans intended to constitute tax-qualified plans under Section 401(a) of the Code have received favorable determination letters from the Internal Revenue Service ("Service") with respect to "GUST" (as defined in Section 2 of Rev. Proc.2002-6), and have been amended by the adoption of a "good faith EGTRRA amendment" as that phrase is defined in IRS Notice 2001-42, and Unified is not aware of any circumstances likely to result in revocation of any such favorable determination letter; (iii) no UBC Plan (or its related trust) holds any stock or other securities of UBC or any related or affiliated person or entity; (iv) neither Unified nor UBC has engaged in any transaction that may subject UBC, or any UBC Plan, to a civil penalty imposed by Section 502 of ERISA; (v) no non-exempt prohibited transaction (as defined in Section 406 of ERISA and as defined in Section 4975(c) of the Code) has occurred with respect to any UBC Plan; (vi) there are no actions, suits, proceedings or claims pending (other than routine claims for benefits) or, to the knowledge of Unified, threatened, against UBC, any UBC Plan, any fiduciary of any UBC Plan or the assets of any UBC Plan as to which UBC would have liability.

         (b) Unified has made available to Blue River true, accurate and complete copies of the following (including all plans and programs which have been terminated): (i) pension, retirement, profit-sharing, savings, stock purchase, stock bonus, stock ownership, stock option and stock appreciation right plans and all amendments thereto and all summary plan descriptions thereof (including any summary of material modifications thereto); (ii) all employment, deferred compensation (whether funded or unfunded), salary continuation, consulting, bonus, severance and collective bargaining agreements, arrangements or understandings; (iii) all executive and other incentive compensation plans, programs and agreements; (iv) all group insurance and health insurance contracts, policies or plans; and (v) all other incentive, welfare, fringe or benefit plans, or agreements, maintained or sponsored, participated in, or contributed to by UBC for its current or former directors, officers or employees; in each instance, which are applicable to employees of UBC.

         (c) UBC maintains no group health plan (as defined in Section 607(l) of ERISA) and consequently has no duty to provide "COBRA" continuation coverage under Section 4980B of the Code or Part 6 of Title I of ERISA. Unified acknowledges and confirms its responsibility to provide COBRA continuation coverage under its group health plan or plans to any qualified beneficiaries whose qualifying event occurs prior to the Closing Date and who is, or whose qualifying event occurred in connection with, an employee or former employee of UBC whose employment terminated prior to the Closing Date.

         (d) Except as set forth in Schedule 2.13 of the Disclosure Schedules, no current or former director, officer or employee of UBC: (i) is entitled to any benefit under any welfare benefit plans (as defined in Section 3(1) of ERISA) after termination of employment with UBC, except that such individuals may be entitled to continue their group health care coverage pursuant to the retiree health coverage provisions of Unified's group health plan or pursuant to Section 4980B of the Code if they pay the cost of such coverage pursuant to the applicable requirements of that plan or the Code with respect thereto, whichever is applicable; and (ii) is currently receiving, or is entitled to currently receive, a disability benefit under either a long term disability plan or the short term disability plan maintained by UBC.

         (e) With respect to any group health plan (as defined in Section 607(1) of ERISA), in which UBC participates as a participating employer or to which UBC contributes: (i) no director, officer, employee or agent of UBC has engaged in any action or failed to act in such a manner that, as a result of such action or failure to act, would cause a tax to be imposed on UBC under Code Section 4980B(a); (ii) all applicable provisions of Section 4980B of the Code and Section 601 of ERISA have been complied with in all respects by UBC; and (iii) except as otherwise set forth in Schedule 2.13 of the Disclosure Schedules, there is no retiree health coverage or benefits payable to, or promised by UBC to, any participant, beneficiary, dependent or other individual beyond such person's termination of employment.

         (f) Except as set forth on Schedule 2.13 of the Disclosure Schedules, there are no collective bargaining, employment, management, consulting, deferred compensation, reimbursement, indemnity, retirement, early retirement, severance or similar plans or agreements, under discussion or negotiation by management with any UBC employee or group of UBC employees, or any member of UBC management.

         2.14 Obligations to Employees. All contributions required to be
              ------------------------
made under the terms of any UBC Plan have been timely made or have been reflected on the UBC Financial Statements. Neither any UBC Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") nor any single-employer plan or any entity which is considered one employer with UBC under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or
Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. UBC has not provided, nor is it required to provide, security to any Pension Plan or to any single-employer plan of any ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

         2.15 Taxes, Returns and Reports. Except as set forth in Schedule
              --------------------------
2.15 of the Disclosure Schedules, UBC has since its incorporation: (a) duly filed all federal, state, local and foreign tax returns of every type and kind required to be filed before the date of this Agreement, and will duly file all such returns required to be filed before the Effective Time, and each such return is true, accurate and complete in all respects; (b) duly filed all reports and returns required by the State of Kentucky before the date of this Agreement, and will duly file all such returns required to be filed before the Effective Time, in connection with the tax on foreign savings and loan associations, if any, and each such report and return is true, accurate and complete in all respects; (c) paid or otherwise adequately reserved in accordance with GAAP for all taxes, assessments and other governmental charges shown or required to be shown on each such report or return; and (d) not requested an extension of time for any such payments (which extension is still in force). UBC has established, and shall establish in the Subsequent UBC Financial Statements (as hereinafter defined), in accordance with GAAP consistently applied, a reserve for taxes in the UBC Financial Statements adequate to cover all of UBC's tax liabilities (including, without limitation, income taxes, payroll taxes and withholding, and franchise fees) for the tax periods then ending. Neither Unified nor UBC is currently under audit by any state or federal taxing authority. Each party shall be responsible for filing Forms W-2 with respect to the 2003 tax year in accordance with the "Standard Procedure" described in Rev. Proc. 96-60, 1996-2 C.B. 399. The responsibility for all other informational tax returns shall be allocated similarly. No federal, state or local tax returns of Unified or UBC have been audited by any taxing authority during the past five (5) years. The parties hereby acknowledge and agree that as to any return for any taxable period for which Unified would be responsible to pay any deficiency in tax under any provision in this Agreement, Unified shall similarly be entitled to receive any refund in respect of such return.

         2.16 Deposit Insurance. The deposits of UBC, to the extent
              -----------------
allowable by federal law, are insured by the Federal Deposit Insurance Corporation in accordance with the Federal Deposit Insurance Act, of 1950, as amended, and UBC has paid or properly reserved or accrued for all current premiums and assessments with respect to such deposit insurance.

         2.17 Insurance. Included in Schedule 2.17 of the Disclosure
              ---------
Schedules is a list and brief description of all policies of insurance (including, without limitation, bankers' blanket bond, directors' and officers' liability insurance, property and casualty insurance, group health or hospitalization insurance and insurance providing benefits for employees) owned or held by UBC on the date hereof or with respect to which UBC pays any premiums. Each such policy is in full force and effect and all premiums due thereon have been paid when due, and a true, accurate and complete copy thereof has been made available to Blue River prior to the date hereof.

         2.18 Books and Records. The books and records of UBC are complete
              -----------------
and accurate and have been maintained in accordance with good business practices.

         2.19 Broker's, Finder's or Other Fees. Except for Investment Bank
              --------------------------------
Services, Inc. and the fees of Unified's attorneys and accountants, no agent, broker or other person acting on behalf of UBC or under any authority of Unified is or shall be entitled to any commission, broker's or finder's fee or any other form of compensation or payment from any of the parties hereto relating to this Agreement and the transactions contemplated hereby.

         2.20 Interim Events.
              --------------

         (a) Except as set forth in Schedule 2.20 of the Disclosure Schedules, between December 31, 2002 to the date of this Agreement, to the knowledge of Unified or UBC, no event has occurred and no fact or circumstance shall have come to exist which, directly or indirectly, individually or taken together with all other facts, circumstances and events, has had, or is reasonably likely to have, a Material Adverse Effect on UBC. Solely for purposes of this Section 2.20(a), a Material Adverse Effect on UBC shall be measured against the financial position, results of operations or business of UBC as it existed as of December 31, 2002 (as opposed to the date of this Agreement).

         (b) From and after December 31, 2002 through the date of this Agreement, except as set forth in the UBC Financial Statements or except as disclosed in the Disclosure Schedules: (i) UBC has conducted its business in the ordinary and usual course consistent with past practices; (ii) UBC has not issued, sold, granted, conferred or awarded any of its equity securities, or any corporate debt securities which would be classified under GAAP as long-term debt on the balance sheets of UBC; (iii) UBC has not effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization; (iv) UBC has not declared, set aside or paid any dividend or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased or exchanged, or otherwise acquired or disposed of, directly or indirectly, any of its equity securities; (v) UBC has not incurred any obligation or liability (absolute or contingent), except liabilities incurred in the ordinary course of business, or subjected to lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (vi) UBC has not discharged or satisfied any lien or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business;
(vii) UBC has not sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business; (viii) except as required by contract or law, UBC has not (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the UBC Plans or (D) agreed to do any of the foregoing; (ix) UBC has not suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any regulatory authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; (x) UBC has not canceled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of UBC; and (xi) UBC has not entered into any material transaction, contract or commitment outside the ordinary course of its business.

         2.21 Regulatory Filings. UBC has filed and will continue to file in
              ------------------
a timely manner all required filings with all appropriate federal and state regulatory agencies and authorities as required by applicable law. All such filings with federal and state regulatory agencies were and will be true, accurate and complete as of the dates of the filings and have complied or will comply in all respects as to form with the applicable requirements and prepared in conformity with generally accepted regulatory accounting principles.

         2.22 Indemnification Agreements.
              --------------------------

         (a) Except as disclosed in Schedule 2.22 of the Disclosure Schedules, UBC is not a party to any indemnification, indemnity or reimbursement agreement, contract, commitment or understanding to indemnify any present or former director, officer, employee, stockholder or agent against liability or hold the same harmless from liability, other than as expressly provided in the Charter or the Bylaws of UBC.

         (b) No claims have been made against or filed with UBC nor have, to the knowledge of Unified, any claims been threatened against UBC, for indemnification against liability or for reimbursement of any costs or expenses incurred in connection with any legal or regulatory proceeding by any present or former director, officer, stockholder, employee or agent of UBC.

         2.23 Transactions with Related Persons.
              ---------------------------------

         (a) Except as set forth in Schedule 2.23 of the Disclosure Schedules or as disclosed in the UBC Financial Statements, no executive officer or director of Unified or of UBC, no holder of 10% or more of the outstanding shares of Unified common stock, and no entity controlled, directly or indirectly, by any of the foregoing (collectively, "Related Persons") has any interest in any contract or property (real or personal, tangible or intangible), used in or pertaining to the business of UBC.

         (b) Except as set forth in Schedule 2.23 of the Disclosure Schedules, there are (i) no agreements or claims of any nature that any of the Related Persons has with or against UBC as of the date of this Agreement or which may arise subsequent to the date of this Agreement, other than any claims for directors' fees, salary, or other compensation and employee benefits payable in the ordinary course of business in accordance with past practices to the directors and employees of UBC, and (ii) no agreements or claims of any nature that UBC has with or against any of the Related Persons as of the date of this Agreement or which may arise subsequent to the date of this Agreement; with respect to (i) and (ii), except for claims based upon any borrowing or deposit relationship between such Related Person and UBC, but not including any claims for breaches by UBC of any agreements relating to the deposit or borrowing relationship between the Related Person and UBC.

         (c) Except as set forth in Schedule 2.23 of the Disclosure Schedules and except for interests that are not greater than one percent in a corporation whose shares are traded on a national securities exchange or are quoted on Nasdaq, no Related Person has any direct or indirect personal or economic interest in any entity that does business with UBC or is competitive with UBC.

         2.24 Stockholder Approval. The affirmative vote of the holders of a
              --------------------
majority of the shares of common stock of Unified is required for approval of this Agreement and the Transaction.

         2.25 Fairness Opinion. Unified's investment banker has provided to
              ----------------
Unified, on or prior to the date hereof, its verbal opinion, as of such date, that the consideration to be received by Unified relating to the Transaction is fair to the stockholders of Unified from a financial point of view.

                                 SECTION 3

                REPRESENTATIONS AND WARRANTIES OF BLUE RIVER
                --------------------------------------------

Concurrent with the execution of this Agreement, Blue River has delivered to Unified schedules (the "Disclosure Schedules of Blue River") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Section 3 or to one or more of its covenants contained in Section 5; provided, that the mere inclusion of any item in the Disclosure Schedules of Blue River as an exception to a representation or warranty shall not be deemed an admission by Blue River that such item represents a material exception of fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on Blue River (as defined below). The inclusion or disclosure in one schedule of the Disclosure Schedules of Blue River shall be deemed to be included in all schedules to the Disclosure Schedules of Blue River for purposes of this Agreement.

For the purpose of this Agreement, and in relation to Blue River, a "Material Adverse Effect on Blue River" means any effect that (i) is material and adverse to the financial position, results of operations or business of Blue River, or (ii) would materially impair the ability of Blue River to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation by Blue River of the Transaction and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect on Blue River shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (c) any modifications or changes to valuation policies and practices in connection with the Transaction, in accordance with GAAP, and (d) changes in general level of interest rate or conditions or circumstances that affect the banking industry generally.

No representation or warranty of Blue River contained in this Section 3, shall be deemed untrue or incorrect, and Blue River shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in this Section 3, has had or is reasonably likely to have a Material Adverse Effect on Blue River (the "Disclosure Standard of Blue River").

Accordingly, Blue River hereby represents and warrants to Unified as of the date hereof and as of the Effective Time (subject to the Disclosure Standard of Blue River), as follows:

         3.01 Organization and Authority. Blue River is a corporation duly
              --------------------------
organized and validly existing under the laws of the State of Indiana, and is registered as a savings and loan holding company under the HOLA. Blue River has full power and authority (corporate and otherwise) to own, operate and lease its properties as presently owned, operated and leased and to conduct its business in the manner and by the means utilized as of the date hereof. Blue River's common stock is registered pursuant to Section 12, and Blue River is subject to the reporting requirements, of the 1934 Act.

         3.02 Authorization.
              -------------

         (a) Blue River has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, subject to the fulfillment of the conditions precedent set forth in Section 6 hereof. This Agreement, and its execution and delivery by Blue River, has been duly authorized and approved by the Board of Directors of Blue River. Assuming due execution and delivery by Unified, this Agreement constitutes a valid and binding obligation of Blue River, subject to the conditions precedent set forth in Section 6 hereof, and is enforceable in accordance with its terms, except to the extent limited by general principles of equity and public policy and by bankruptcy, insolvency, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights.

         (b) Except as set forth in Schedule 3.02 of the Disclosure Schedules of Blue River, neither the execution of this Agreement nor consummation of the transactions contemplated hereby, including the
Transaction: (i) conflicts with or violates Blue River's Articles of Incorporation or Bylaws; (ii) conflicts with or violates any local, state, federal or foreign law, statute, ordinance, rule or regulation (provided that the approvals of or filings with applicable government regulatory agencies or authorities required for consummation of the Transaction are obtained) or any court or administrative judgment, order, injunction, writ or decree; (iii) conflicts with, results in a breach of or constitutes a default under any note, bond, indenture, mortgage, deed of trust, license, contract, lease, agreement, arrangement, commitment or other instrument to which Blue River or any subsidiary of Blue River is a party or by which Blue River or any subsidiary of Blue River is subject or bound; (iv) results in the creation of or gives any person, corporation or entity the right to create any lien, charge, claim, encumbrance or security interest, or results in the creation of any other rights or claims of any other party (other than Unified) or any other adverse interest, upon any right, property or asset of Blue River; or (v) terminates or gives any person, corporation or entity the right to terminate, accelerate, amend, modify or refuse to perform under any note, bond, indenture, mortgage, agreement, contract, lease, license, arrangement, deed of trust, commitment or other instrument to which Blue River is bound or with respect to which Blue River is to perform any duties or obligations or receive any rights or benefits.

         (c) Other than in connection or in compliance with applicable federal and state banking, securities, antitrust and corporation statutes, all as amended, and the rules and regulations promulgated thereunder, or filings, consents, reviews, authorization, approvals or exemptions required under HOLA, or any required approvals of the OTS, no notice to, filing with, exemption by or consent, authorization or approval of any governmental agency or body is necessary for the consummation by Blue River of the transactions contemplated by this Agreement.

         3.03 Accuracy of Statements Made and Materials Provided to Unified.
              -------------------------------------------------------------

         (a) The statements contained in this Agreement, the Blue River Disclosure Schedules and any other written document executed and delivered by or on behalf of Blue River pursuant to the terms of this Agreement are true and correct as of the date hereof or as of the date delivered, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading, in light of the circumstances in which they are made.

         (b) To the knowledge of Blue River, the Disclosure Schedules of Blue River contains any and all exceptions to one or more of the representations and warranties contained in this Section 3 or to one or more of the covenants of Blue River contained in Section 5 hereof, regardless of the materiality of the facts, circumstances or events relating to such exception or whether such exception constitutes a Material Adverse Effect on Blue River; provided, however, that Blue River shall not incur any liability unless such exception constitutes a Material Adverse Effect on Blue River.

         3.04 Litigation and Other Proceedings. Neither Blue River nor any
              --------------------------------
of its subsidiaries is a party to any pending, or, to the knowledge of Blue River, threatened claim, action, suit, investigation or proceeding which purports or seeks to enjoin or restrain the transactions contemplated by this Agreement, or which would impair or limit Blue River from performing and fulfilling its obligations pursuant to this Agreement. Without limiting the generality of the foregoing, as of the date of this Agreement, there are no actions, suits or proceedings pending or, to the knowledge of Blue River, threatened against Blue River or any of its subsidiaries, or any of their respective officers or directors, by any shareholder of Blue River (or any former shareholder of Blue River) in such person's capacity as a shareholder.

         3.05 Broker's, Finder's or Other Fees. Except as set forth in
              --------------------------------
Schedule 3.05 of the Disclosure Schedules of Blue River and the reasonable fees of Blue River's attorneys and accountants, no agent, broker or other person acting on behalf of Blue River or under any authority of Blue River is or shall be entitled to any commission, broker's or finder's fee or any other form of compensation or payment from any of the parties hereto relating to this Agreement and the transactions contemplated hereby.

                                 SECTION 4

                            COVENANTS OF UNIFIED
                            --------------------

Unified covenants and agrees, and covenants and agrees to cause UBC to comply, as follows:

         4.01 Approvals.
              ---------

         (a) Unified and UBC shall proceed expeditiously, cooperate fully and use their best efforts to assist Blue River in procuring upon reasonable terms and conditions all consents, authorizations, approvals, registrations and certificates, in completing all filings and applications and in satisfying all other requirements prescribed by law which are necessary for consummation of the Transaction on the terms and conditions provided in this Agreement at the earliest possible reasonable date.

         (b) Any materials or information provided by Unified or UBC to Blue River for use by Blue River in any filing with any state or federal regulatory agency or authority shall not contain any untrue or misleading statement of material fact or shall omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not false or misleading.

         (c) Subject to Section 4.04 hereof and all applicable securities laws, Unified shall submit this Agreement to its stockholders for approval and adoption at a meeting to be called and held in accordance with applicable law and the Amended and Restated Certificate of Incorporation, as amended, and By-Laws of Unified as soon as reasonably possible following approval of the Transaction by the OTS, or such earlier date as the Board of Directors shall determine. The Board of Directors of Unified, consistent with its fiduciary duties, shall (i) recommend to Unified's stockholders that such stockholders approve and adopt this Agreement and the transactions contemplated hereby and (ii) use its best efforts in soliciting proxies voting in favor of this Agreement from Unified's stockholders.

         (d) Unified shall have primary responsibility for the preparation (subject to the review and consent of Blue River with respect to matters relating to Blue River) and filing, and shall bear the costs, of any proxy statement which may be required to be provided to the stockholders of Unified (the "Proxy Statement"). Within thirty (30) days after the date hereof, Unified shall file the Proxy Statement with the United States Securities and Exchange Commission (the "SEC"). Unified shall promptly respond to any comments or supplemental information requests from the SEC. Unified shall provide Blue River's legal counsel a reasonable opportunity to review the Proxy Statement and such responses to comments or supplemental information prior to their filing and shall provide to Blue River's legal counsel copies of all material written communications to or from the SEC relating to the Proxy Statement, promptly upon filing or receipt by Unified or such communications.

         4.02 Conduct of Business.
              -------------------

         (a) Except as otherwise contemplated by this Agreement, except as set forth on Schedule 4.02 of the Disclosure Schedules and except to the extent required by law, regulation or regulatory authority, UBC shall not, during the period from the date of this Agreement and until the Effective Time or until this Agreement shall be terminated as herein provided, UBC shall not without the prior written consent of Blue River:

              (i) make any changes in its capital stock accounts (including, without limitation, any stock issuance, stock split, stock dividend, recapitalization or reclassification);

              (ii) authorize a class of stock or issue, or authorize the issuance of, securities other than or in addition to the issued and outstanding common stock as set forth in Section 2.03 hereof;

              (iii) distribute or pay any dividends on its shares of common stock;

              (iv)    redeem any of its outstanding shares of common stock;

              (v) merge, combine or consolidate or effect a share exchange with or sell its assets or any of its securities to any other person, corporation or entity or enter into any other similar transaction not in the ordinary course of business;

              (vi) purchase any assets or securities or assume any liabilities of another bank holding company, bank, corporation or other entity, except in the ordinary course of business necessary to manage its investment portfolios;

              (vii) make any loan or commitment to lend money, issue any letter of credit or accept any deposit, except in the ordinary course of business in accordance with its existing banking practices; provided, however, any commercial or unsecured loan in excess of $500,000 requires the prior written consent of Blue River; provided further, however, that UBC may make any such loan in the event (A) UBC has delivered to Blue River a notice of its intention to make such loan and such information as Blue River may reasonably request in respect thereof and (B) Blue River shall not have reasonably objected to such loan by giving written or facsimile notice of such objection within two (2) business days following the delivery to Blue River of the notice of intention and information as aforesaid; and provided further, however, that nothing in this paragraph shall prohibit UBC from honoring any contractual obligation in existence on the date of this Agreement;

              (viii) except for the acquisition or disposition in the ordinary course of business of other real estate owned, acquire or dispose of any real or personal property (excluding the investment portfolio of UBC) or fixed asset constituting a capital investment in excess of $10,000 individually or $25,000 in the aggregate;

              (ix) subject any of its properties or assets to a mortgage, lien, claim, charge, option, restriction, security interest or encumbrance, except for tax and other liens which arise by operation of law and with respect to which payment is not past due or is being contested in good faith by appropriate proceedings and except for pledges or liens: (i) required to be granted in connection with acceptance by UBC of government deposits; (ii) granted in connection with repurchase or reverse repurchase agreements; or (iii) otherwise incurred in the ordinary course of the conduct of its business;

              (x) promote to a new position or increase the rate of compensation or enter into any agreement to promote to a new position or increase the rate of compensation, of any director, officer or employee of UBC, except
                      (i) normal individual increases in compensation to employees consistent with past practice, (ii) as required by law, and (iii) such increases of which UBC notifies Blue River in writing and which Blue River does not disapprove within 10 days of the receipt of such notice;

              (xi) execute, create, institute, modify, amend or terminate (except with respect to any modifications and/or amendments to the UBC Plans required by law, rule or regulation) any pension, retirement, savings, stock purchase, stock bonus, stock ownership, stock option, stock appreciation or depreciation rights or profit sharing plans; any employment, deferred compensation, consulting, bonus or collective bargaining agreement; any group insurance or health contract or policy; or any other incentive, retirement, welfare or employee welfare benefit plan, agreement or understanding for current or former directors, officers or employees of UBC; or change the level of benefits or payments under any of the foregoing or increase or decrease any severance or termination of pay benefits or any other fringe or employee benefits; in each instance except
                      (i) as required by law or regulatory authorities; (ii) in accordance with the terms of any of the foregoing; or (iii) for any changes or modifications applicable generally to the employees of Unified and its subsidiaries;

              (xii) modify, amend or institute new employment policies or practices, or enter into, renew or extend any employment, indemnity, reimbursement, consulting, compensation or severance agreements with respect to any present or former directors, officers or employees of UBC;

              (xiii) hire or employ any new or additional employees of UBC, except those which are reasonably necessary for the operation of the business of UBC;

              (xiv) elect or appoint any executive officers or directors of UBC who are not presently serving in such capacities;

              (xv) amend, modify or restate UBC's organizational documents (as contemplated by Section 2.04 hereof) from those in effect on the date of this Agreement and as delivered to Blue River hereunder;

              (xvi) give, dispose of, sell, convey or transfer; assign, hypothecate, pledge or encumber; or grant a security interest in or option to or right to acquire any shares of common stock or substantially all of the assets of UBC, or enter into any agreement or commitment relative to the foregoing;

              (xvii) fail to continue to make additions to in accordance with UBC's past practices and to otherwise maintain UBC's reserve for loan and lease losses, or any other reserve account, in accordance with past practice and regulatory accounting principles;

              (xviii) fail to accrue, pay, discharge and satisfy all debts, liabilities, obligations and expenses, including, but not limited to, trade payables, incurred in the regular and ordinary course of business as such debts, liabilities, obligations and expenses become due;

              (xix) except for obligations disclosed within this Agreement or the Disclosure Schedules, trade payables and similar liabilities and obligations incurred in the ordinary course of business consistent with past practice and the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected in the UBC Financial Statements or the Subsequent UBC Financial Statements, (A) incur any indebtedness for borrowed money (except for capital purposes related to UBC), or (B) assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual or corporation or other entity;

              (xx) except as otherwise set forth on the Disclosure Schedules, open, close, move or, in any material respect, expand, diminish, renovate, alter or change any of its offices or branches;

              (xxi) pay or commit to pay any management or consulting or other similar type of fees other than in the ordinary course of business;

              (xxii) enter into any transactions with Related Persons, other than deposit transactions in the ordinary course of business; or

              (xxiii) enter into any agreement or other document which would be required to be disclosed on Schedule 2.09.

         (b) UBC shall maintain, or cause to be maintained, in full force and effect, insurance on its assets, properties and operations, fidelity coverage and directors' and officers' liability insurance on its directors, officers and employees in such amounts and with regard to such liabilities and hazards as are currently insured by UBC as of the date of this Agreement.

         4.03 Preservation of Business. During the period from the date of
              ------------------------
this Agreement to the Effective Time, or until this Agreement is terminated as herein provided, UBC shall: (a) conduct its business according to the ordinary and usual course consistent with past and current practices; (b) use its reasonable best efforts to preserve its business relationships intact, keep available the services of the present officers and employees and preserve its present advantageous relationships with customers and persons having business dealings with it; (c) maintain all of the properties and assets that it owns or utilizes in good operating condition and repair, reasonable wear and tear excepted; (d) maintain its books, records and accounts in the usual, regular and ordinary manner, on a basis consistent with prior years and in compliance in all material respects with all statutes, laws, rules and regulations applicable to it and to the conduct of its business; and (e) not knowingly do or fail to do anything which will cause a breach of, or default in, any contract, agreement, commitment, obligation, understanding, arrangement, lease or license to which it is a party or by which it is or may be subject or bound.

         4.04 Other Negotiations.
              ------------------

         (a) Except as set forth in Section 4.04(b) hereof, on and after the date of this Agreement and until the Effective Time or until this Agreement is terminated as herein provided, except with the prior written approval of Blue River, neither Unified nor UBC shall permit nor authorize their respective directors, officers, employees, agents or representatives to, directly or indirectly, initiate, solicit or encourage, or provide information to, any corporation, association, partnership, person or other entity or group concerning any merger, consolidation, share exchange, combination, purchase or sale of substantial assets, sale of shares of common stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing the right to acquire, capital stock) or similar transaction relating to UBC (all such transactions are hereinafter referred to as "Acquisition Transactions").

         (b) Unified shall promptly communicate to Blue River the terms of any proposal or offer which Unified or UBC may receive with respect to an Acquisition Transaction. Unified may, in response to an unsolicited written proposal with respect to an Acquisition Transaction from a third party, furnish information to, and negotiate, explore or otherwise engage in substantive discussions with such third party, and enter into any such agreement, arrangement or understandings, in each case, only if Unified's Board of Directors determines in good faith by majority vote, after consultation with its financial advisors and outside legal counsel, that failing to take such action would be a breach of the fiduciary duties of Unified's Board of Directors in connection with seeking an Acquisition Transaction, and that the Acquisition Transaction is substantially more favorable to the stockholders of Unified than the terms of the Transaction.

         (c) This Section 4.04 shall not authorize Unified or UBC or any of their directors, officers, employees, agents or representatives, to initiate any discussions or negotiations with respect to an Acquisition Transaction with a third party.

         4.05 Blue River Break-up Fee.
              -----------------------

         (a) Unified hereby acknowledges and agrees that Blue River has committed and will commit substantial time, effort, resources and expenses, will forgo other opportunities in pursuing the Transaction and would not enter into this Agreement unless Unified agreed to the provisions of this
Section 4.05. Unified further agrees that it shall pay in immediately available funds to Blue River a break-up fee in the amount of Three Hundred Seventy-Five Thousand Dollars ($375,000.00) (the "Blue River Break-up Fee"), in the event that:

              (i) The Board of Directors of Unified fails to recommend to stockholders of Unified that such stockholders should approve this Agreement and the Transaction, and the subsequent termination of this Agreement by Blue River pursuant to Section 8.01(b)(v) hereof;

              (ii) The Board of Directors of Unified withdraws, modifies or conditions its recommendation to stockholders of Unified to approve this Agreement and the Transaction or is silent with respect to the approval of this Agreement and the Transaction, and the subsequent termination of this Agreement by Blue River pursuant to
                     Section 8.01(b)(v) hereof;

              (iii) The Board of Directors of Unified fails to undertake a solicitation of proxies in favor of the Transaction from the stockholders of Unified, and the subsequent termination of this Agreement by Blue River pursuant to
                     Section 8.01(b)(v) hereof;

              (iv) The Board of Directors of Unified terminates the Agreement and the Transactions pursuant to Section 8.01(c)(ii) hereof;

              (v) The Board of Directors of Blue River terminates the Agreement and the Transactions pursuant to Section 8.01(b)(iv) hereof; or

              (vi) The Board of Directors of Unified enters into an agreement, arrangement or understanding with a third party with respect to an Acquisition Transaction within twelve (12) months following the termination of this Agreement pursuant to (A) Section 8.01(a)(i) hereof as a result of the failure by Unified to receive the Fairness Opinion (as defined in Section 6.03(e) hereof) provided that all other conditions in Section 6.03 have been, or are capable of being, satisfied and fulfilled or (B) Section 8.01(a)(iv) hereof.

         (b) The Blue River Break-up Fee shall be paid to Blue River within ten (10) days of the occurrence of any of the events specified in Section 4.05(a) hereof. If the Blue River Break-up Fee is not paid as provided, then Blue River shall be entitled to recover interest at the highest prime rate set forth in The Wall Street Journal (Midwest Edition) under the section
             -----------------------
entitled "Money Rates" on the unpaid amount of the Blue River Break-up Fee from the time the Blue River Break-up Fee is due until paid-in-full, together with all costs of collection thereof, including reasonable attorneys' fees and expenses.

         (c) Unified and Blue River hereby acknowledge and agree that the Blue River Break-up Fee shall compensate Blue River for (i) expenses incurred for attorneys, accountants, and consultants of Blue River in developing the Transaction, (ii) Blue River's management time and expense in investigating, analyzing, developing and pursuing the Transaction, and (iii) expenses relating to Blue River's due diligence efforts. Unified further acknowledges and agrees that the amount of the Blue River Break-up Fee is fair, reasonable and not a penalty and that its obligation to pay the Break-up Fee shall survive any termination of this Agreement.

         4.06 Press Releases. Except as required by law, neither Unified nor
              --------------
UBC shall issue any news or press releases or make any other public announcements or disclosures relating to the transactions contemplated by this Agreement, including the Transaction, without the prior consent of Blue River, which consent shall not be unreasonably withheld.

         4.07 Disclosure Schedules Update. Unified shall promptly
              ---------------------------
supplement, amend and update, upon the occurrence of any change prior to the Effective Time, and as of the Effective Time, the Disclosure Schedules with respect to any matters or events hereafter arising which, if in existence or having occurred as of the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules or this Agreement and including, without limitation, any fact which, if existing or known as of the date hereof, would have made any of the representations or warranties of Unified contained herein incorrect, untrue or misleading.

         4.08 Information, Access Thereto, Confidentiality. Blue River and
              --------------------------------------------
its respective representatives and agents shall, on reasonable notice and during normal business hours prior to the Effective Time, have full and continuing access to the properties, facilities, operations, reports, books and records of UBC. Blue River and its respective representatives and agents may, prior to the Effective Time, make or cause to be made such reasonable investigation of the operations, books, records and properties of UBC and of its financial and legal condition as deemed necessary or advisable to familiarize themselves with such operations, books, records, properties and other matters (including matters relating to the Sarbanes-Oxley Act of 2002, as amended); provided, however, that such access or investigation shall not interfere with the normal business operations of UBC. Upon request, UBC shall furnish Blue River, or its respective representatives or agents, their attorneys' responses to external auditors requests for information, management letters received from their external auditors and such financial, loan and operating data and other information reasonably requested by Blue River which has been or is developed by UBC, their auditors, accountants or attorneys (provided with respect to attorneys, such disclosure would not result in the waiver by UBC of any claim of attorney-client privilege), and will permit Blue River and its respective representatives or agents to discuss such information directly with any individual or firm performing auditing or accounting functions for UBC, and such auditors and accountants shall be directed to furnish copies of any reports or financial information as developed to Blue River or its respective representatives or agents. No investigation by Blue River shall affect the representations and warranties made by Unified herein. Blue River shall not use any such information obtained pursuant to this Agreement for any purpose unrelated to the Transaction. Any confidential information or trade secrets received by Blue River or its representatives or agents in the course of such examination (whether conducted prior to or after the date of this Agreement) shall be treated confidentially and in accordance with the Confidentiality Agreement (as defined in Section 8.02 hereof).

         4.09 Employee Benefits.
              -----------------

         (a) Unified agrees to amend the Unified Companies Cafeteria Plan ("Health FSA") to allow the transfer to the Blue River health flexible spending account program of the assets and liabilities of UBC Employees (as defined in Section 5.02 hereof) in the Health FSA program for the 2003 plan year. Unified agrees to reasonably cooperate with Blue River to facilitate the transfer as soon as possible following the Closing Date.

         (b) Unified agrees to amend its qualified retirement plan to provide for the full vesting of the UBC Employees, effective as of the Closing Date.

         4.10 Subsequent UBC Financial Statements. As soon as reasonably
              -----------------------------------
available after the date of this Agreement, Unified shall deliver to Blue River the monthly unaudited balance sheets and profit and loss statements of UBC prepared for its internal use, TFRs of UBC for each quarterly period completed prior to the Effective Time, and all other financial reports or statements submitted by UBC to regulatory authorities after the date hereof, to the extent permitted by law (collectively, the "Subsequent UBC Financial Statements"). The Subsequent UBC Financial Statements shall be prepared on a basis consistent with past accounting practices and GAAP on a consistent basis or regulatory accounting principals, as the case may be, to the extent applicable and shall present fairly the financial condition and results of operations as of the dates and for the periods presented, subject to year end audit adjustments and the absence of footnotes for interim statements.

         4.11 Reports. Promptly upon its becoming available, Unified shall
              -------
furnish to Blue River one (1) copy of each financial statement, report, notice, or proxy statement sent by UBC to its shareholder, and of any order issued by any Governmental Authority in any proceeding to which UBC is a party. For purposes of this provision, "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental entity having or asserting jurisdiction over UBC or any of UBC's businesses, operations or properties.

         4.12 Adverse Actions. Unified shall not knowingly take any action
              ---------------
that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue, subject to the standard set out in the second paragraph to Section 2, in any respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Transaction set forth in Section 6 not being satisfied, (iii) a material violation of any provision of this Agreement or
(iv) a delay in the consummation of the Transaction except, in each case, as may be required by applicable law or regulation.

         4.13 Covenant Not to Compete. For a period of five years after the
              -----------------------
Closing Date, Unified shall not, directly or indirectly engage in lending and depositing gathering activities as conducted by UBC as of the date of this Agreement (such activities are hereinafter referred to as "Retail Banking"); provided however, the provisions of this Agreement shall not apply to (i) the business activities being conducted by Unified or any of its subsidiaries or affiliates (but excluding UBC) as of the date of this Agreement, including the lending activities of Commonwealth Premium Finance Corporation, or any successor thereto, and (ii) the sponsoring by Unified or any of its subsidiaries or affiliates of a money market fund or a collective investment fund. For purposes of this Section 4.13, the term "compete in any way with the business of UBC" shall mean the entering into or attempting to enter into Retail Banking; provided further, however, the provisions of this
Section 4.13 shall not apply in the event a third party shall purchase all or substantially all of Unified's assets or effect a merger or consolidation or similar transaction involving the acquisition of Unified, or purchase or otherwise acquire (including by way of merger, consolidation, share exchange or similar transaction) beneficial ownership of securities representing 50% or more of the voting power of

Unified. Unified acknowledges that it would be difficult to measure damage to Blue River from any breach by Unified of the covenants set forth in this
Section 4.13, that injury to Blue River from any such breach would be incalculable and irremediable, and that money damages would therefore be an inadequate remedy for any such breach. Accordingly, Unified agrees that if it breaches this Section 4.13, Blue River shall be entitled, in addition to all other remedies it may have, to seek a preliminary and permanent injunction to restrain any such breach by Unified. Unified will indemnify Blue River and hold Blue River harmless against any loss, cost, liability or expense incurred by Blue River by reason of the breach or nonfulfillment by Unified of any obligation contained in this Section 4.13. To the extent that the covenants set forth in this Section 4.13 or any word, phrase, clause or sentence thereof (including any geographical or temporal restrictions contained in such covenants) shall be found to be illegal or unenforceable for any reason, such word, clause, phrase or sentence shall be modified or deleted in such manner so as to afford Blue River the fullest protection commensurate with making the covenant, as modified, legal and enforceable under applicable laws, and the balance of the covenants, or parts thereof, shall not be affected thereby, the balance being construed as severable and independent. In addition, for a period of three years after the Closing Date, Unified shall not, either directly or indirectly offer or provide employment (whether such employment is with Unified or any subsidiary of Unified), either on a full-time or part-time or consulting basis, to any person who then currently is, or who within one (1) year prior to such offer or provision of employment has been, an employee of UBC or Blue River; provided, however, the provision of this sentence shall not apply to Jack H. Brown ("Brown") or Angela Brown. The restrictions contained in this Section
4.13 upon the activities of Unified shall be limited to the States of Kentucky and Indiana. The restrictions and covenants contained in this
Section 4.13 shall be deemed not to run during all periods of noncompliance.

         4.14 Net Operating Losses. The parties acknowledge and agree that
              --------------------
Unified may elect to retain any net operating loss carryovers of UBC to the extent permitted under Treasury Regulation Section 1.1502-20(g) or under any similar provision applicable with respect to any state or local tax. Prior to the Effective Time, UBC may join and, following the Closing and at Unified's request, Blue River shall cause UBC to join, with Unified in filing any necessary elections under Treasury Regulation Section 1.1502-20(g) or under any such similar provision.

         4.15 Chief Financial Officer; Transition. During the period from
              -----------------------------------
the Closing Date to December 31, 2003, Unified shall, at no cost or expense to Blue River or UBC, make Brown available at the offices of UBC for one-half (1/2) of each day that Brown is otherwise required to work for Unified ("Work Day") to render advice, provide assistance or perform duties for UBC; provided, however, such advice, assistance and duties shall be consistent with the duties of a comptroller or chief financial officer of a Federal savings bank (the "Brown Duties"). During the period from January 1, 2004 to March 31, 2004, Unified shall, at no cost or expense to Blue River or UBC, make Brown available at the offices of UBC for two hours of each Work Day to perform Brown Duties. Nothing in this Agreement shall be deemed to create an employment relationship between Brown and UBC or Blue River. Blue River hereby acknowledges and agrees that (i) Unified's obligations pursuant to this Section 4.15 shall immediately terminate upon the termination of Brown's employment by Unified or any of its subsidiaries and
(ii) Brown, in the course of his performing the Brown Duties, shall not be required to execute or certify any document, instrument or agreement on behalf of either Blue River or UBC.

         4.16 Final Balance Sheet. Unified shall prepare, or cause to be
              -------------------
prepared, in accordance with GAAP and consistent with past accounting principles, a final balance sheet for UBC as of the Closing Date (the "Final Balance Sheet"). Unified shall deliver the Final Balance Sheet to Blue River within fifteen (15) days after the Closing Date.

                                 SECTION 5

                           COVENANTS OF BLUE RIVER
                           -----------------------

Blue River covenants and agrees with Unified, as follows:

         5.01 Approvals. Blue River shall have primary responsibility for
              ---------
the preparation (subject to the review and consent of Unified with respect to matters relating to Unified and/or UBC) and filing, and shall bear the costs, of all bank regulatory applications and supplemental information required for consummation of the Transaction (the "Regulatory Applications"). Within twenty-one (21) days after the date hereof, Blue River shall file all bank regulatory applications necessary for consummation of the Transaction and the other transactions contemplated by this Agreement. Blue River shall promptly respond to any supplemental information requests from the OTS or any other government authority with respect to the Regulatory Applications. Blue River shall provide Unified's legal counsel a reasonable opportunity to review such applications and such supplemental information prior to their filing and shall provide to Unified's legal counsel copies of all Regulatory Applications and supplemental information filed and copies of all material written communications to or from all bank regulatory agencies relating to such applications, promptly upon filing or receipt by Blue River or such applications, supplemental information or communications.

Subject to the provisions of the previous paragraph, Blue River shall proceed expeditiously, cooperate fully and use its best efforts to procure, upon terms and conditions reasonably acceptable to Blue River, all consents, authorizations, approvals, registrations and certificates, to complete all filings and applications and to satisfy all other requirements prescribed by law which are necessary for consummation of the Transaction on the terms and conditions provided in this Agreement at the earliest possible reasonable date.

Any materials or information provided by Blue River to Unified for use by Unified in the Proxy Statement shall not contain any untrue or misleading statement of material fact or shall omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not false or misleading.

         5.02 Employee Benefit Plans. Blue River acknowledges and agrees
              ----------------------
that (i) those persons employed by UBC as of the Effective Time ("UBC Employees") shall be eligible for the standard benefits package offered to Blue River's similarly situated employees; (ii) UBC Employees shall be given credit for length of service (determined in a manner consistent with the UBC Plans) for purposes of determining eligibility for participation in and benefits under the various benefit plans offered by Blue River post-Closing;
(iii) subject to the approval by

Blue River's health insurance companies, which Blue River shall use its reasonable best efforts to obtain, Blue River shall credit the UBC Employees, their spouses and dependents, with year-to-date deductibles and out-of-pocket expenses incurred under UBC's health insurance plans towards satisfaction of applicable deductibles and out-of-pocket expenses under Blue River's plans, for the plan year in which the Closing Date occurs, upon presentment to Blue River by a UBC Employee of documentation with respect to such employee's year-to-date deductibles and out-of-pocket expenses; and
(iv) Blue River shall credit each UBC Employee with accrued vacation and sick pay.

         5.03 Press Releases. Except as required by law, Blue River shall
              --------------
not issue any news or press releases or make any other public announcements or disclosures relating primarily to the transactions contemplated by this Agreement, including the Transaction, without the prior consent of Unified, which consent shall not be unreasonably withheld.

         5.04 Adverse Actions. Blue River shall not knowingly take any
              ---------------
action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue or incorrect, subject to the Disclosure Standard of Blue River, in any respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Transaction set forth in Section 6 not being satisfied,
(iii) a material violation of any provision of this Agreement, (iv) a delay in the consummation of the Transaction or the other transactions contemplated by this Agreement except, in each case, as may be required by applicable law or regulation, or (v) a delay or failure of Blue River to obtain any necessary approvals of any regulatory authority required for the transactions contemplated by this Agreement or to perform its covenants or agreements under this Agreement.

         5.05 Access to Records. From and after the Closing Date, Blue River
              -----------------
shall give Unified and its representatives or agents access to the books and records of UBC for the purpose of permitting Unified to prepare tax returns (including amended tax returns and claims for refund) and financial statements, and shall cooperate with Unified in connection with the audit of Unified or any of its subsidiaries or affiliates by any taxing authority or for any other related or proper purpose.

         5.06 Use of Unified Trademarks. Blue River hereby acknowledges and
              -------------------------
agrees that Unified is the owner of all rights, title and interest in and to the service marks and registrations thereof listed on Schedule 5.06 (collectively, the "Trademarks"), and shall do nothing, and shall cause UBC to do nothing for the Closing, inconsistent with such ownership. Unified hereby grants to UBC a non-exclusive, non-transferable license to use the Trademarks in the U.S. for a period beginning on the Closing Date and ending on January 31, 2005 (the "Permitted Use Period") in its current lines of business, but only in the form shown in Schedule 5.06, not in combination with any other marks, and all such use shall inure to the benefit of Unified. Blue River further agrees that the nature and quality of all services rendered by UBC in connection with the Trademarks and all related advertising, promotional and other related uses of the Trademarks by UBC shall conform to the nature and quality of the services currently provided by Unified under the Trademarks. Blue River hereby acknowledges and agrees that following the Permitted Use Period, UBC shall cease all use of the Trademarks (which will require UBC to change its name and domain name, and Blue River shall cause such name to be changed) including destroying all printed materials bearing the Trademarks. Notwithstanding anything contained herein to the contrary, all rights to the title and interest in and to the Trademarks shall remain with Unified. Unified may terminate the license granted under this Section 5.06 at any time during the Permitted Use Period if UBC breaches any provision thereof, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to UBC of such breach.

         5.07 Unified Break-up Fee. In the event this Agreement is
              --------------------
terminated by (i) Blue River pursuant to the provisions of Section 8.01(b)(iii) hereof, or (ii) by Unified pursuant to Section 8.01(c)(i) or 8.01(c)(iii) hereof, Unified shall be entitled to receive, and Blue River shall pay to Unified within ten (10) days following written demand by Unified, as liquidated damages and in lieu of any liabilities otherwise due Unified, in immediately available funds, an amount equal to Three Hundred Seventy-Five Thousand Dollars ($375,000.00) (the "Unified Break-up Fee"). If the Unified Break-up Fee is not paid as provided, then Unified shall be entitled to recover interest at the highest prime rate set forth in The Wall
                                                                    --------
Street Journal (Midwest Edition) under the section entitled "Money Rates" on
--------------
the unpaid amount of the Unified Break-up Fee from the time the Unified Break-up Fee is due until paid-in-full, together with all costs of collection thereof, including reasonable attorneys' fees and expenses. Unified and Blue River hereby acknowledge and agree that the Unified Break-up Fee shall compensate Unified for (i) expenses incurred for attorneys, accountants, and consultants of Unified with respect to the Transaction, (ii) Unified's management time and expense in investigating, analyzing, developing and pursuing the Transaction, and (iii) expenses relating to Unified's due diligence efforts. Blue River further acknowledges and agrees that the amount of the Unified Break-up Fee is fair, reasonable and not a penalty and that its obligation to pay the Unified Break-up Fee shall survive any termination of this Agreement.

         5.08 Release; Indemnification. Notwithstanding any provision of
              ------------------------
this Agreement to the contrary, Blue River, on behalf of itself and UBC following the Effective Time, hereby releases, relinquishes and forever discharges Unified and Brown (and any and all of their respective successors, assigns, heirs and representatives) from any and all Brown Liabilities (as defined below) that UBC or Blue River have or, at any time in the future, may have relating to the performance by Brown of the Brown Duties. For purposes of this Section 5.08, the term "Brown Liabilities" shall mean any liability or obligation of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable, or otherwise, that arises from or in connection with, or is otherwise related to, the performance by Brown of the Brown Duties. Blue River hereby agrees to reimburse, indemnify, defend and hold harmless each of Unified and Brown and each of their respective affiliates, successors, permitted assigns, directors, officers, shareholders, employees, agents, attorneys and representatives, and each of the foregoing's heirs, personal representatives, successors, and assigns, for, from, and against each and every Brown Liability incurred by Unified or by Brown, or any of their respective affiliates, successors, permitted assigns, directors, officers, shareholders, employees, agents, attorneys and representatives and each of the foregoing's heirs, personal representatives, successors, and assigns, based upon, arising out of, for, in respect of, or relating to the performance by Brown of the Brown Duties.

                                 SECTION 6

                   CONDITIONS PRECEDENT TO THE TRANSACTION
                   ---------------------------------------

         6.01 Conditions to Each Party's Obligations to Effect the
              ----------------------------------------------------
Transaction. The respective obligations of each party to effect the
-----------
Transaction shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

         (a)  Stockholder Approval. The approval of this Agreement and the
              --------------------
Transaction shall have received the requisite vote of the stockholders of Unified at the meeting of stockholders called pursuant to Section 4.01 hereof.

         (b)  No Judicial Prohibition. Neither Blue River, Unified nor UBC
              -----------------------
shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Transaction.

         (c)  Legislative or Regulatory Action. There shall be no
              --------------------------------
legislative, statutory or regulatory action pending that prohibits consummation of the Transaction.

         (d)  Regulatory Approvals. All regulatory approvals required to
              --------------------
consummate the transactions contemplated hereby, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

         (e)  Litigation. There shall be no claim, litigation or proceeding,
              ----------
or threat of the foregoing, against Blue River, Unified, UBC or any director or officer of any such entities that seeks to enjoin or prohibit the consummation of the Transaction.

         6.02 Conditions of Obligations of Blue River. The obligation of
              ---------------------------------------
Blue River to consummate the Transaction is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective Time, unless waived in writing by Blue River:

         (a)  Representations and Warranties at Effective Time. Each of the
              ------------------------------------------------
representations and warranties of Unified set forth in Section 2 hereof, after giving effect to the Disclosure Standard (which also shall apply to Section 2.06(b) hereof), shall be true, correct and complete at the date of this Agreement and as of the Effective Time.

         (b)  Covenants. Each of the covenants and agreements of Unified with
              ---------
respect to itself and UBC shall have been fulfilled or complied with in all material respects from the date of this Agreement through and as of the Effective Time.

         (c)  Deliveries at Closing. Blue River shall have received from
              ---------------------
Unified at the Closing (as hereinafter defined) the items and documents, in form and content reasonably satisfactory to Blue River, set forth in Section 9.02(b) hereof.

         (d)  Officers' Certificate. Unified shall have delivered to Blue
              ---------------------
River a certificate signed by its Chairman and President, dated as of the Effective Time, certifying that: (i) all of the representations and warranties of Unified contained in Section 2 shall be true, accurate and complete on and as of the Effective Time, after giving effect to the Disclosure Standard; (ii) all the covenants of Unified have been complied with in all material respects from the date of this Agreement through and as of the Effective Time; and (iii) Unified has satisfied and fully complied with all conditions necessary to make this Agreement effective as to Unified.

         (e)  Financing. Blue River shall have received the proceeds of the
              ---------
debt and equity financing required to pay the Purchase Price and expenses, in each case on terms satisfactory to Blue River.

         (f)  Net Worth. Unified shall have delivered to Blue River evidence
              ---------
that UBC has a "Net Worth" of at least Five Million Seventy-Eight Thousand and No/100 ($5,078,000.00). For purposes of this Agreement, "Net Worth" shall be defined as the net worth of UBC as of the last business day of the month immediately preceding the month in which the Closing occurs, which shall be determined in accordance with GAAP and shall be determined by subtracting the total liabilities of UBC from the total assets of UBC (excluding any adjustment for Financial Accounting Standards Board Statement No. 115).

         6.03 Conditions of Obligations of Unified. The obligation of
              ------------------------------------
Unified to consummate the Transaction is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective Time, unless waived in writing by Unified:

         (a)  Representations and Warranties at Effective Time. Each of the
              ------------------------------------------------
representations and warranties of Blue River set forth in Section 3 hereof, after giving effect to the Disclosure Standard, shall be true, correct and complete at the date of this Agreement and as of the Effective Time.

         (b)  Covenants. Each of the covenants and agreements of Blue River
              ---------
shall have been fulfilled or complied with in all material respects from the date of this Agreement through and as of the Effective Time.

         (c)  Deliveries at Closing. Unified shall have received from Blue
              ---------------------
River at the Closing the items and documents, in form and content reasonably satisfactory to Unified, listed in Section 9.02(a) hereof.

         (d)  Officers' Certificate. Blue River shall have delivered to
              ---------------------
Unified a certificate signed by its Chairman and President, dated as of the Effective Time, certifying that: (i) all of the representations and warranties of Blue River contained in Section 3 shall be true, accurate and complete on and as of the Effective Time, after giving effect to the Disclosure Standard of Blue River; (ii) all the covenants of Blue River have been complied with in all material respects from the date of this Agreement through and as of the Effective Time; and (iii) Blue River has satisfied and fully complied with all conditions necessary to make this Agreement effective as to it.

         (e)  Fairness Opinion. Unified's investment banker shall have issued
              ----------------
(as of a date not later than the mailing date of the Proxy Statement) its written fairness opinion stating that the consideration to be received by Unified relating to the Transaction is fair to Unified from a financial point of view (the "Fairness Opinion").

                                 SECTION 7

                               INDEMNIFICATION
                               ---------------

         7.01 Indemnification by Blue River. Blue River agrees to reimburse,
              -----------------------------
indemnify, defend and hold harmless Unified and each of its affiliates, successors, permitted assigns, directors, officers, shareholders, employees, agents, attorneys and representatives, and each of the foregoing's heirs, personal representatives, successors, and assigns, for, from, and against each and every "Loss" (as defined below) incurred by Unified, or any of its affiliates, successors, permitted assigns, directors, officers, shareholders, employees, agents, attorneys and representatives and each of the foregoing's heirs, personal representatives, successors, and assigns, based upon, arising out of, for, in respect of, or relating to (a) any inaccuracy in or breach of any representation or warranty of Blue River contained in this Agreement or the certificates and other documents delivered to Unified without reference to the Disclosure Standard of Blue River, (b) any breach of any covenant or agreement of Blue River contained in this Agreement, and (c) any liability incurred in connection with or in any way arising out of or related to the business of UBC or any activities of all periods after the Effective Time.

As used in this Section 7, "Loss" and "Losses" mean any and all actual or threatened losses, claims, demands, damages, awards, liabilities, obligations, judgments, settlements, orders, fines, penalties, taxes, interest, forfeitures, costs, and expenses (including, without limitation, reasonable attorney, accountant, consultant, and other professional fees, costs, and disbursements of every kind, nature, and description, including management time of Blue River and Unified and their respective affiliates, successors and assigns).

         7.02 Indemnification by Unified. Unified agrees to reimburse,
              --------------------------
indemnify, defend and hold harmless Blue River, and its affiliates, successors, permitted assigns, directors, officers, shareholders, employees, agents, attorneys, and representatives, and each of the foregoing's heirs, personal representatives, successors and assigns, for, from, and against each and every Loss incurred by Blue River, and its affiliates, successors, permitted assigns, directors, officers, employees, agents, and representatives based upon, arising out of, in respect of, or relating to:
(a) any inaccuracy in or breach of any representation or warranty of Unified made pursuant to this Agreement, the Disclosure Schedules, or the certificates and other documents delivered to Blue River without reference to the Disclosure Standard; (b) any breach of any covenant or agreement of Unified contained in this Agreement; and (c) any Loss incurred by UBC and/or Blue River after the Effective Time with respect to the case styled Unified
                                                                    -------
Banking Company v. Lowell J. Lawrence and Abbe Kesterson, as set forth in
--------------------------------------------------------
Schedule 2.07 of the Disclosure Schedules, including any insurance deductible and legal fees and expenses related thereto.

         7.03 Release by Unified. Unified hereby further releases,
              ------------------
relinquishes, and forever discharges UBC (and any and all of its successors and assigns) from any and all Liabilities (as defined below) that Unified may now have or may have had or which Unified may hereafter have against UBC relating to ownership of the Shares or the financial condition, results of operation, business, or affairs of UBC on or prior to the Effective Time. For purposes of this Agreement, the term "Liability" shall mean any liability or obligation of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable, or otherwise, whether or not the same is required to be accrued on the UBC Financial Statements or Subsequent UBC Financial Statements.

         7.04 Notice and Opportunity to Defend Third Party Claims. Promptly
              ---------------------------------------------------
after (a) receipt by any party hereto of notice of the assertion of any claim against such party by a person not a party to this Agreement or (b) the discovery by such party of any Loss giving rise to indemnification hereunder, in each case with respect to which such party hereto expects to make a request for indemnification hereunder, such party (the "Indemnified Party") shall tender to the party or parties that may become obligated to provide indemnification hereunder (the "Indemnifying Party") written notice describing such Loss in reasonable detail and an estimate of the amount thereof (an "Indemnification Notice"). Such notice shall be tendered to the Indemnifying Party pursuant to the provisions of Section 11.05 hereof. If the Indemnified Party fails to tender the Indemnification Notice in a timely manner and the Indemnifying Party is materially prejudiced in its defense by such failure, the Indemnifying Party's liability in respect of such Loss shall be reduced to the extent of such prejudice. The failure of Blue River to tender to Unified an Indemnification Notice within ten (10) days after the commencement of any action with respect to a loan originated or held by UBC on or before the Closing Date shall be deemed to have materially prejudiced Unified, and Unified shall have no indemnification obligation with respect to such loan. Except as otherwise provided in this Section 7, such Indemnifying Party shall have the right, at its option, to defend, at its own expense and through counsel of its own choosing, any such claim involving the asserted Liability of the Indemnified Party as to which the Indemnifying Party shall have acknowledged its obligation to indemnify the party seeking indemnification hereunder. If counsel is not selected by the Indemnifying Party within thirty (30) days of any Indemnification Notice and the subject of such notice is a claim for which the Indemnifying Party is entitled to indemnification from the Indemnifying Party pursuant to this
Section 7, then the Indemnified Party may select counsel to defend any such claim and, in such event, the Indemnifying Party shall be responsible for and pay all attorney fees, costs and expenses of such counsel and all Losses arising from or relating to such claim, and the Indemnifying Party shall no longer be entitled to select counsel with respect to such claim. If any Indemnifying Party shall undertake to defend a claim asserted by a person not a party to this Agreement, it shall tender a notice (a "Defense Election Notice") to the Indemnified Party of its intention to do so within ten (10) business days of the Indemnification Notice to which it relates.

Whether or not the Indemnifying Party does choose so to defend such claim, the parties hereto shall cooperate in the defense thereof and shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested in connection therewith. So long as the Indemnifying Party is defending in good faith any such claim, the Indemnified Party shall not compromise or settle such claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. Notwithstanding an election by an Indemnifying Party to assume the defense of such Proceeding, such Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such Proceeding at its own expense. All out-of-pocket costs and expenses incurred in connection with an Indemnified Party's cooperation shall be borne by the Indemnifying Party (if and only if such cooperation is requested by the Indemnifying Party and such costs and expenses are approved in advance by the Indemnifying Party). In any event, the Indemnified Party shall have the right at its own expense to participate in the defense of such asserted Loss.

Notwithstanding anything herein to the contrary, if the Indemnifying Party does not tender a Defense Election Notice within ten (10) days of the Indemnification Notice and the subject of such notice is a claim for which the Indemnifying Party is entitled to indemnification from the Indemnifying Party pursuant to this Section 7, the Indemnified Party shall be free, in its sole discretion, to defend, compromise, or settle the claim for which indemnification is sought, and the Indemnifying Party shall pay all Losses incurred by the Indemnified Party arising from or relating to such Losses.

Notwithstanding anything to the contrary herein, if an Indemnified Party determines in good faith that there is a reasonable probability that a Loss may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle such Loss, but the Indemnifying Party will not be bound by any determination of a Loss so defended or any compromise or settlement effected without its consent (which consent may not be unreasonably withheld).

Notwithstanding anything to the contrary contained herein, in the event Blue River tenders an Indemnification Notice to Unified with respect to a loan originated or held by UBC on or before the Closing Date, and Unified chooses to assume the defense of such claim, Blue River, in the event Unified prevails in the defense of such claim, shall reimburse Unified for any and all costs and expenses (including reasonable attorneys' fees and costs) incurred by Unified in defending such claim.

         7.05 Non-Third Party Claims, Costs, and Expenses. If any
              -------------------------------------------
Indemnification Notice delivered pursuant to Section 7.04 hereof does not relate to a Loss of or the commencement of any action or proceeding by a third party, the Indemnified Party shall give written notice to the Indemnifying Party setting for the basis for and amount of such indemnification claim, as well as any and all documentation reasonably necessary to support such indemnification claim. Within thirty (30) days after receipt of such notice and supporting documentation, the Indemnifying Party shall pay such claim or shall object to the validity or amount of its obligation. In the event the Indemnifying Party objects to either the validity or amount of the claim, the Indemnifying Party shall promptly give notice to the Indemnified Party. The Parties shall for a period of thirty
(30) days use their best efforts to resolve any objections to the claim. If after such thirty (30) day period either Party notifies the other Party in writing that the objection remains unresolved, then each Party may pursue its remedies by filing a claim, action, or suit in a court of law as provided in Section 11.09 hereof. In any case where an Indemnifying Party is obligated to pay costs or other expenses, such Indemnifying Party shall promptly pay to the Indemnified Party, upon the request of the Indemnified Party, the amount of such costs or expenses.

         7.06 Duration. Any claim for indemnification hereunder shall only
              --------
be made during the periods of time set forth in Section 11.01 hereof by tendering an Indemnification Notice to the Indemnifying Party pursuant to the provisions of Section 11.05 hereof. Once a claim for indemnification hereunder has been timely made, the indemnification obligations of Unified and Blue River, as the case may be, shall remain in full force and effect with respect to such claim and binding upon Unified or Blue River, as the case may be, notwithstanding that the periods of time specified in Section
11.01 hereof have expired.

         7.07 Indemnification Limitations.
              ---------------------------

         (a)  Unified Limitations. Notwithstanding any other provisions of
              -------------------
this Agreement to the contrary, except the matter described in Section 7.02(c) hereof and a breach of the representations and warranties contained in Section 2.15 hereof without reference to the Disclosure Standard: (i) no amount shall be payable under this Section 7 by Unified unless and until the aggregate amount otherwise payable by Unified under this Section 7 exceeds the greater of (i) One Hundred Thousand and No/100 Dollars ($100,000.00) and
(ii) the sum of One Hundred Thousand and No/100 Dollars ($100,000.00) plus the Net Worth of UBC as determined pursuant to Section 6.02(f) hereof less Five Million Two Hundred Twenty-Eight Thousand and No/100 Dollars ($5,228,000.00) (the "Basket"), at which point and thereafter Blue River shall be entitled to seek indemnification for the amount of all Losses (but not the Basket); and (ii) the maximum indemnification obligation of Unified for all Losses shall be Two Million Eight Hundred Seventy Five Thousand and No/100 Dollars ($2,875,000.00).

         (b)  Blue River Limitations. Notwithstanding any other provisions of
              ----------------------
this Agreement to the contrary and other than with respect to a payment required to be made by Blue River hereunder, (i) no amount shall be payable under this Section 7 by Blue River unless and until the aggregate amount otherwise payable by Blue River under this Section 7 exceeds One Hundred Thousand and No/100 Dollars ($100,000.00) and, at which point and thereafter Unified shall be entitled to seek indemnification for the amount of all Losses (but not the initial One Hundred Thousand and No/100 Dollars ($100,000.00) in Losses); (ii) the maximum indemnification obligation of Blue River for all Losses shall be Two Million Eight Hundred Seventy-Five Thousand and No/100 Dollars ($2,875,000.00).

         (c)  Insurance Set-Off. The amount of any obligation for which
              -----------------
indemnification may be claimed by any Indemnified Party shall be reduced by any insurance proceeds received by any Indemnified Party (or by an affiliate of an Indemnified Party) with respect to the matter which is the subject of the indemnification claim. Each Indemnified Party agrees to make commercially reasonable efforts to obtain all such insurance proceeds available to it in the ordinary course of business consistent with past practices.

         7.08 Exclusive Remedy.
              ----------------

         (a) Notwithstanding anything contained herein to the contrary, in the event the Transaction is consummated, except for cases involving fraudulent or intentional misrepresentations by Unified in this Agreement, the Disclosure Schedules or any certificate or other document delivered to Blue River by Unified pursuant to this Agreement, Blue River acknowledges and agrees that its rights and remedies under this Section 7 shall be the exclusive remedy of Blue River with respect to Unified and the Transaction, including, without limitation, for any Losses incurred by Blue River and its affiliates, successors, assigns, directors, officers, employees, agents, and representatives based upon, arising out of, in respect of, or relating to: (i) any inaccuracy in or breach of any representation or warranty of Unified made pursuant to this Agreement, the Disclosure Schedules, and the certificates and other documents delivered to Blue River pursuant to this Agreement, and (ii) any breach of any covenant or agreement of Unified contained in this Agreement. Notwithstanding anything contained herein to the contrary, in the event Unified pays Blue River the Unified Break-up Fee, such payment shall be the sole and exclusive remedy for any breach by Unified or UBC of any representation, warranty, covenant or agreement contained herein or in the Disclosure Schedules or any certificate and other document delivered to Blue River by Unified pursuant to this Agreement.

         (b) Notwithstanding anything contained herein to the contrary (but excluding Blue River's obligations pursuant to Section 5.08 hereof), in the event the Transaction is consummated, except for cases involving fraudulent or intentional misrepresentations by Blue River in this Agreement, the Disclosure Schedules of Blue River or any certificate or other document delivered to Unified by Blue River pursuant to this Agreement, Unified acknowledges and agrees that its rights and remedies under this Section 7 shall be the exclusive remedy of Unified with respect to Blue River and the Transaction, including, without limitation, for any Losses incurred by Unified and its affiliates, successors, assigns, directors, officers, employees, agents, and representatives based upon, arising out of, in respect of, or relating to: (i) any inaccuracy in or breach of any representation or warranty of Blue River made pursuant to this Agreement, and (ii) any breach of any covenant or agreement of Blue River contained in this Agreement. Notwithstanding anything contained herein to the contrary, in the event Blue River pays Unified the Blue River Break-up Fee, such payment shall be the sole and exclusive remedy for any breach by Blue River of any representation, warranty, covenant or agreement contained herein or in the Disclosure Schedules or any certificate and other document delivered to Unified by Blue River pursuant to this Agreement.

                                 SECTION 8

                         TERMINATION OF TRANSACTION
                         --------------------------

         8.01 Manner of Termination. This Agreement and the Transaction may
              ---------------------
be terminated at any time prior to the Effective Time by written notice delivered by Blue River to Unified, or by Unified to Blue River as follows:

         (a) By Blue River or Unified, if:

              (i) the Transaction contemplated by this Agreement has not been consummated by January 31, 2004; provided, however, that a party hereto in willful breach of or willful default hereunder shall have no right to terminate this Agreement pursuant to this Section 8.01(a)(i);

              (ii) the respective Boards of Directors of Blue River and Unified mutually agree to terminate this Agreement;

              (iii) the OTS or any other federal and/or state regulatory agency whose approval is required for the consummation of the transactions contemplated hereby has denied approval of the Transaction and such denial has become final and nonappealable; or

              (iv) the stockholders of Unified shall not have approved this Agreement at the meeting referred to in Section 4.01.

         (b)  By Blue River, if:

              (i) at any time prior to the Effective Time, Blue River's Board of Directors so determines, in the event of either of the following has occurred:

                          (A) a breach by Unified of any representation or warranty contained herein, or in the Disclosure Schedules, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to Unified of such breach; provided that a breach under this clause (A) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect on UBC; provided, however, that any such cure may not result in a Material Adverse Effect on UBC;

                          (B) a breach by Unified of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within thirty
                               (30) days after the giving of written notice to Unified of such breach; provided that a breach under this clause (B) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect on UBC; provided, however, that any such cure may not result in a Material Adverse Effect on UBC;

              (ii) there has been a material adverse change in the business, assets, capitalization, financial condition or results of operations of UBC, taken as a whole, as of the Effective Time, as compared to that in existence as of the date of this Agreement, other than any change resulting primarily by reason of changes in banking laws or regulations (or interpretations thereof), changes in banking laws of general applicability or interpretations thereof by courts or governmental authorities, changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, any modifications or changes to valuation policies and practices in connection with the Transaction or in accordance with GAAP, effects of any action taken with the prior written consent of Blue River and changes in the general level of interest rate or conditions or circumstances that affect the banking industry generally;

              (iii) the Board of Directors of Blue River determines that Blue River is not able to (A) receive the debt and equity financing required to pay the Purchase Price and expenses, in each case on terms satisfactory to Blue River or (B) meet the regulatory capital requirements set forth in Section 8.01(b)(vi) hereof;

              (iv) after the fulfillment of the requirements of Section 4.04(b) hereof, Unified enters into an agreement, arrangement or understanding with a third party with respect to an Acquisition Transaction; or

              (v)    all conditions to Closing set forth in Sections 6.01,
                     6.02 and 6.03 hereof (excluding Section 6.01(a) hereof) have been, or are capable of being, satisfied and fulfilled (subject to appropriate waivers by Blue River) and the Board of Directors of Unified:

                          (A) fails to recommend to stockholders of Unified that such stockholders should approve this Agreement and the Transaction;

                          (B)  withdraws, modifies or conditions its
                               recommendation to stockholders of Unified to approve this Agreement of the Transaction or is silent with respect to the approval of this Agreement and the Transaction; or

                          (C) fails to undertake a solicitation of proxies in favor of the Transaction from the stockholders of Unified.

              (vi) the regulatory approvals in Section 6.01(d) hereof require Blue River to raise in excess of:

                          (A) the greater of (1) Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) of additional capital and (2) such amount of capital as would be required for Blue River to have a Tier I leverage ratio of 6.25% immediately following the Effective Time, or

                          (B)  Four Million and No/100 Dollars
                               ($4,000,000.00) of additional debt; or

              (vii) the approvals in Section 6.01(d) hereof shall contain any conditions, restrictions or requirements which the Board of Directors of Blue River reasonably determines in good faith would following the Effective Time have a Material Adverse Effect on UBC.

         (c)  By Unified, if:

              (i) at any time prior to the Effective Time, Unified's Board of Directors so determines, in the event of either of the following has occurred:

                          (A)  a material breach by Blue River of any
                               representation or warranty contained herein, or in the Disclosure Schedules of Blue River, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to Blue River of such breach; or

                          (B) a material breach by Blue River of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to Blue River of such breach; or

              (ii) after the fulfillment of the requirements of Section 4.04(b) hereof, the Board of Directors of Unified enter into an agreement, arrangement or understanding with a third party with respect to an Acquisition Transaction; or

              (iii) on or after January 31, 2004, Blue River is unwilling or unable to fund the Purchase Price, after all conditions to Closing set forth in Sections 6.01, 6.02 or 6.03 hereof (excluding Section 6.02(e) hereof) have been, or are capable of being, satisfied and fulfilled (subject to the appropriate waivers of Unified).

         8.02 Effect of Termination. In the event of termination of this
              ---------------------
Agreement, this Agreement shall become void and there shall be no liability or obligation on the part of Blue River or Unified or their respective officers or directors, except as provided in compliance with: (i) the confidentiality provisions of this Agreement set forth in Section 4.08 hereof and the Confidentiality Agreement dated January 3, 2003 by and between Blue River and Unified (the "Confidentiality Agreement"); (ii) the Blue River Break-up Fee in Section 4.05 hereof; (iii) the Unified Break-up Fee in Section 5.07 hereof; (iv) the indemnification provisions of Section 7; and (v) the payment of expenses set forth in Section 11.11 hereof.

                                  SECTION 9

                                   CLOSING
                                   -------

         9.01 Closing Date and Place. So long as all conditions precedent
              ----------------------
set forth in Section 6 hereof have been satisfied and fulfilled, the closing of the Transaction (the "Closing") shall take place at the law offices of Krieg DeVault LLP, One Indiana Square, Suite 2800, Indianapolis, Indiana 46204 at 10:00 am, local time, on the date that the Effective Time occurs (the "Closing Date").

         9.02 Deliveries.
              ----------

         (a) At the Closing, Blue River shall deliver to Unified the following:

              (i) the officers' certificate contemplated by Section 6.03(d) hereof;

              (ii) copies of all approvals by government regulatory agencies necessary to consummate the Transaction;

              (iii) copies of the resolutions of the Board of Directors of Blue River certified by the Secretary of Blue River, relative to the approval of this Agreement and the Transaction;

              (iv) an opinion of its counsel dated as of the Effective Time and substantially in form set forth in Exhibit A
                                                                 ---------
                     attached hereto;

              (v)    funds, via wire transfer, representing the Purchase
                     Price; and

              (vi) such other documents as Unified or its legal counsel may reasonably request.

         (b) At the Closing, Unified shall deliver to Blue River the following:

              (i) the officers' certificate contemplated by Section 6.02(d) hereof;

              (ii) copies of the resolutions adopted by the Board of Directors or the Executive Committee of the Board of Directors and stockholders of Unified certified by the Secretary of Unified, relative to the approval of this Agreement and the Transaction;

              (iii) an opinion of its counsel dated as of the Effective Time and substantially in form set forth in Exhibit B
                                                                 ---------
                     attached hereto; and

              (iv) such other documents as Blue River or its legal counsel may reasonably request.

                                 SECTION 10

                               EFFECTIVE TIME
                               --------------

Upon the terms and subject to the conditions specified in this Agreement, unless otherwise mutually agreed to by the parties hereto, the Transaction will be effective at 5:00 p.m. on the last business day of the month (the "Effective Time") following (a) the fulfillment of all conditions precedent to the Transaction set forth in Sections 6 and 9 (except as to Section 9.02(a)(v) hereof) of this Agreement and (b) the expiration of all waiting periods, if any, in connection with any regulatory application filed for the approval of the Transaction.

                                 SECTION 11

                                MISCELLANEOUS
                                -------------

         11.01 Survival. All representations and warranties of Unified and
               --------
Blue River contained in this Agreement and in the Disclosure Schedules attached hereto, and the certificates and other documents delivered pursuant to this Agreement, shall survive the Closing for a period beginning on the Effective Date and ending on February 28, 2005; provided, however, that the representations and warranties of Unified contained in Sections 2.14 and
2.15 hereof shall survive and continue in full force and effect until the expiration of the applicable statute of limitations (determined without regard to any extension thereof by Blue River or UBC post-Closing) with respect to the matters, acts, events, or information covered by such Sections; provided, further, however, notice given within thirty (30) days following the end of the applicable statute of limitations period shall be deemed timely for purposes of notice hereunder.

         11.02 Further Assurances. Each of the parties to this Agreement
               ------------------
shall do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged, and delivered at any time and from time to time upon the request of the other party, all such further acts, documents, and instruments as may be reasonably required to effect any of the transactions contemplated by this Agreement, including, but not limited to, any tax reporting relating to UBC or Unified.

         11.03 Binding Effect; Assignment. This Agreement and the recitals
               --------------------------
hereof shall be binding upon and inure to the benefit of the respective parties hereto and their respective heirs, legatees, representatives, successors and assigns; provided, however, that this Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their successors and assigns, and they shall not be construed as conferring any rights on any other persons.

         11.04 Waiver; Amendment.
               -----------------

         (a) The parties hereto may by an instrument in writing: (i) extend the time for the performance of or otherwise amend any of the covenants, conditions or agreements of the other parties under this Agreement, except that the consideration to be received by Unified shall not be decreased by such an amendment following the adoption and approval of this Agreement and the Transaction by the stockholders of Unified; (ii) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant hereto or thereto; (iii) waive the performance by the other party of any of the covenants or agreements to be performed by it or them under this Agreement; or (iv) waive the satisfaction or fulfillment of any condition, the nonsatisfaction or nonfulfillment of which is a condition to the right of the party so waiving to consummate the Transaction. The waiver by any party hereto of a breach of or noncompliance with any provision of this Agreement shall not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder.

         (b) This Agreement may be amended, modified or supplemented only by a written agreement executed by the parties hereto.

         11.05 Notices. All notices, requests and other communications
               -------
hereunder shall be in writing (which shall include telecopier communication) and shall be deemed to have been duly given if (i) delivered by hand and receipted for at the address listed below of the party to which the notice is sent, (ii) delivered by overnight express receipted delivery service at the address listed below of the party to which the notice is sent or (iii) telecopied if a confirmation (answerback) is received thereto and provided notice is given immediately thereafter by also mailing a copy of such notice, request or other communication by certified United States Mail, return receipt requested, with first class postage pre-paid, in each case addressed as follows:

If to Blue River                              with a copy (which shall not constitute notice) to:

Blue River Bancshares                         Krieg DeVault LLP
29 E. Washington Street                       One Indiana Square, Suite 2800
Shelbyville, Indiana 46176                    Indianapolis, Indiana 46204-2017
ATTN: Lawrence T. Toombs, President           ATTN: Michael J. Messaglia, Esq.
Telephone:  (317) 398-9721                    Telephone:  (317) 238-6249
Telecopier: (317) 392-6208                    Telecopier: (317) 636-1507

If to Unified or UBC:                         with a copy (which shall not constitute notice) to:

Unified Financial Services, Inc.              David F. Morris, Esq.
c/o Unified Trust Company, NA                 c/o Thompson Coburn LLP
2353 Alexandria Drive                         One US Bank Plaza
Lexington, Kentucky 40503                     St. Louis, Missouri 63101
ATTN: John S. Penn, President                 Telephone:  (314) 552-6179
Telephone:  (859) 296-5678                    Telecopier: (314) 552-7179
Telecopier: (859) 296-0880

or such substituted address or person as any of them have given to the other in writing. All such notices, requests or other communications shall be effective: (a) if delivered by hand, when delivered; (b) if delivered by overnight express delivery service, on the next business day after deposit with such service; and (c) if by telecopier, on the next business day if also confirmed by mail in the manner provided herein. For purposes of
Section 7 hereof, all Indemnification Notices must be delivered to the Indemnifying Party pursuant to one of the means set forth in this Section 11.05.

         11.06 Headings. The headings in this Agreement have been inserted
               --------
solely for ease of reference and should not be considered in the interpretation or construction of this Agreement.

         11.07 Severability. In case any one or more of the provisions
               ------------
contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this

Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions (or portion thereof) had never been contained herein.

         11.08 Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

         11.09 Governing Law. This Agreement shall be governed by and
               -------------
construed in accordance with the laws of the State of Indiana and applicable federal laws, without regard to principles of conflicts of law. The parties hereto hereby agree that all claims, actions, suits and proceedings between the parties hereto relating to this Agreement shall be filed, tried and litigated only in the Circuit or Superior Courts of Marion County, Indiana or the United States District Court for the Southern District of Indiana - Southern Division. In connection with the foregoing, the parties hereto consent to the jurisdiction and venue of such courts and expressly waive any claims or defenses of lack of personal jurisdiction of or proper venue by such courts.

         11.10 Entire Agreement. This Agreement supersedes terminates and
               ----------------
renders of no further force or effect all other prior or contemporaneous understandings, commitments, representations, negotiations or agreements, whether oral or written, among the parties hereto relating to the Transaction or matters contemplated herein and constitutes the entire agreement between the parties hereto, except for the Confidentiality Agreement, which shall continue in full force and effect following the date hereof. The parties hereto agree that each party and its counsel reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

         11.11 Expenses. Blue River shall pay its expenses incidental to the
               --------
Transaction contemplated hereby, including all expenses related to banking applications. Unified shall pay its and UBC's expenses incidental to the Transaction contemplated hereby.

         11.12 Certain References.
               ------------------

         (a) Whenever in this Agreement a singular word is used, it also shall include the plural wherever required by the context and vice-versa. Except expressly stated otherwise, all references in this Agreement to periods of days shall be construed to refer to calendar, not business, days. The term "business day" shall mean any day except Saturday and Sunday when UBC is open for the transaction of business.

         (b) References contained herein to the knowledge of any of the parties hereto shall refer to the knowledge of directors and executive officers of such party or parties, as the case may be after due inquiry. Without limiting the foregoing, references to the knowledge of Unified shall include the knowledge of UBC and its directors and executive officers after due inquiry.

                [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement as of the day and year first above written and have caused this Agreement to be executed, attested in counterparts and delivered by their duly authorized officers.


                                      BLUE RIVER BANCSHARES, INC.


                                      By: /s/ Steven R. Abel
                                         ------------------------------------
                                          Steven R. Abel, Chairman



                                      UNIFIED FINANCIAL SERVICES, INC.


                                      By: /s/ John S. Penn
                                         ------------------------------------
                                          John S. Penn, President and Chief
                                          Executive Officer

                                                                     Annex B
                                                                     -------

                [Professional Bank Services, Inc. Letterhead]


                                       June 9, 2003



Board of Directors
Unified Financial Services, Inc.
2424 Harrodsburg Road, Suite 100
Lexington, Kentucky 40503

Dear Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial perspective, to Unified Financial Services, Inc., Lexington, Kentucky (the "Company") of the Company's proposed sale of its wholly owned subsidiary Unified Banking Company, Lexington, Kentucky (the "Bank") to Blue River Bancshares, Inc., Shelbyville, Indiana ("Blue River") (the "Acquisition"). In the proposed Acquisition, the Company will receive $8,200,000.00 for all of the issued and outstanding common stock of the Bank, as further defined in the Stock Purchase Agreement by and between the Company and Blue River (the "Agreement").

Professional Bank Services, Inc. ("PBS") is a bank consulting firm and as part of its investment banking business is continually engaged in reviewing the fairness, from a financial perspective, of bank acquisition transactions, and in the valuation of banks and other businesses and their securities in connection with mergers, acquisitions, estate settlements and other purposes.

For purposes of this opinion, PBS performed a review and analysis of the historic performance of the Bank including:

o    December 31, 2002 audited annual report of the Bank.

o Thrift Financial Reports dated March 31, 2002, June 30, 2002, September 30, 2002, December 31, 2002 and March 31, 2003 filed by the Bank.

o The Bank's 2002 and 2003 operating budget and various internal asset quality reports.

Board of Directors
Unified Financial Services, Inc.
June 9, 2003
Page 2



o The Bank's December 31, 2001, June 30, 2002, September 30, 2002, December 31, 2002, March 31, 2003 and May 31, 2003 internal financial statements.

We have reviewed and tabulated statistical data regarding the loan portfolio, securities portfolio and other performance ratios and statistics. Financial projections were prepared and analyzed as well as other financial studies, analyses and investigations as deemed relevant for the purposes of this opinion. In review of the aforementioned information, we have taken into account our assessment of general market and financial conditions, our experience in other transactions, and our knowledge of the banking industry generally.

We have taken into consideration all other offers and associated correspondence received by the Company regarding a possible acquisition of the Bank.

We have not compiled, reviewed or audited the financial statements of the Company, the Bank or Blue River, nor have we independently verified any of the information reviewed; we have relied upon such information as being complete and accurate in all material respects. We have not made independent evaluation of the assets or liabilities of the Company, the Bank or Blue River.

Based on the foregoing and all other factors deemed relevant, it is our opinion as investment bankers, that, as of the date hereof, the consideration proposed to be received by the Company under the Agreement is fair and equitable from a financial perspective.



                                       Very truly yours,

                                       /s/ Professional Bank Services, Inc.

                                       Professional Bank Services, Inc.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby nominates, constitutes and appoints Timothy
L. Ashburn and Philip L. Conover (or such other person as is designated by the Board of Directors of Unified Financial Services, Inc. (the "Company")) (the "Proxies"), or either of them (with full power to act alone), true and lawful attorney(s), with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote as designated below all of the shares of Common Stock, $0.01 par value, of the Company entitled to be voted by the undersigned at the Annual Meeting of Stockholders to be held at The Embassy Suites Hotel, 1801 Newtown Pike, Lexington, Kentucky, at 7:00 p.m., local time, ____________, 2003, and at any adjournment or postponement thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

         PROPOSAL I. Approval and adoption of the Stock Purchase Agreement,
         -----------
dated as of June 9, 2003, by and between the Company and Blue River Bancshares, Inc., and the transactions contemplated thereby, whereby the Company will sell its wholly owned subsidiary, Unified Banking Company.

                       | | FOR   | | AGAINST   | | ABSTAIN

         PROPOSAL II.  ELECTION OF DIRECTORS.
         ------------


| | FOR the nominees listed below   | | WITHHOLD AUTHORITY to vote for the
                                        nominees listed below

    INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE
               STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.

                         FOR TERM EXPIRING IN 2006:
                              Weaver H. Gaines
                                John S. Penn


         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted (1) "FOR" approval and adoption of the Stock Purchase Agreement, dated as of June 9, 2003, with respect to the proposed sale of Unified Banking Company, and (2) "FOR" the named nominees for director. If any other matters are voted on at the meeting, this proxy will be voted by the Proxies on such matters in their sole discretion.

         The undersigned acknowledges receipt of the Company's 2002 Annual Report and Form 10-K and the Notice of the Annual Meeting and the Proxy Statement. Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

                                  | |  PLEASE CHECK THIS BOX IF YOU PLAN TO
                                           ATTEND THE MEETING IN PERSON.

                                  SIGN HERE
                                            ------------------------------------
                                            (Please sign exactly as name appears
                                            at left)

                                  SIGN HERE
                                            ------------------------------------
                                            Executors, administrators, trustees,
                                            etc. should so indicate when signing

                                  DATED
                                       -----------------------------------------